Execution






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                       GE CAPITAL MORTGAGE SERVICES, INC.,

                               Seller and Servicer


                                       and



                      STATE STREET BANK AND TRUST COMPANY,

                                     Trustee



                             _______________________


                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 1999


                             _______________________



                       GE Capital Mortgage Services, Inc.,

                                  1999-9 Trust






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



                                Table of Contents
                                                                           Page
                                                                           ----


                                    ARTICLE I
                                   DEFINITIONS

Section 1.01. Definitions.....................................................1


                                   ARTICLE II
         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans...................................39
Section 2.02. Acceptance by Trustee..........................................43
Section 2.03. Representations and Warranties of the Company; Mortgage
               Loan Repurchase...............................................44
Section 2.04. Execution of Certificates......................................50
Section 2.05. The REMICs; Designations under the REMIC Provisions............50


                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01. Company to Act as Servicer.....................................53
Section 3.02. Collection of Certain Mortgage Loan Payments;
               Mortgage Loan Payment Records; Certificate
               Account.......................................................56
Section 3.03. Collection of Taxes, Assessments and Other Items...............59
Section 3.04. Permitted Debits to the Mortgage Loan Payment
               Records.......................................................59
Section 3.05. Maintenance of the Primary Insurance Policies..................61
Section 3.06. Maintenance of Hazard Insurance................................61
Section 3.07. Assumption and Modification Agreements.........................62
Section 3.08. Realization Upon Defaulted Mortgage Loans......................63
Section 3.09. Trustee to Cooperate; Release of Mortgage Files................65
Section 3.10. Servicing Compensation; Payment of Certain
               Expenses by the Company.......................................66
Section 3.11. Reports to the Trustee.........................................66
Section 3.12. Annual Statement as to Compliance..............................67
Section 3.13. Annual Independent Public Accountants' Servicing
               Report........................................................67
Section 3.14. Access to Certain Documentation and Information
               Regarding the Mortgage Loans..................................67
Section 3.15. Maintenance of Certain Servicing Policies......................68
Section 3.16. Optional Purchase of Defaulted Mortgage Loans..................68


                                   ARTICLE IV
                             PAYMENTS AND STATEMENTS

Section 4.01. Distributions..................................................68
Section 4.02. Method of Distribution.........................................77
Section 4.03. Allocation of Losses...........................................78
Section 4.04. Monthly Advances; Purchases of Defaulted
               Mortgage Loans................................................80
Section 4.05. Statements to Certificateholders...............................80
Section 4.06. Servicer's Certificate.........................................83
Section 4.07. Reports of Foreclosures and Abandonments of
               Mortgaged Property............................................83
Section 4.08. Reduction of Servicing Fees by Compensating
               Interest Payments.............................................83
Section 4.09. Surety Bond....................................................83
Section 4.10. Distributions to Holders of Designated Retail
               Certificates..................................................83


                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01. The Certificates...............................................88
Section 5.02. Registration of Transfer and Exchange of
               Certificates..................................................90
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates..............95
Section 5.04. Persons Deemed Owners..........................................96
Section 5.05. Access to List of Certificateholders' Names and
               Addresses.....................................................96
Section 5.06. Representation of Certain Certificateholders...................96
Section 5.07. Determination of COFI..........................................96
Section 5.08. Determination of LIBOR.........................................97


                                   ARTICLE VI
                                   THE COMPANY

Section 6.01. Liability of the Company.......................................98
Section 6.02. Merger or Consolidation of, or Assumption of the
               Obligations of, the Company...................................99
Section 6.03. Assignment.....................................................99
Section 6.04. Limitation on Liability of the Company and Others..............99
Section 6.05. The Company Not to Resign.....................................100


                                   ARTICLE VII
                                     DEFAULT

Section 7.01. Events of Default.............................................100
Section 7.02. Trustee to Act; Appointment of Successor......................101
Section 7.03. Notification to Certificateholders............................102


                                  ARTICLE VIII
                                   THE TRUSTEE

Section 8.01. Duties of Trustee.............................................102
Section 8.02. Certain Matters Affecting the Trustee.........................103
Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans.........105
Section 8.04. Trustee May Own Certificates..................................105
Section 8.05. The Company to Pay Trustee's Fees and Expenses................105
Section 8.06. Eligibility Requirements for Trustee..........................105
Section 8.07. Resignation or Removal of Trustee.............................106
Section 8.08. Successor Trustee.............................................106
Section 8.09. Merger or Consolidation of Trustee............................107
Section 8.10. Appointment of Co-Trustee or Separate Trustee.................107
Section 8.11. Compliance with REMIC Provisions; Tax Returns.................108


                                   ARTICLE IX
                                   TERMINATION

Section 9.01. Termination upon Repurchase by the Company
               or Liquidation of All Mortgage Loans.........................108
Section 9.02. Additional Termination Requirements...........................110


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.01. Amendment....................................................110
Section 10.02. Recordation of Agreement.....................................111
Section 10.03. Limitation on Rights of Certificateholders...................112
Section 10.04. Governing Law................................................112
Section 10.05. Notices......................................................113
Section 10.06. Notices to the Rating Agencies...............................113
Section 10.07. Severability of Provisions...................................113
Section 10.08. Certificates Nonassessable and Fully Paid....................113

Exhibits
--------


EXHIBIT A         Forms of Certificates
EXHIBIT B         Principal Balance Schedules
EXHIBIT C         Mortgage Loans (including list of Cooperative Loans)
EXHIBIT D         Form of Servicer's Certificate
EXHIBIT E         Form of Transfer Certificate as to ERISA Matters for
                         Definitive ERISA-Restricted Certificates
EXHIBIT F         Form of Residual Certificate Transferee Affidavit
EXHIBIT G         Form of Residual Certificate Transferor Letter
EXHIBIT H         Additional Servicer Compensation
EXHIBIT I                Form of Investment Letter for Definitive Restricted
                         Certificates
EXHIBIT J                Form of Distribution Date Statement
EXHIBIT K         Form of Special Servicing and Collateral Fund Agreement
EXHIBIT L         Form of Lost Note Affidavit and Agreement
EXHIBIT M         Schedule of Designated Loans
EXHIBIT N                Schedule of Pledged Asset Mortgage Loans
EXHIBIT O                Senior Principal Priorities

     THIS POOLING AND SERVICING AGREEMENT, dated as of April 1, 1999, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, as Trustee.

                        W I T N E S S E T H   T H A T :


     In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Accretion Directed Certificate: The Class 1-A4, Class 1-A5, Class 1-A8 and Class 1-A9 Certificates.

          Accretion Directed Component: The Class 1-A3C Component.

          Accretion Termination Date: With respect to the Class 1-A3C Component, the earlier to occur of (1) the Distribution Date on which the Class Certificate Principal Balances of the Class 1-A4 and Class 1-A8 Certificates have each been reduced to zero and (2) the Cross-Over Date. With respect to each of the Class 1-A5 and Class 1-A9 Certificates, the earlier to occur of (1) the Distribution Date on which the Component Principal Balance of the Class 1-A3C Component has been reduced to zero and
     (2) the Cross-Over Date.

          Accrual Amount: As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to Section 4.01(a)(i) on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii) on such Distribution Date, to the extent that such amounts are distributed to any Accretion Directed Certificates (or in respect of any Accretion Directed Components) pursuant to Section 4.01(h)(1), (2) or (3), as applicable. As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

          Accrual Certificates: The Class 1-A5 and Class 1-A9 Certificates.

          Accrual Component: The Class 1-A3C Component.

          Accrued Certificate Interest: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal Balance (or, in the case of any Class of Notional Certificates other than the Class S Certificates, on the aggregate Notional Principal Balance) thereof immediately prior to (or, in the case of the Class S Certificates, on the aggregate Notional Principal Balance thereof with respect to) such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Specified Component (other than any Principal Only Component), interest accrued during the related Interest Accrual Period at the applicable Component Interest Rate on the Component Principal Balance (or Notional Component Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the aggregate of Accrued Certificate Interest on such Specified Components for such Distribution Date.

          Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and any Specified Component (other than any Principal Only Component) shall be reduced by such Class's or Specified Component's share of the amount of any Net Interest Shortfall and Interest Losses, in each case, in respect of the related Mortgage Pool for such Distribution Date. Any Net Interest Shortfall in respect of a Mortgage Pool shall be allocated on a pro rata basis (1) among (x) the related Classes of Senior Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and (y) the related Specified Components (other than any Principal Only Component) of any Component Certificate in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses and (2) among the Junior Certificates in proportion to the respective amounts of Accrued Certificate Interest on their respective Apportioned Principal Balances that would have resulted absent such shortfall or losses. Any Interest Losses shall be allocated on a pro rata basis (1) among (x) all Classes of Senior Certificates (other than any Class of Principal Only Certificates and any Class consisting of Specified Components) and (y) any Specified Components (other than any Principal Only Components) of any Component Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses and (2) among the Junior Certificates in proportion to the respective amounts of Accrued Certificate Interest on their respective Apportioned Principal Balances that would have resulted absent such shortfall or losses.

          Aggregate Junior Percentage: The percentage (carried to six places rounded up) obtained by dividing the sum of the Class Certificate Principal Balances of the Junior Certificates by the aggregate of the Pool 1 Scheduled Principal Balances and Pool 2 Scheduled Principal Balances (less the Class Certificate Principal Balances of the Class 1-PO and Class 2-PO Certificates).

          Additional Collateral: With respect to any Mortgage 100SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100SM Loan and any related collateral. With respect to any Parent PowerSM Loan, the third-party guarantee for such Parent PowerSM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

          Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (a)(i), (a)(iii), (b)(i) and (b)(iii) of the definition of Junior Optimal Principal Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates.

          (b) As to any Distribution Date and amounts distributable pursuant to clauses (a)(ii), (a)(iv), (a)(v), (b)(ii), (b)(iv) and (b)(v) of the definition of Junior Optimal Principal Amount, and as to the Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

          Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

          Amount Held for Future Distribution: As to each Distribution Date and Mortgage Pool, the total of all amounts credited to the Mortgage Loan Payment Record for such Mortgage Pool as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received in respect of such Mortgage Pool subsequent to the preceding Prepayment Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

          Anniversary Determination Date: The Determination Date occurring in May of each year that the Certificates are outstanding, commencing in May 2000.

          Apportioned Principal Balance: As to any Class of Junior Certificates and any Distribution Date, the Class Certificate Principal Balance of such Class multiplied by a fraction, the numerator of which is the applicable Pool Junior Amount and the denominator of which is the sum of the Pool Junior Amounts.

          Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Loan.

          Assumed Monthly Payment Reduction: As of any Anniversary Determination Date, and as to any Non-Primary Residence Loan remaining in the Trust Fund whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Net Mortgage Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Net Mortgage Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

          Available Funds: As to each Distribution Date and Mortgage Pool, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record for such Mortgage Pool pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment in respect of such Mortgage Pool for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans and Defaulted Mortgage Loans in respect of such Mortgage Pool deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan in such Mortgage Pool as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan in such Mortgage Pool purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period, less the sum of (x) the Amount Held for Future Distribution in respect of such Mortgage Pool, (y) the amount of any Unanticipated Recovery credited to the Mortgage Loan Payment Record in respect of such Mortgage Pool pursuant to clause (vi) of Section 3.02, and (z) amounts permitted to be debited from the related Mortgage Loan Payment Record pursuant to clauses (i) through (vii) and (ix) of Section 3.04.

          Bankruptcy Coverage Termination Date: The Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

          Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $165,208, as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions in respect of either Mortgage Pool since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions for either Mortgage Pool since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for either Mortgage Pool for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Anniversary Determination Date and (ii) the Formula Amount for such Anniversary Determination Date.

          The Bankruptcy Loss Amount may be further reduced by the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

          BBA: The British Bankers' Association.

          BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

          Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class B3, Class B4, Class B5, Class R, Class RL, Class 1-PO, Class 2-PO, Class 1-S and Class 2-S Certificates, constitutes a Class of Book-Entry Certificates.

          Book-Entry Nominee: As defined in Section 5.02(b).

          Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

          Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

          Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

          Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage Loan.

          Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

          Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section 3.02 and which must be an Eligible Account.

          Certificate Interest Rate: With respect to any Class of Certificates, other than the Class 1-A3 or Class S Certificates or any LIBOR Certificates, and as of any Distribution Date, the per annum rate specified or described in Section 5.01(b). With respect to any Class of LIBOR Certificates, the per annum variable rate at any time at which interest accrues on the Certificates of such Class, as determined pursuant to
     Section 5.01(f). With respect to the Class 1-A3 Certificates, interest accrues thereon on the basis of the Specified Components thereof. With respect to the Class S Certificates and any Distribution Date, the Strip Rate for such Distribution Date.

          Certificate Owner: With respect to any Book-Entry Certificate, the person who is the beneficial owner thereof.

          Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (plus, in the case of any Accrual Certificate or any Certificate consisting of one or more Accrual Components, its Percentage Interest of any related Accrual Amount for each previous Distribution Date) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.01,
     (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to Section 4.03(b) and (c), and (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

          Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

          Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

          Class: All Certificates or Lower Tier Interests, as the case may be, bearing the same class designation.

          Class B Certificate: Any Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate.

          Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

          Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates or any Class consisting of Specified Components) or any Specified Component, any amount by which the amount distributed to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates or to the Component Principal Balance of any Accrual Component constituting a Specified Component) on such Distribution Date pursuant to Sections 4.01(a)(i), (b)(i), (c)(i), (c)(iv), (c)(vii), (c)(x), (c)(xiii), (c)(xvi)
     or (g)(2) is less than the Accrued Certificate Interest thereon or in respect thereof for such Distribution Date. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the sum of the Class Interest Shortfalls for such Components on such date.

          Class PO Certificates: Any of the Class 1-PO and Class 2-PO Certificates.

          Class PO Deferred Amount: As to any Distribution Date and each Mortgage Pool on or prior to the Cross-Over Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss in respect of such Mortgage Pool, other than any related Excess Loss, to be allocated to the Class PO Certificates of such Mortgage Pool on such Distribution Date or previously allocated to the Class PO Certificates of such Mortgage Pool and not yet paid to the Holders of such Class PO Certificates pursuant to Sections 4.01(a)(iv) or (b)(iv).

          Class PO Principal Distribution Amount: As to any Distribution Date and for each Mortgage Pool, an amount equal to the sum of the applicable PO Percentage of:

          (i) the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan in such Mortgage Pool as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions, each in respect of such Mortgage Pool, subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) all principal prepayments in part in respect of such Mortgage Pool received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation in respect of such Mortgage Pool occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan in such Mortgage Pool that was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the sum of (A) all Net Liquidation Proceeds in respect of such Mortgage Pool allocable to principal received in respect of each Mortgage Loan in such Mortgage Pool that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan in such Mortgage Pool purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation of such Mortgage Pool occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan in such Mortgage Pool that was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

          (v) the Substitution Amount for any Mortgage Loan in such Mortgage Pool substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation in respect of such Mortgage Pool occurring on or prior to the Bankruptcy Coverage Termination Date.

          For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

          Class S Certificates: Any of the Class 1-S and Class 2-S Certificates.

          Closing Date: April 29, 1999.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

          COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

          COFI Certificates: None.

          COFI Determination Date: As to each Interest Accrual Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

          Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

          Compensating Interest Payment: With respect to any Distribution Date and Mortgage Pool, an amount equal to the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date and Mortgage Pool; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and Mortgage Pool and (y) one-twelfth of 0.125%, and (ii) the aggregate of the Servicing Fees that the Company would be entitled to retain on such Distribution Date in respect of the Mortgage Loans in such Mortgage Pool (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any related Compensating Interest Payment.

          Component: Any of the components of a Class of Component Certificates having the designations, initial Component Principal Balances (or Notional Component Balances) and Component Interest Rates as follows:

        Designation                Initial Component             Component
                                   Principal Balance           Interest Rate
                                      or Notional
                                   Component Balance
        Class 1-A3A                    $20,103,000                6.10%
        Class 1-A3B                    150,666,000*               0.65
        Class 1-A3C                     51,000,000                6.75
        Class 1-A3D                    112,693,000*               0.25
     --------------
     *  Notional Component Balance.

          Component Certificate: Any Class 1-A3 Certificate.

          Component Interest Rate: With respect to any Component, other than a Principal Only Component, and as of any Distribution Date, the per annum fixed rate specified for such Component in the definition of the term "Component."

          Component Principal Balance: As of any Distribution Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of
     (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to Section 4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

          Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

          Cooperative: A private, cooperative housing corporation organized in accordance with applicable state laws which owns or leases land and all or part of a building or buildings located in the relevant state, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

          Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of one or more Proprietary Leases.

          Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate(s),
     (iii) an assignment of the Proprietary Lease(s), (iv) financing statements and (v) a stock power (or other similar instrument), and in addition thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section 2.01 and are from time to time held as part of the Trust Fund. The Mortgage Loans identified as such in Exhibit C hereto are Cooperative Loans.

          Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

          Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate(s) or other instrument evidencing the related Cooperative Stock.

          Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at Two International Place, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

          Corresponding Class: With respect to any Class of Lower Tier Interests, the Class or Classes of Certificates or Components, and with respect to any Class of Certificates, the Class or Classes of Lower Tier Interests, appearing opposite such Class of Lower Tier Interests or Certificates in the table included in Section 2.05(a).

          Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution
     Date).

          Custodian: As defined in Section 3.17.

          Cut-off Date: April 1, 1999.

          Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over (b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

          Deceased Holder: With respect to a Holder of any Designated Retail Certificate, as defined in Section 4.10(b).

          Defaulted Mortgage Loan: With respect to any Determination Date, a Mortgage Loan as to which the related Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

          Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

          Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

          Definitive Certificate: Any Certificate, other than a Book-Entry Certificate, issued in definitive, fully registered form.

          Definitive Restricted Junior Certificate: Any Restricted Junior Certificate that is in the form of a Definitive Certificate.

          Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

          Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

          Designated Loans: The Mortgage Loans listed in Exhibit M hereto.

          Designated Retail Certificate: None.

          Designated Telerate Page: The Dow Jones Telerate Service page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA for the purpose of displaying the Interest Settlement Rates).

          Determination Date: With respect to any Distribution Date, the fifth Business Day prior thereto.

          Discount Mortgage Loan: As to either Mortgage Pool, any Mortgage Loan with a Net Mortgage Rate less than 6.75% per annum.

          Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing;
     (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

          Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

          Distribution Date Statement: The statement referred to in Section 4.05(a).

          Document File: As defined in Section 2.01.

          Due Date: The first day of the month of the related Distribution Date.

          Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by S&P its highest short-term rating, (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          ERISA-Restricted Certificate: Any Class 1-A7 or Junior Certificate.

          Event of Default: An event described in Section 7.01.

          Excess Bankruptcy Loss: A Deficient Valuation or Debt Service Reduction, or portion thereof, in respect of a Mortgage Loan in either Mortgage Pool, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

          Excess Fraud Loss: Any Fraud Loss, or portion thereof, in respect of a Mortgage Loan in either Mortgage Pool, (i) occurring after the Fraud Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Fraud Loss Amount.

          Excess Loss: Any Excess Bankruptcy Loss, Excess Fraud Loss or Excess Special Hazard Loss.

          Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, in respect of a Mortgage Loan in either Mortgage Pool, (i) occurring after the Special Hazard Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

          FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

          FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

          Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

          Fitch: Fitch IBCA, Inc. and its successors.

          Fitch Formula Amount: As to each Anniversary Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

          FNMA: The Federal National Mortgage Association or its successor in interest.

          Formula Amount: As to each Anniversary Determination Date, the greater of (i) $100,000 and (ii) the product of (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust Fund whose original principal balance was 75% or greater of the Original Value thereof.

          Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

          Fraud Loss Amount: As of any Distribution Date after the Cut-off Date,
     (x) prior to the first anniversary of the Cut-off Date, an amount equal to $5,011,339, minus the aggregate amount of Fraud Losses in either Mortgage Pool that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. On or after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

          Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

          Initial LIBOR Rate: None.

          Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

          Insured Expenses: Expenses covered by the Primary Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

          Interest Accrual Period: With respect to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates) or Component, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

          Interest Losses: The interest portion of (i) on or prior to the Cross-Over Date, any Excess Losses and (ii) after the Cross-Over Date, any Realized Losses and Debt Service Reductions.

          Interest Settlement Rate: With respect to any Interest Accrual Period, the rate (expressed as a percentage per annum) for one-month U.S. Dollar deposits reported by the BBA at 11:00 a.m. London time on the related LIBOR Determination Date and as it appears on the Designated Telerate Page.

          Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

               (A) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

               (B) principal prepayments in full received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date, the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

               (C) principal prepayments in full received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution Date: none; and

               (D) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

          Junior Certificate: Any Class M or Class B Certificate.

          Junior Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of the following:

          (a) the sum of:

               (i) the Junior Percentage in respect of Pool 1 of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan in Pool 1 as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and the principal portion of Debt Service Reductions in respect of Pool 1 subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

               (ii) the Junior Prepayment Percentage in respect of Pool 1 of the applicable Non-PO Percentage of all principal prepayments in part in respect of Pool 1 received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount in respect of Pool 1 not distributed to the Pool 1 Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage in respect of Pool 1 of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in Pool 1 that was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

               (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds in respect of Pool 1 allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and
          (B) the principal balance of each Mortgage Loan in Pool 1 that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of the definition of Senior Optimal Principal Amount in respect of Pool 1 on such Distribution Date;

               (iv)the Junior Prepayment Percentage in respect of Pool 1 of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in Pool 1 that was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

               (v) the Junior Prepayment Percentage in respect of Pool 1 of the applicable Non-PO Percentage of the Substitution Amount for any Mortgage Loan in Pool 1 substituted during the month of such Distribution Date; and

          (b) the sum of:

               (i) the Junior Percentage in respect of Pool 2 of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan in Pool 2 as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and the principal portion of Debt Service Reductions in respect of Pool 2 subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

               (ii)the Junior Prepayment Percentage in respect of Pool 2 of the applicable Non-PO Percentage of all principal prepayments in part in respect of Pool 2 received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount in respect of Pool 2 not distributed to the Pool 2 Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage in respect of Pool 2 of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in Pool 2 that was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

               (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds in respect of Pool 2 allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and
          (B) the principal balance of each Mortgage Loan in Pool 2 that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of the definition of Senior Optimal Principal Amount in respect of Pool 2 on such Distribution Date;

               (iv)the Junior Prepayment Percentage in respect of Pool 2 of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in Pool 2 that was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

               (v) the Junior Prepayment Percentage in respect of Pool 2 of the applicable Non-PO Percentage of the Substitution Amount for any Mortgage Loan in Pool 2 substituted during the month of such Distribution Date.

          For purposes of clauses (a)(ii) and (b)(ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

          After the Class Certificate Principal Balances of the Junior Certificates have been reduced to zero, the Junior Optimal Principal Amount shall be zero.

          Junior Percentage: As to any Distribution Date and each Mortgage Pool, the excess of 100% over the related Senior Percentage for such Distribution Date.

          Junior Prepayment Percentage: As to any Distribution Date and each Mortgage Pool, the excess of 100% over the related Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance (or Component Principal Balance) of the related Senior Certificates other than, in the case of the Pool 1 Certificates, the Class 1-PO Certificates, and in the case of the Pool 2 Certificates, the Class 2-PO Certificates, have been reduced to zero, the Junior Prepayment Percentage for such Mortgage Pool shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage for both Mortgage Pools shall be zero.

          Latest Possible Maturity Date: With respect to either Mortgage Pool, April 25, 2031.

          LIBOR: With respect to any Interest Accrual Period, the per annum rate determined, pursuant to Section 5.08, on the basis of the Interest Settlement Rate or as otherwise provided in such Section.

          LIBOR Certificate: None.

          LIBOR Determination Date: The second London Banking Day immediately preceding the commencement of each Interest Accrual Period for any LIBOR Certificates.

          Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

          Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company under any Primary Insurance Policy for reasons other than the Company's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to
     Section 3.03 or Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

          Liquidation Proceeds: Cash (other than Insurance Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

          Living Holder: Any Certificate Owner of a Designated Retail Certificate, other than a Deceased Holder.

          Loan-to-Value Ratio: With respect to each Mortgage Loan, the original principal amount of such Mortgage Loan, divided by the Original Value of the related Mortgaged Property.

          London Banking Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England.

          Loss Allocation Limitation: As defined in Section 4.03(g).

          Lower Tier Balance: As to each Mortgage Pool and each Class of Lower Tier Interests and any Distribution Date, the initial Lower Tier Balance thereof set forth or specified in Section 2.05(a) (plus, in the case of any Class of Lower Tier Interests as to which the Corresponding Class is a Class of Accrual Certificates or an Accrual Component, an amount equal to the Accrual Amount for such Corresponding Class for each previous Distribution Date) less the sum of (i) aggregate amount of principal allocable thereto on previous Distribution Dates pursuant to Section 2.05(a) and (ii) any Realized Losses or Subordinate Certificate Writedown Amount allocated thereto on previous Distribution Dates.

          Lower Tier Interest: As to each Mortgage Pool, any one of the Classes of regular interests in the Lower Tier REMIC described as such in Section 2.05(a).

          Lower Tier Interest Rate: As to each Mortgage Pool and each Lower Tier Interest, the applicable "Lower Tier Interest Rate," if any, set forth in
     Section 2.05(a) hereof.

          Lower Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the assets and rights specified in clauses (i) through (viii) and clause (x) of the definition of the term Trust Fund.

          MLCC: Merrill Lynch Credit Corporation, or its successor in interest.

          Monthly Advance: With respect to any Distribution Date and each Mortgage Pool, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date in respect of such Mortgage Pool, the amount of any such Monthly Advance being equal to (a) the aggregate of payments of principal and interest (adjusted to the related Net Mortgage
     Rate) on the Mortgage Loans in such Mortgage Pool that were due on the related Due Date, without regard to any arrangements entered into by the Company with the related Mortgagors pursuant to Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination Date, less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

          Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

          Moody's: Moody's Investors Service, Inc. and its successors.

          Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest or leasehold estate in real property securing a Mortgage Note.

          Mortgage 100SM Loan: A Mortgage Loan identified on Exhibit N hereof that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Insurance Policy.

          Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

          Mortgage Loan Payment Record: With respect to each Mortgage Pool, the record maintained by the Company pursuant to Section 3.02(b).

          Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans, identified by Mortgage Pool, included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

          Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section
     2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

          Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage
     Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

          Mortgage Pool: Either of Pool 1 or Pool 2, as applicable.

          Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

          Mortgaged Property: The underlying real property securing the Mortgage Loan, or with respect to a Cooperative Loan, the related Proprietary Lease and Cooperative Stock.

          Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

          Net Interest Shortfall: With respect to any Distribution Date and each Mortgage Pool, the excess, if any, of the aggregate Interest Shortfalls allocable to the Certificates of such Mortgage Pool (as determined in accordance with the definition of Interest Shortfall) for such Distribution Date over any related Compensating Interest Payment for such date.

          Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

          Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Servicing Fee Rate.

          Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

          Non-Discount Mortgage Loan: With respect to either Mortgage Pool, any Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.75% per annum.

          Non-permitted Foreign Holder: As defined in Section 5.02(b).

          Non-PO Percentage: As to any Discount Mortgage Loan in either Mortgage Pool, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.75%. As to any Non-Discount Mortgage Loan, 100%.

          Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

          Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

          Non-U.S. Person: As defined in Section 4.02(c).

          Notional Certificate: Any Class S Certificate.

          Notional Component: Any Class 1-A3B Component or Class 1-A3D
     Component.

          Notional Component Balance: As to any Distribution Date and the Class 1-A3B Component, the sum of the Class Certificate Principal Balances of the Class 1-A1 and Class 1-A2 Certificates and the Component Principal Balance of the Class 1-A3A Component on such Distribution Date. As to any Distribution Date and the Class 1-A3D Component, the sum of the Class Certificate Principal Balances of the Class 1-A4 and Class 1-A8 Certificates on such Distribution Date.

          Notional Principal Balance: As to any Distribution Date and any Class of Class S Certificates, the aggregate Scheduled Principal Balance of the Outstanding Non-Discount Mortgage Loans in the related Mortgage Pool as of the Due Date in the month preceding such Distribution Date. As to any Distribution Date and any Class S Certificate, such Certificate's Percentage Interest of the aggregate Notional Principal Balance of the related Class of Class S Certificates for such Distribution Date.

          Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

          Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

          Original Pool Junior Amount: As to either Mortgage Pool, the Pool Junior Amount for such Mortgage Pool on the Closing Date.

          Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

          Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a) or 3.16 or replaced pursuant to
     Section 2.03(b).

          Outstanding Non-Discount Mortgage Loan: Any Outstanding Mortgage Loan that is a Non-Discount Mortgage Loan.

          PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules. For purposes hereof, the PAC Balance for the PAC Certificates and PAC Component shall be determined in the aggregate and shall be referred to herein as the "Aggregate Pool 1 PAC Balance."

          PAC Certificate: Any Class 1-A1 or 1-A2 Certificate.

          PAC Component: The Class 1-A3A Component.

          Parent PowerSM Loan: A Mortgage Loan identified on Exhibit N hereto that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Insurance Policy.

          Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

          Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

          Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

          (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

          (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

          (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency; and

          (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

          Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

          Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

          Pledged Asset Loan-to-Value Ratio: With respect to any Pledged Asset Mortgage Loan, (i) the original loan amount less the portion of any required Additional Collateral which is covered by the Surety Bond, divided by (ii) the Original Value of the related Mortgaged Property.

          Pledged Asset Mortgage Loan: Each Mortgage 100SM Loan and Parent PowerSM Loan purchased from MLCC that is supported by Additional Collateral and identified on Exhibit N hereto.

          Pledged Asset Mortgage Servicing Agreement: The Amended and Restated Pledged Asset Mortgage Servicing Agreement, dated as of June 2, 1998, between MLCC and the Company.

          PO Percentage: As to any Discount Mortgage Loan in either Mortgage Pool, a fraction (expressed as a percentage), the numerator of which is the excess of 6.75% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.75%. As to any Non-Discount Mortgage Loan, 0%.

          Pool 1: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule as Pool 1 Mortgage Loans.

          Pool 1 Group I Final Distribution Date: The Distribution Date on which the aggregate Certificate Principal Balance of the Pool 1 Group I Senior Certificates is reduced to zero.

          Pool 1 Group I Senior Certificate: Any Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A8, Class 1-A9, Class R or Class RL Certificate.

          Pool 1 Group II Senior Certificate: Any Class 1-A6 or Class 1-A7 Certificate.

          Pool 1 Group II Senior Distribution Percentage: 0% through the Distribution Date in April 2004; 30% thereafter through the Distribution Date in April 2005; 40% thereafter through the Distribution Date in April 2006; 60% thereafter through the Distribution Date in April 2007; 80% thereafter through the Distribution Date in April 2008; and 100% thereafter.

          Pool 1 Group II Senior Percentage: With respect to any Distribution Date, the percentage (carried to six decimal places) obtained by dividing
     (x) the aggregate Certificate Principal Balance of the Pool 1 Group II Senior Certificates immediately preceding such Distribution Date by (y) the aggregate Certificate Principal Balance of all the Pool 1 Senior Certificates (other than the Class 1-PO Certificates) immediately preceding such Distribution Date.

          Pool 1 Group II Senior Principal Distribution Amount: With respect to any Distribution Date, the product of (a) the Senior Optimal Principal Amount for Pool 1 on such date multiplied by (b) the Pool 1 Group II Senior Percentage for such date multiplied by (c) the Pool 1 Group II Senior Distribution Percentage for such date; provided, however, that (i) on the Pool 1 Group I Final Distribution Date, the Pool 1 Group II Senior Principal Distribution Amount will be increased by any portion of the Senior Optimal Principal Amount for Pool 1 remaining after distributions of principal have been made on the Pool 1 Group I Senior Certificates and (ii) following the Pool 1 Group I Final Distribution Date, the Pool 1 Group II Senior Principal Distribution Amount will equal the Senior Optimal Principal Amount for Pool 2.

          Pool 1 Mortgage Loan: A Mortgage Loan identified as a Pool 1 Mortgage Loan in the Mortgage Loan Schedule.

          Pool 1 PAC Balances Table: The PAC Balances for any PAC Certificate or PAC Component set forth in the Principal Balance Schedules.

          Pool 1 Senior Certificate: Any Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-A8, Class 1-A9, Class R, Class RL or Class 1-PO Certificate.

          Pool 1 TAC Balances Table: The TAC Balances for any TAC Certificate or TAC Component set forth on the Principal Balance Schedules.

          Pool 2: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule as Pool 2 Mortgage Loans.

          Pool 2 Group I Final Distribution Date: The Distribution Date on which the aggregate Certificate Principal Balance of the Pool 2 Group I Senior Certificates has been reduced to zero.

          Pool 2 Group I Senior Certificate: Any Class 2-A1, Class 2-A2, Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8 or Class 2-A9 Certificate.

          Pool 2 Group II Senior Certificate: Any Class 2-A3 Certificate.

          Pool 2 Group II Senior Distribution Percentage: 0% through the Distribution Date in April 2004; 30% thereafter through the Distribution Date in April 2005; 40% thereafter through the Distribution Date in April 2006; 60% thereafter through the Distribution Date in April 2007; 80% thereafter through the Distribution Date in April 2008; and 100% thereafter.

          Pool 2 Group II Senior Percentage: With respect to any Distribution Date, the percentage (carried to six decimal places) obtained by dividing
     (x) the aggregate Certificate Principal Balance of the Pool 2 Group II Senior Certificates immediately preceding such Distribution Date by (y) the aggregate Certificate Principal Balance of all the Pool 2 Senior Certificates (other than the Class 2-PO Certificates) immediately preceding such Distribution Date.

          Pool 2 Group II Senior Principal Distribution Amount: With respect to any Distribution Date, the product of (a) the Senior Optimal Principal Amount for Pool 2 on such date multiplied by (b) the Pool 2 Group II Senior Percentage for such date multiplied by (c) the Pool 2 Group II Senior Distribution Percentage for such date; provided, however, that (i) on the Pool 2 Group I Final Distribution Date, the Pool 2 Group II Senior Principal Distribution Amount will be increased by any portion of the Senior Optimal Principal Amount for Pool 2 remaining after distributions of principal have been made on the Pool 2 Group I Senior Certificates and (ii) following the Pool 2 Group I Final Distribution Date, the Pool 2 Group II Senior Principal Distribution Amount will equal the Senior Optimal Principal Amount for Pool 2.

          Pool 2 Mortgage Loan: A Mortgage Loan identified as a Pool 2 Mortgage Loan in the Mortgage Loan Schedule.

          Pool 2 Senior Certificate: Any Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9 or Class 2-PO Certificate.

          Pool Balance Shortfall Distribution: As defined in Section 4.01(g)(2).

          Pool Balance Shortfall Group: With respect to any Distribution Date, the Senior Certificates (other than the related Class PO Certificates) of any Mortgage Pool as to which the aggregate Class Certificate Principal Balances thereof after giving effect to distributions pursuant to Sections 4.01(a) and (b) on such date are greater than the aggregate of the applicable Non-PO Percentage of the Scheduled Principal Balance of all Mortgage Loans in the related Mortgage Pool that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date.

          Pool Junior Amount: With respect to any Distribution Date and each Mortgage Pool, the excess of the aggregate of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in such Mortgage Pool over the aggregate of the Class Certificate Principal Amounts of the Senior Certificates (other than the related PO Certificates) of such Mortgage Pool. After the Cross-Over Date, the Pool Junior Amount shall be equal to zero.

          Pool Scheduled Principal Balance: With respect to any Distribution Date and each Mortgage Pool, the aggregate Scheduled Principal Balance of all the Mortgage Loans in such Mortgage Pool that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

          Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

          Prepayment Assumption Multiple: 275% of the Prepayment Assumption.

          Prepayment Distribution Trigger: As of any Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the sum of the Pool Scheduled Principal Balances for each Mortgage Pool for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

          Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

          Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

          Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

          Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in Section 3.01(f).

          Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

          Principal Distribution Request: Any request for a distribution in reduction of the Class Certificate Principal Balance of any Designated Retail Certificate, submitted in writing to a Depository Participant or Financial Intermediary (or, if such Designated Retail Certificate is no longer represented by a Book-Entry Certificate, to the Trustee) by the Certificate Owner (or Certificateholder) of such Designated Retail Certificate pursuant to Section 4.10(c) or 4.10(g), as applicable.

          Principal Only Certificate: Any Class 1-PO or Class 2-PO Certificate.

          Principal Only Component: None.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01 and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

          Private Placement Memorandum: The private placement memorandum relating to the Restricted Junior Certificates dated April 27, 1999.

          Prohibited Transaction Exemption: U.S. Department of Labor Prohibited Transaction Exemption 89-89, 55 Fed. Reg. 42589, October 17, 1989.

          Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to the Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

          Proprietary Lease: With respect to a Cooperative Loan, the proprietary lease(s) or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

          Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Net Mortgage Rate for such Mortgage Loan.

          QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

          Random Lot: With respect to any Distribution Date prior to the Cross-Over Date, if the amount available for distribution in reduction of the Class Certificate Principal Balance of any Class of Designated Retail Certificates on such Distribution Date exceeds the amount needed to honor all Principal Distribution Requests with respect to such Class on such date, the method by which the Depository will determine which Depository Participants holding interests in such Class of Certificates will receive payments of amounts distributable in respect of principal on such Class on such Distribution Date, using its established random lot procedures or, if such Class of Certificates is no longer represented by Book-Entry Certificates, the method by which the Trustee will determine which Certificates of such Class will receive payments of amounts distributable in respect of principal on such Class on such Distribution Date, using its own random lot procedures comparable to those used by the Depository.

          Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and S&P; except that for purposes of the Junior Certificates, other than the Class B5 Certificates, Fitch shall be the sole Rating Agency. The Class B5 Certificates are issued without ratings.

          Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

          Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

          Reference Banks: As defined in Section 5.08.

          Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

          REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

          REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Department of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

          REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the related Mortgaged Property is held as part of the Trust Fund.

          REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

          Required Surety Payment: With respect to any Pledged Asset Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan which is covered by the Surety Bond over (b) the net proceeds realized by MLCC from the liquidation of the related Additional Collateral.

          Reserve Fund: None.

          Reserve Interest Rate: As defined in Section 5.08.

          Residual Certificate: Any Class R or Class RL Certificate.

          Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          Restricted Certificate: Any Restricted Junior Certificate, Class PO, or Class S Certificate.

          Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

          Rounding Account: With respect to each Class of Designated Retail Certificates, the respective segregated, non-interest bearing Eligible Account created and maintained therefor pursuant to Section 4.10.

          Rounding Account Depositor: None.

          Rounding Amount: With respect to any Class of Designated Retail Certificates and each Distribution Date prior to the Cross-Over Date on which such Class of Certificates is entitled to a distribution in reduction of the Class Certificate Principal Balance thereof, the amount, if any, necessary to round the aggregate of such distribution (after giving effect to any deposit into the related Rounding Account on such Distribution Date) upward to the next higher integral multiple of $1,000.

          S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          SAIF: The Savings Association Insurance Fund of the FDIC, or its successor in interest.

          Scheduled Balance: As to any Distribution Date and any Class of Scheduled Certificates and any Scheduled Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

          Scheduled Certificate: None.

          Scheduled Component: None.

          Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

          Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock and Proprietary Lease.

          Senior Certificate: Any Pool 1 Senior Certificate or Pool 2 Senior Certificate.

          Senior Certificate Principal Balance: As of any Distribution Date and as to each Mortgage Pool, an amount equal to the sum of the Certificate Principal Balances of the related Senior Certificates (other than, in the case of the Pool 1 Certificates, the Class 1-PO Certificates, and in the case of the Pool 2 Certificates, the Class 2-PO Certificates).

          Senior Optimal Principal Amount: As to any Distribution Date and each Mortgage Pool, an amount equal to the sum of:

          (i) the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan in such Mortgage Pool as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions in respect of such Mortgage Pool subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part in respect of such Mortgage Pool received during the related Prepayment Period, together with the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in such Mortgage Pool which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the lesser of (x) the related Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan in such Mortgage Pool that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause
     (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Pool that was purchased by an insurer from the Trustee during such Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses in respect of such Mortgage Pool (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan in such Mortgage Pool (other than Mortgage Loans described in clause
     (B)) and (B) the principal balance of each such Mortgage Loan in such Mortgage Pool purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in such Mortgage Pool which was purchased on such Distribution Date pursuant to
     Section 2.02, 2.03(a) or 3.16; and

          (v) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution Amount for any Mortgage Loan in such Mortgage Pool substituted during the month of such Distribution Date.

          For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

          Senior Percentage: As to any Distribution Date and each Mortgage Pool, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance for such Mortgage Pool immediately prior to such Distribution Date by the sum of the applicable Non-PO Percentage of the Scheduled Principal Balance of all Mortgage Loans in such Mortgage Pool that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date.

          Senior Prepayment Percentage: As to each Mortgage Pool and for any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, 100%. As to each Mortgage Pool and for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, an amount as follows:

          (i) for any Distribution Date subsequent to April 2004 to and including the Distribution Date in April 2005, the related Senior Percentage for such Distribution Date plus 70% of the related Junior Percentage for such Distribution Date;

          (ii) for any Distribution Date subsequent to April 2005 to and including the Distribution Date in April 2006, the related Senior Percentage for such Distribution Date plus 60% of the related Junior Percentage for such Distribution Date;

          (iii) for any Distribution Date subsequent to April 2006 to and including the Distribution Date in April 2007, the related Senior Percentage for such Distribution Date plus 40% of the related Junior Percentage for such Distribution Date;

          (iv) for any Distribution Date subsequent to April 2007 to and including the Distribution Date in April 2008, the related Senior Percentage for such Distribution Date plus 20% of the related Junior Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date.

          Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage for either Mortgage Pool exceeds the related Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for each Mortgage Pool for such Distribution Date will equal 100%.

          In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage for either Mortgage Pool below the level in effect for the most recent prior period as set forth in clauses (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied for both Mortgage Pools:

               Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans in such Mortgage Pool is delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the applicable Pool Junior Amount as of such date, does not exceed 50%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans in the related Mortgage Pool do not exceed (a) 30% of the related Original Pool Junior Amount if such Distribution Date occurs between and including May 2004 and April 2005, (b) 35% of the related Original Pool Junior Amount for such Mortgage Pool if such Distribution Date occurs between and including May 2005 and April 2006, (c) 40% of the related Original Pool Junior Amount for such Mortgage Pool if such Distribution Date occurs between and including May 2006 and April 2007, (d) 45% of the related Original Pool Junior Amount for such Mortgage Pool if such Distribution Date occurs between and including May 2007 and April 2008 and (e) 50% of the related Original Pool Junior Amount for such Mortgage Pool if such Distribution Date occurs during or after May 2008; or

               Test II: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans in such Mortgage Pool delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of Mortgage Loans in such Mortgage Pool averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans in such Mortgage Pool do not exceed (a) 10% of the related Original Pool Junior Amount for such Mortgage Pool if such Distribution Date occurs between and including May 2004 and April 2005, (b) 15% of the related Original Pool Junior Amount for such Mortgage Pool if such Distribution Date occurs between and including May 2005 and April 2006, (c) 20% of the related Original Pool Junior Amount for such Mortgage Pool if such Distribution Date occurs between and including May 2006 and April 2007, (d) 25% of the related Original Pool Junior Amount for such Mortgage Pool if such Distribution Date occurs between and including May 2007 and April 2008, and (e) 30% of the related Original Pool Junior Amount for such Mortgage Pool if such Distribution Date occurs during or after May 2008.

          Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

          Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate for such Mortgage Loan.

          Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

          Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

          Single Certificate: A Certificate with an Initial Certificate Principal Balance, or initial Notional Principal Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

          Special Event Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

          Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

               (A) normal wear and tear;

               (B) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

               (C) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

          or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

          Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $5,011,339 minus the sum of (i) the aggregate amount of Special Hazard Losses in respect of either Mortgage Pool that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan that has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

          Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

          Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

          Specified Component: The Class 1-A3A, Class 1-A3B, Class 1-A3C and Class 1-A3D Components.

          Startup Day: As defined in Section 2.05(b).

          Strip Rate: With respect to each of the Class S Certificates and any Distribution Date, a variable rate per annum equal to the excess of (x) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Non-Discount Mortgage Loans in the related Mortgage Pool as of the Due Date in the preceding calendar month (or the Cut-off Date, in the case of the first Distribution Date) over (y) 6.75%; provided, however, that such calculation shall not include any Mortgage Loan in such Mortgage Pool that was the subject of a Voluntary Principal Prepayment in full received by the Company (or of which the Company received notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the 15th day of such preceding calendar month.

          Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

          Subordinate Certificate Writedown Amount: As to any Distribution Date, first, any amount distributed to each Class PO Certificate on such Distribution Date pursuant to Sections 4.01(a)(iv) or (b)(iv) and second, after giving effect to the application of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds
     (ii) the Pool Scheduled Principal Balances of both Mortgage Pools on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

          Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

          Surety: Ambac Assurance Corporation, or its successors in interest.

          Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by the Surety for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Pledged Asset Mortgage Loans.

          TAC Balance: As to any Distribution Date and any Class of TAC Certificates and any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules attached as Exhibit B hereto. For purposes hereof, the TAC Balance for the Class 1-A3A Component shall be subdivided into two TAC Balance schedules, "Class 1-A3 TAC Component Balance No. 1" and " Class 1-A3 TAC Component Balance No. 2;" and the TAC Balances for the Class 1-A4 and Class 1-A8 Certificates shall be determined in the aggregate and shall be referred to herein as the "Class 1-A4 and Class 1-A8 Aggregate TAC Balance No. 1" and "Class 1-A4 and Class 1-A8 Aggregate TAC Balance No. 2," as set forth in Section 4.01(a)(iii).

          TAC Certificates: The Class 1-A4 and Class 1-A8 Certificate.

          TAC Component: The Class 1-A3C Component.

          Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or if General Electric Capital Corporation shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of General Electric Capital Corporation is downgraded or withdrawn by Fitch or S&P below their two highest rating categories, (iii) if General Electric Capital Corporation is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between General Electric Capital Corporation and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

          Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

          (i) the Mortgage Loans;

          (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01, including the proceeds from the liquidation of any Additional Collateral for any Pledged Asset Mortgage Loan; (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to Section 4.04(b);

          (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section 2.02 or 2.03;

          (v) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

          (vi) the proceeds of the Primary Insurance Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Mortgage Loans, and the Company's interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01;

          (vii) the Certificate Account established pursuant to Section 3.02(d);

          (viii) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e);

          (ix) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to
     Section 3.08(e) (which collateral funds will not constitute a part of any REMIC established hereunder); and

          (x) all rights of the Company as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan (which rights will not constitute a part of any REMIC established hereunder).

          Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

          Unanticipated Recovery: As defined in Section 4.01(j) herein.

          Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.06.

          Unpaid Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class consisting of Specified Components) or any Specified Component (other than any Principal Only Component), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class or in respect of such Specified Component for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component constituting a Specified Component) pursuant to Section 4.01(a)(ii), in the case of the Pool 1 Senior Certificates (other than any Class of Principal Only Certificates) and any Specified Component thereof (other than any Principal Only Component) and the Class 1-S Certificates,
     Section 4.01(b)(ii), in the case of the Pool 2 Senior Certificates (other than any Class of Principal Only Certificates) and any Specified Component thereof (other than any Principal Only Component) and the Class 2-S Certificates, Section 4.01(c)(ii), in the case of the Class M Certificates,
     Section 4.01(c)(v), in the case of the Class B1 Certificates, Section 4.01(c)(viii), in the case of the Class B2 Certificates, Section 4.01(c)(xi), in the case of the Class B3 Certificates, Section 4.01(c)(xiv), in the case of the Class B4 Certificates, and Section 4.01(c)(xvii), in the case of the Class B5 Certificates. As to any Class of Certificates consisting of Specified Components and any Distribution Date, the sum of the Unpaid Class Interest Shortfalls for the Specified Components thereof on such date.

          Upper Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Lower Tier Interests.

          Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan.

          Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of Section 10.01. At all times during the term of this Agreement, 99% of all Voting Rights shall be allocated to the Certificates other than the Class S Certificates, and 1% of all Voting Rights shall be allocated in the aggregate to the Class S Certificates. Voting Rights allocated to the Class S Certificates shall be allocated among the Certificates of such Classes in proportion to their Notional Principal Balances. Voting Rights allocated to the other Classes of Certificates shall be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances), as the case may be. With respect to any matters relating exclusively to the Pool 1 Senior Certificates or the Pool 2 Senior Certificates and not having an adverse effect on the Senior Certificateholders of the other Pool or the Junior Certificateholders, only Pool 1 Senior Certificateholders or Pool 2 Senior Certificateholders, respectively, will be entitled to vote with respect thereto. Voting Rights allocated to the Senior Certificateholders of one Mortgage Pool shall be allocated based on the respective Certificate Principal Balances in proportion to the Scheduled Principal Balances of the Mortgage Loans of such Mortgage Pool.

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01. Conveyance of Mortgage Loans. (a) The Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date). The Company acknowledges it has sold all right, title and interest in and to the Mortgage Loans to the Trustee to the extent provided above and that retention of record title of Mortgages (subject to Section 2.01(d) of this Agreement) is for convenience only and that the Company holds record title solely as custodian for the Trustee for benefit of the Certificateholders. The Company agrees that it will take no action inconsistent with ownership of the Mortgage Loans by the Trustee and will not deliver any instrument of satisfaction or conveyance with respect to a Mortgage or a Mortgage Loan, or convey or purport to convey any interest in a Mortgage Loan, except in accordance with the terms and the intent of this Agreement.

     In addition, with respect to any Pledged Asset Mortgage Loan, the Company does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) (i) its rights as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan, (ii) its security interest in and to any Additional Collateral, (iii) its right to receive payments in respect of any Pledged Asset Mortgage Loan pursuant to the Pledged Asset Mortgage Servicing Agreement, and (iv) its rights as beneficiary under the Surety Bond in respect of any Pledged Asset Mortgage Loan.

     (b) In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the following documents or instruments with respect to:

          (1) Each Mortgage Loan (other than any Cooperative Loan or Designated
     Loan) so transferred and assigned:

               (i) The Mortgage Note, endorsed without recourse in blank by the Company, including all intervening endorsements showing a complete chain of endorsement from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

               (ii) Any assumption and modification agreement;

               (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee; and

          (2) Each Cooperative Loan (other than a Designated Loan) so transferred and assigned:

               (i) The Mortgage Note, endorsed without recourse in blank by the Company and showing an unbroken chain of endorsements from the originator to the Company; provided, however, that if such Mortgage
          Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

               (ii) A counterpart of the Proprietary Lease and the Assignment of Proprietary Lease executed in blank or to the originator of the Cooperative Loan;

               (iii) The related Cooperative Stock Certificate, together with an undated stock power (or other similar instrument) executed in blank;

               (iv) A counterpart of the recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

               (v) The Security Agreement;

               (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator in the Cooperative Stock and the Proprietary Lease;

               (vii) If applicable, copies of the UCC-3 assignments of the security interest described in clause (vi) above, sent to the appropriate public office for filing, showing an unbroken chain of title from the originator to the Company, evidencing the security interest of the originator in the Cooperative Stock and the Proprietary Lease;

               (viii) An executed assignment (which may be a blanket assignment for all Cooperative Loans) of the interest of the Company in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement described in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee; and

               (ix) A UCC-3 assignment from the Company to the Trustee of the security interest described in clause (vi) above, in form suitable for filing, otherwise complete except for filing information regarding the original UCC-1 if unavailable (which may be included in a blanket assignment to the Trustee).

     In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee in accordance with
Section 2.01(b)(1)(iii) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

          (3) With respect to each Designated Loan, the Company does hereby deliver to the Trustee the Designated Loan Closing Documents.

     (c) In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage Loans:

               (i) the Mortgage with evidence of recording indicated thereon (other than with respect to a Cooperative Loan);

               (ii) a copy of the title insurance policy (other than with respect to a Cooperative Loan);

               (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company (other than with respect to a Cooperative Loan); and

               (iv) with respect to any Cooperative Loan that has been assigned to the Company, the related filed intervening UCC-3 financing statements (not previously delivered pursuant to Section 2.01(b)(2)(vii)), showing a complete chain of assignment from the named originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and (b) title insurance binders with respect to the Mortgage Loans (other than with respect to a Cooperative Loan). The Company shall also retain in its files evidence of any primary mortgage insurance relating to the Mortgage Loans during the period when the related insurance is in force. Such evidence shall consist, for each Mortgage Loan, of a certificate of private mortgage insurance relating to such Mortgage Loan or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the second and third preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

     In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

     (d) The Company shall not be required to record the assignments of the Mortgages referred to in Section 2.01(b)(1)(iii) or file the UCC-3 assignments referred to in Section 2.01(b)(2)(ix) to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording or filing shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording or filing information in the assignments of the Mortgages or UCC-3 assignments to the Trustee and shall cause the same to be recorded or filed, at the Company's expense, in the appropriate public office for real property records or UCC financing statements, except that the Company need not cause to be so completed and recorded any assignment of mortgage which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record or file the assignment of Mortgages or UCC-3 financing statement in the circumstances provided above, the Trustee shall record or cause to be recorded or filed such assignment or UCC-3 financing statement at the expense of the Company. In connection with any such recording or filing, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording or filing. Notwithstanding the foregoing, at any time the Company may record or file, or cause to be recorded or filed, the assignments of Mortgages or UCC-3 financing statement at the expense of the Company.

     Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of the Mortgage Notes and the assumption and modification agreements, if any, with respect to each Designated Loan, and
(iii) delivery of the recorded Mortgages, title insurance policies, recorded intervening assignments of Mortgage, if any, and filed intervening UCC-3 financing statements, if any, with respect to any Cooperative Loan to ascertain that all required documents set forth in Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

     Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to
Section 2.01 shall be void and the Trustee shall return it to the Company.

     Section 2.03. Representations and Warranties of the Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee in respect of the related Mortgage Loans that:

          (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

          (iii) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

          (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

          (v) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

          (vi) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

          (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

          (viii)As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage (or, in the case of a Cooperative Loan, the related Cooperative Apartment) is free of material damage and is in good repair;

          (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

          (x) Other than with respect to Cooperative Loans, a lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

          (xi) None of the Mortgage Loans in Pool 1 and none of the Mortgage Loans in Pool 2 constitute Pledged Asset Mortgage Loans. The Loan-to-Value Ratio of each Mortgage Loan (other than Pledged Asset Mortgage Loans) was not more than 95.00%. Each Mortgage Loan that had, as of the Cut-off Date, a Loan-to-Value Ratio of more than 80% is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds 80% of the greater of (a) the Original Value and (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Company. Each Primary Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC. None of the Pledged Asset Mortgage Loans is covered by a Primary Insurance Policy;

          (xii) Each Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related Mortgage Loan was not less than 6.250% per annum and not greater than 9.375% per annum, in the case of Pool 1, and was not less than 6.250% per annum and not greater than 9.375% per annum, in the case of Pool 2. The Mortgage Rate of each Mortgage Note is fixed for the life of the related Mortgage Loan;

          (xiii)Other than with respect to Cooperative Loans, the improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

          (xiv) As of the Cut-off Date, (i) no more than 10.50% of the Mortgage Loans in Pool 1 and no more than 12.00% of the Mortgage Loans in Pool 2, in each case by Scheduled Principal Balance, had a Scheduled Principal Balance of more than $500,000 and up to and including $750,000; (ii) no more than 1.25% of the Mortgage Loans in Pool 1 and no more than 1.00% of the Mortgage Loans in Pool 2, in each case by Scheduled Principal Balance, had a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000; and (iii) none of the Mortgage Loans in Pool 1 and 1.50% of the Mortgage Loans in Pool 2 had a Scheduled Principal Balance of more than $1,000,000;

          (xv) As of the Cut-off Date, no more than 1.00% of the Mortgage Loans in Pool 1 and no more than 2.50% of the Mortgage Loans in Pool 2, in each case by Scheduled Principal Balance, are secured by Mortgaged Properties located in any one postal zip code area;

          (xvi) As of the Cut-off Date, at least 98.75% of the Mortgage Loans in Pool 1 and at least 98.25% of the Mortgage Loans in Pool 2, in each case by Scheduled Principal Balance, are secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

          (xvii)As of the Cut-off Date, at least 94.50% of the Mortgage Loans in Pool 1 and at least 94.50% of the Mortgage Loans in Pool 2, in each case by Scheduled Principal Balance, are secured by one-family detached residences;

          (xviii) As of the Cut-off Date, no more than 3.00% of the Mortgage Loans in Pool 1 and no more than 4.00% of the Mortgage Loans in Pool 2, in each case by Scheduled Principal Balance, are secured by condominiums and, as of the Cut-off Date, no more than 1.75% of the Mortgage Loans in Pool 1 and no more than 1.25% of the Mortgage Loans in Pool 2, in each case by Scheduled Principal Balance, are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off Date, no more than 0.25% of the Mortgage Loans in Pool 1 and no more than 1.00% of the Mortgage Loans in Pool 2, in each case by Scheduled Principal Balance, are secured by condominiums located in any one postal zip code area; (xix) Other than with respect to Cooperative Loans, no Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property, and each Mortgagor holds fee title to the related Mortgaged Property;

          (xx) As of the Cut-off Date, no more than 0.25% of the Mortgage Loans in Pool 1 and none of the Mortgage Loans in Pool 2, by Scheduled Principal Balance, constituted Buydown Mortgage Loans. The maximum Buydown Period for any Buydown Mortgage Loan is three years, and the maximum difference between the stated Mortgage Rate of any Buydown Mortgage Loan and the rate paid by the related Mortgagor is three percentage points. Each Buydown Mortgage Loan has been fully funded;

          (xxi) The original principal balances of the Mortgage Loans in Pool 1 range from $54,750 to $1,000,000, and the original principal balances of the Mortgage Loan in Pool 2 range from $54,000 to $1,500,000;

          (xxii)As of the Cut-off Date, no more than 1.00% of the Mortgage Loans in Pool 1 and no more than 1.25% of the Mortgage Loans in Pool 2, in each case by Scheduled Principal Balance, are secured by second homes, no more than 0.75% of the Mortgage Loans in Pool 1 and no more than 1.00% of the Mortgage Loans in Pool 2, in each case by Scheduled Principal Balance, are secured by investor-owned properties, and, as of the Cut-off Date, no more than 0.25% of the Mortgage Loans in Pool 1, and no more than 0.50% of the Mortgage Loans in Pool 2, in each case by Scheduled Principal Balance, are secured by condominiums that constitute second homes;

          (xxiii) All appraisals have been prepared substantially in accordance with the description contained under the caption "The Trust Fund -- The Mortgage Loans" in the Company's prospectus dated April 22, 1999, accompanying the Prospectus Supplement dated April 27, 1999, pursuant to which certain Classes of the Certificates were publicly offered;

          (xxiv)No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

          (xxv) Other than with respect to Cooperative Loans, to the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

          (xxvi)None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

          (xxvii) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" as defined in Section 860G(a)(3) of the Code;

          (xxviii) As of the Closing Date, the Company possesses the Document File with respect to each Mortgage Loan, and, other than with respect to Cooperative Loans, the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording;

          (xxix)As of the Cut-Off Date, none of the Mortgage Loans in Pool 1, and none of the Mortgage Loans in Pool 2, by Scheduled Principal Balance, are Cooperative Loans. With respect to each Cooperative Loan:

               (A) The Security Agreement creates a first lien in the stock ownership and leasehold rights associated with the related Cooperative Apartment;

               (B) The lien created by the related Security Agreement is a valid, enforceable and subsisting first priority security interest in the related Cooperative Stock securing the related Mortgage Note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the Cooperative Stock relating to such Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related Cooperative which individually or in the aggregate do not have a material adverse effect on such Cooperative Loan), which have priority over the Trustee's security interest in such Cooperative Stock;

               (C) The Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a "tenant-stockholder" within the meaning of section 216 of the Code, the related Cooperative that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of section 216 of the Code, and such Cooperative is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property; and

               (D) There is no prohibition against pledging the Cooperative Stock or assigning the Proprietary Lease; and

          (xxx) With respect to each Mortgage Loan identified on Exhibit C as having been originated or acquired under the Company's Enhanced Streamlined Refinance program, the value of the related Mortgaged Property, as of the date of such origination or acquisition under the Company's Enhanced Streamlined Refinance program, is no less than the value thereof established at the time the mortgage loan that is the subject of the refinancing was originated.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in Section 2.03(a)(ix) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in lending or similar statute, and the Trustee or the Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute, the Company shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under Section 8.05.

     (b) If the Company is required to repurchase any Mortgage Loan pursuant to
Section 2.02 or 2.03(a), the Company may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Net Mortgage Rate, to be deposited by the Company in the Certificate Account pursuant to Section 2.02), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

     The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

     Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the related Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

     Section 2.05. The REMICs; Designations under the REMIC Provisions. (a) For federal income tax purposes, the Trust Fund shall consist of two REMICs, the Lower Tier REMIC and the Upper Tier REMIC. The Certificates, other than the Class RL Certificate, shall be issued be issued by the Upper Tier REMIC, and the Class RL Certificate shall be issued by the Lower Tier REMIC. The Lower Tier REMIC shall be evidenced by the Class RL Certificate and the regular interests having the characteristics and terms set forth in the following table, which interests (other than the Class RL Certificate) shall be issued by the Lower Tier REMIC to the Trustee. The Lower Tier Interests and the proceeds thereof shall be assets of the Upper Tier REMIC. Principal of and interest on the Lower Tier Interests shall be allocated to the Corresponding Classes of Certificates (or Components) in the manner set forth in the following table.

                                                     Corresponding Class of
                                                 Certificates (or Components)1
                                              ----------------------------------
Lower-Tier   Initial Lower       Lower-Tier    Allocation        Allocation
 Interest    Tier Balance      Interest Rate       of                of
                                                Principal         Interest

  1-A1        $98,563,000.00        6.75%         1-A1               (2)
  1-A2         32,000,000.00        6.75          1-A2               (2)
  1-A3A        20,103,000.00        6.75          1-A3A              (2)
  1-A3C        51,000,000.00        6.75          1-A3C             1-A3C
  1-A4         50,041,000.00        6.75          1-A4               (3)
  1-A5          4,155,000.00        6.75          1-A5              1-A5
  1-A6         38,000,000.00        6.75          1-A6              1-A6
  1-A7          1,203,000.00        6.75          1-A7              1-A7
  1-A8         62,652,000.00        6.75          1-A8               (3)
  1-A9          4,844,000.00        6.75          1-A9              1-A9
  1-PO          2,915,566.55        0.00          1-PO               N/A
  1-S                  (4)          (4)            N/A               1-S
  2-A1         38,400,000.00        6.75%         2-A1              2-A1
  2-A2          3,653,000.00        6.75          2-A2              2-A2
  2-A3         12,039,000.00        6.75          2-A3              2-A3
  2-A4          1,750,000.00        6.75          2-A4              2-A4
  2-A5         50,000,000.00        6.75          2-A5              2-A5
  2-A6          2,000,000.00        6.75          2-A6              2-A6
  2-A7          2,600,000.00        6.75          2-A7              2-A7
  2-A8          1,000,000.00        6.75          2-A8              2-A8
  2-A9          3,600,000.00        6.75          2-A9              2-A9
  2-PO            529,356.24        0.00          2-PO               N/A
  2-S                  (4)          (4)            N/A               2-S
  M             9,271,000.00        6.75            M                 M
  B1            3,758,000.00        6.75           B1                B1
  B2            2,254,000.00        6.75           B2                B2
  B3            2,506,000.00        6.75           B3                B3
  B4            1,003,000.00        6.75           B4                B4
  B5            1,253,813.21        6.75           B5                B5
  R                   100.00        6.75            R                 R

(1) Unless otherwise indicated, the amount of interest and principal allocable from a Lower Tier Interest to its Corresponding Class or Classes of Certificates on any Distribution Date shall be 100%.

(2) On each Distribution Date, the amount of interest accrued on each of Lower Tier Interest 1-A1, 1-A2 and 1-A3A for the preceding Interest Accrual Period shall be allocable as follows: (i) an amount equal to the Accrued Certificate Interest on the Class of Certificates or Component with the corresponding alpha-numerical designation shall be allocated to such Class or Component; and (ii) the remaining portion of the interest accrued on such Lower Tier Interest shall be allocable to the Class 1-A3 Certificates in respect of the Class 1-A3B Component.

(3) On each Distribution Date, the amount of interest accrued on each of Lower Tier Interest 1-A4 and 1-A8 for the preceding Interest Accrual Period shall be allocable as follows: (i) an amount equal to the Accrued Certificate Interest on the Class of Certificates with the corresponding alpha-numerical designation shall be allocated to such Class; (ii) the remaining portion of the interest accrued on such Lower Tier Interest shall be allocable to the Class 1-A3 Certificates in respect of the Class 1-A3D Component.

(4)  The Strip Rate for the related Mortgage Pool.

          (i) The Lower Tier Interests shall be issued as non-certificated interests. The Class RL Certificate shall be issued in fully registered certificated form and shall be executed and countersigned as provided in
     Section 5.01 hereof.

          (ii) For purposes of further identifying the terms of the Lower Tier Interests, distributions of principal and interest on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the distributions of principal and interest, respectively, made under Section 4.01 on the Corresponding Classes of Certificates or Components, and allocations of losses on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the allocations of losses made under Section 4.03 on the Corresponding Classes of Certificates or Components.

          (iii) On each Distribution Date, in addition to amounts otherwise distributable thereon pursuant to Section 4.01, the Trustee shall distribute to the holder of the Class RL Certificate any amounts (other than the amounts described in clauses (x) and (y) of the definition of Available Funds) remaining in the Lower Tier REMIC after all amounts required to be applied pursuant to Section 2.05(a)(ii) have been so applied. Any distributions pursuant to this clause (d) shall not reduce the Class Certificate Principal Balance of the Class RL Certificate.

     (b) The Company hereby designates the Lower Tier Interests identified in
Section 2.05(a) above as "regular interests," and the Class RL Certificate as the single class of "residual interests," in the Lower Tier REMIC for purposes of the REMIC Provisions. The Company hereby designates the Classes of Certificates identified in Section 5.01(b), other than the related Residual Certificates, as "regular interests," and the Class R Certificate as the single class of "residual interests," in the Upper Tier REMIC for purposes of the REMIC Provisions.

     (c) The Closing Date will be the "Startup Day" for each REMIC established hereunder for purposes of the REMIC Provisions.

     (d) The "tax matters person" with respect to each REMIC established hereunder for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a related Residual Certificate, or (ii) in any other case, the beneficial owner of the related Residual Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a related Residual Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC established hereunder for purposes of the REMIC Provisions.

     (e) The "latest possible maturity date" of the regular interests in each REMIC established hereunder is the related Latest Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

     (f) In no event shall the assets described in clause (x) of the definition of the term Trust Fund constitute a part of the any REMIC established hereunder.

     (g) In the event that the Servicing Fee exceeds the amount reasonable for such services (within the meaning of Treasury Regulation 1.860D-1(b)(1)(ii)), the portion or portions of such fee that can be measured as a fixed number of basis points on some or all of the Mortgage Loans and can be treated as one or more stripped coupons within the meaning of Treasury Regulation 1.860D-1(b)(2)(iii) shall be treated as such stripped coupons and shall not be treated as an asset of any REMIC.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.01. Company to Act as Servicer. (a) It is intended that each REMIC established hereunder shall constitute, and that the affairs of each such REMIC shall be conducted so as to qualify (in each case, other than any collateral fund established under the agreement referred to in Section 3.08(e)) as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of each of the Upper Tier REMIC and Lower Tier REMIC, and the Holders of the Residual Certificates and that in such capacity it shall:

          (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of each REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

          (iii) make or cause to be made an election, on behalf of each REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.05(b) hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

          (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption Multiple;

          (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (vi) use its best reasonable efforts to conduct the affairs of each REMIC established hereunder at all times that any related Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

          (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either REMIC or that would subject the Trust Fund to tax;

          (viii)exercise reasonable care not to allow the creation of any "interests" (A) in the Upper Tier REMIC within the meaning of section 860D(a)(2) of the Code in addition to the interests represented by the Classes of Certificates identified in Section 5.01(b) other than the Class RL Certificate, and (B) in the Lower Tier REMIC within the meaning of
     Section 860D(a)(2) of the Code in addition to the interests represented by the Lower Tier Interests identified in Section 2.05(a) and the Class RL Certificate;

          (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause any REMIC established hereunder to fail to qualify as a REMIC;

          (x) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;

          (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to each REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

          (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

          (xiii)maintain such records relating to each REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

     The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

     (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate to the date of such certification has been credited to the applicable Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Company shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Company shall not agree to any modification of the material terms of any Mortgage Loan except as provided in the second sentence of Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

     (c) [Intentionally Omitted.]

     (d) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (e) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by Section 3.04. The Company shall collect such amounts from the Mortgagor and shall credit the applicable Mortgage Loan Payment Record accordingly.

     (f) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of
Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section 6.04 or Section 7.01, the Trustee or any successor servicer appointed pursuant to
Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

     (g) In no event shall any collateral fund established under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

     Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Records; Certificate Account. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending no longer than two years after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

     (b) The Company shall establish and maintain a Mortgage Loan Payment Record for each Mortgage Pool in which the following payments on and collections in respect of each Mortgage Loan in such Mortgage Pool shall as promptly as practicable be credited by the Company for the account of the Holders of the related Certificates:

          (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date, (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and
     (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

          (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Net Mortgage Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Net Mortgage Rate on any Buydown Mortgage Loan;

          (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to Sections 2.02, 2.03 and 3.16 (including any amounts received in respect of a substitution of a Mortgage Loan);

          (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of
     Section 3.06) received by the Company in respect of the related Mortgage Pool for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company;

          (v) All REO Proceeds;

          (vi) All Unanticipated Recoveries; and

          (vii) All amounts received by the Company with respect to any Pledged Asset Mortgage Loan pursuant to the liquidation of any Additional Collateral or pursuant to any recovery under the Surety Bond in accordance with Section 4.09.

The foregoing requirements respecting credits to each Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in either Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

     (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be transferred to the Certificate Account pursuant to subsection (d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in the Certificate Account pursuant to subsection (d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection
(d).

     (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account for both Mortgage Pools designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Company shall transfer, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next-day funds equal to the sum of Available Funds in respect of each Mortgage Pool for such Distribution Date and any Unanticipated Recoveries in respect of each Mortgage Pool received in the calendar month preceding the month of such Distribution Date. If the Trustee does not receive such transfer by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.

     (e) If the Company or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of either (x) any Trigger Event or (y) the downgrade by S&P of General Electric Capital Corporation's short-term senior unsecured debt rating below A-1+, then, notwithstanding subsection (c) above, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Company and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the applicable Mortgage Loan Payment Record pursuant to
Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of Certificates. All amounts so deposited shall be held in trust for the benefit of the related Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause any of the related REMICs established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Certificateholders shall have any right or claim with respect to such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to each Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to the Eligible Accounts and transfers to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the related Certificates.

     Section 3.03. Collection of Taxes, Assessments and Other Items. Other than with respect to any Cooperative Loan, the Company shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Company shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Company out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

     Section 3.04. Permitted Debits to the Mortgage Loan Payment Records. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to each Mortgage Loan Payment Record for the following purposes (in each case as to the Mortgage Loans in the related Mortgage Pool):

          (i) To reimburse the Company or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to such Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to Section 3.16;

          (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to such Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and
     (iv);

          (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;

          (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan or Defaulted Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Company;

          (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation Proceeds in respect of such Mortgage Loan;

          (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

          (vii) To reimburse the Company (or the Trustee, as applicable) for any Nonrecoverable Advance in respect of such Mortgage Pool (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Company);

          (viii)To make transfers of funds to the Certificate Account pursuant to Section 3.02(d);

          (ix) To pay to the Company amounts received in respect of any Mortgage Loan purchased by the Company pursuant to Section 9.01 to the extent that the distribution of any such amounts on the final Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the purchase price therefor specified in clause (x) of the first sentence of Section 9.01; and

          (x) To deduct any amounts credited to the related Mortgage Loan Payment Record in error.

     The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the related Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv),
(v) and (vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

     Section 3.05. Maintenance of the Primary Insurance Policies. (a) The Company shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is available, the Company shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage Note as evidenced by an appraisal thereof satisfactory to the Company; provided, that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Company shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Company agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Company from related Insurance Proceeds and Liquidation Proceeds pursuant to Section 3.04.

     (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself, the Trustee and the related Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in Section 3.02(b), any amounts collected by the Company under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage Loan purchased by a related insurer) shall be credited to the applicable Mortgage Loan Payment Record.

     Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan other than a Cooperative Loan hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The Company shall also maintain on property (other than Cooperative Apartments) acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Company of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in
Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the applicable Mortgage Loan Payment Record. Such costs shall be recoverable by the Company pursuant to Sections 3.03 and 3.04. In cases in which property securing any Mortgage Loan other than a Cooperative Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans (whether or not including Cooperative Loans), it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this
Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the applicable Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

     Section 3.07. Assumption and Modification Agreements. (a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in the reasonable discretion of the Company, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable Primary Insurance Policy and hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for entering into any such agreement will be retained by the Company as additional servicing compensation.

     (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

     Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders of the related Mortgage Pool after reimbursement to itself for such expenses and
(ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

     Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

     (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on any REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

     (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to the close of the third calendar year after the year of its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such period (and specifying the period beyond such period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause any of the related REMICs established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such period, an extension of such period in the manner contemplated by section 856(e)(3) of the Code, in which case such period shall be extended by the time period permitted by section 856(e)(3) of the Code. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     (d) Any collection of Insurance Proceeds or Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated between the Servicing Fee and interest at the Net Mortgage Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall.

     (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in
Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (1) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the Trust Fund. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Company may request in order to prepare the instructions described in the preceding sentence.

     In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with the Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates to any other Person.

     Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the applicable Mortgage Loan Payment Record pursuant to Section 3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the applicable Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company. Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Company on any Distribution Date in respect of the Mortgage Loans in a Mortgage Pool shall be reduced by the amount of any Compensating Interest Payment in respect of such Mortgage Pool for such Distribution Date. Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in a Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.03, 3.04 and 3.08.

     (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

     Section 3.11. Reports to the Trustee. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of each Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to each Mortgage Loan Payment Record for each category of credit specified in
Section 3.02 and each category of debit specified in Section 3.04.

     Section 3.12. Annual Statement as to Compliance. The Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 2000, an Officer's Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof.

     Section 3.13. Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, 2000, the Company shall:

          (a) furnish to a firm of independent public accountants (which may also render other services to the Company) a statement substantially to the effect that the Company has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (the "Minimum Servicing Standards") with respect to the mortgage loans in the Company's servicing portfolio (which may exclude home equity loans) or, if there has been material noncompliance with such servicing standards, containing a description of such noncompliance; and

          (b) at its expense cause such firm of independent public accountants to furnish a report to the Trustee stating its opinion as to the Company's assertion contained in the statement delivered pursuant to Section 3.13(a), which opinion shall be based on an examination conducted by such firm in accordance with the standards established by the American Institute of Certified Public Accountants, including examining, on a test basis, evidence about the Company's compliance with the Minimum Servicing Standards. Such opinion shall be to the effect that the Company has complied in all material respects with the Minimum Servicing Standards with respect to the mortgage loan portfolio described in the Company's statement delivered pursuant to Section 3.13(a) hereof or if there has been material noncompliance with the Minimum Servicing Standards, shall contain a description of such noncompliance in accordance with applicable accounting standards. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any primary servicer, upon comparable reports of independent public accountants with respect to such primary servicer.

     Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company. Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Company to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

     Section 3.15. Maintenance of Certain Servicing Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

     Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.

                                   ARTICLE IV

                             PAYMENTS AND STATEMENTS

     Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Funds in respect of Pool 1 from the Certificate Account and shall make distributions to Holders of the Pool 1 Senior Certificates and the Class 1-S Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available Funds in respect of Pool 1:

          (i) to each Class of Pool 1 Senior Certificates (other than any Class of Principal Only Certificates) and the Class 1-S Certificates, the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that any Accrued Certificate Interest on the Class 1-A3C Component and the Class 1-A5 and Class 1-A9 Certificates for such Distribution Date shall be applied in the manner provided in Section 4.01(h); and provided, further, that any shortfall in available amounts shall be allocated among such Classes (or Components) in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereto;

          (ii) to each Class of Pool 1 Senior Certificates (other than any Class of Principal Only Certificates) and the Class 1-S Certificates, any related Unpaid Class Interest Shortfall for such Distribution Date; provided, however, that any Accrued Certificate Interest on the Class 1-A3C Component and the Class 1-A5 and Class 1-A9 Certificates for such Distribution Date shall be applied in the manner provided in Section 4.01(h); and provided, further, that any shortfall in available amounts shall be allocated among such Classes (or Components) in proportion to the Unpaid Class Interest Shortfall for each such Class (or Component) on such Distribution Date;

          (iii) to the Pool 1 Senior Certificates in reduction of the Class Certificate Principal Balances (or Component Principal Balances) thereof, as set forth in Exhibit O hereto; provided, however, that defined terms used in Exhibit O shall have the meanings assigned thereto in Article I hereof, except that references to the "Class 1-A3 PAC Component" shall mean the Class 1-A3A Component, references to the "Class 1-A3 TAC Accrual Component" shall mean the Class 1-A3C Component, references to the "Class 1-PO Principal Distribution Amount" shall mean the Class PO Principal Distribution Amount for Pool 1, and references to the "Pool 1 Senior Optimal Principal Amount" shall mean the Senior Optimal Principal Amount for Pool 1;

          (iv) to the Class 1-PO Certificates, any related Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Certificate Principal Balance of such Certificates has been reduced to zero; provided, that any such amounts distributed to the Class 1-PO Certificates pursuant to this clause (iv) shall not reduce the Certificate Principal Balance thereof and provided, further, that if the Junior Optimal Principal Amount is insufficient to distribute the full Class PO Deferred Amount for each Pool on such date, the Class PO Deferred Amount for each Pool shall be proportionately reduced on the basis of its respective Class PO Deferred Amount.

     (b) On each Distribution Date, the Trustee shall withdraw the Available Funds in respect of Pool 2 from the Certificate Account and shall make distributions to Holders of the Pool 2 Senior Certificates and the Class 2-S Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available Funds in respect of Pool 2:

          (i) to each Class of Pool 2 Senior Certificates (other than any Class of Principal Only Certificates) and the Class 2-S Certificates, the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereto;

          (ii) to each Class of Pool 2 Senior Certificates (other than any Class of Principal Only Certificates) and the Class 2-S Certificates, any related Unpaid Class Interest Shortfall for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the Unpaid Class Interest Shortfall for each such Class on such Distribution Date;

          (iii) to the Classes of Pool 2 Senior Certificates in reduction of the Class Certificate Principal Balances thereof, as set forth in Exhibit O hereto, without regard to the use of the word "approximately" therein; provided, however, that defined terms used in Exhibit O shall have the meanings assigned thereto in Article I hereof, except that references to the "Class 2-A3 Principal Distribution Amount" shall mean the Pool 2 Group II Principal Distribution Amount, references to the "Class 2-PO Principal Distribution Amount" shall mean the Class PO Principal Distribution Amount for Pool 2, and references to the "Pool 2 Senior Optimal Principal Amount" shall mean the Senior Optimal Principal Amount for Pool 2;

          (iv) to the Class 2-PO Certificates, any related Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Certificate Principal Balance of such Certificates has been reduced to zero; provided, that any such amounts distributed to the Class 2-PO Certificates pursuant to this clause (iv) shall not reduce the Certificate Principal Balance thereof and provided, further, that if the Junior Optimal Principal Amount is insufficient to distribute the full Class PO Deferred Amount for each Pool on such date, the Class PO Deferred Amount for each Pool shall be proportionately reduced on the basis of its respective Class PO Deferred Amount.

     (c) On each Distribution Date, the Trustee shall withdraw from the Certificate Account the Available Funds in respect of each Mortgage Pool remaining after distributions pursuant to Sections 4.01(a), (b) and (g) shall make distributions to Holders of the Junior Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available Funds for both Mortgage Pools:

          (i) to the Class M Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (ii) to the Class M Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (iii) to the Class M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (iv) to the Class B1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (v) to the Class B1 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (vi) to the Class B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (vii) to the Class B2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (viii)to the Class B2 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (ix) to the Class B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (x) to the Class B3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (xi) to the Class B3 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (xii) to the Class B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xiii)to the Class B4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (xiv) to the Class B4 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (xv) to the Class B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xvi) to the Class B5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (xvii)to the Class B5 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date; and

          (xviii) to the Class B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (iii), (vi), (ix), (xii), (xv) and (xviii) on any Distribution Date shall be reduced, in inverse order of priority, by any amounts distributed pursuant to Sections 4.01(a)(iv), (b)(iv), (g)(i) and, as provided therein,
(g)(2), on such date, such that such amounts distributed pursuant to Sections 4.01(a)(iv), (b)(iv), (g)(i) and, as provided therein, (g)(2), on such date shall be applied first to reduce the amount distributable pursuant to clause (xviii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xv), third, to reduce the amount distributable pursuant to clause (xii), fourth, to reduce the amount distributable pursuant to clause (ix), fifth, to reduce the amount distributable pursuant to clause (vi) and sixth, to reduce the amount distributable pursuant to clause (iii).

     (d) (1) On each Distribution Date, the Trustee shall distribute to the holder of the Class R Certificate any remaining amounts in the Upper Tier REMIC in respect of either Mortgage Pool for such Distribution Date after application of all amounts described in clauses (a), (b), (c), (g) and (h) of this Section
4.01. Any distributions pursuant to this clause (d)(1) shall not reduce the Class Certificate Principal Balance of the Class R Certificate.

          (2) On each Distribution Date, in addition to amounts otherwise distributable thereon pursuant to Section 2.05 or Section 4.01(a), the Trustee shall distribute to the holder of the Class RL Certificate any Unanticipated Recoveries in respect of either Mortgage Pool received by the Company in the calendar month preceding the month of such Distribution Date and not distributed on such Distribution Date to the holders of outstanding Certificates of any other related Class pursuant to Section 4.01(j). Any distributions pursuant to this clause (d)(2) shall not reduce the Class Certificate Principal Balance of the Class RL Certificate.

     (e) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable from both Mortgage Pools to the related Senior Certificates other than the related Class PO Certificates pursuant to Section 4.01(a)(iii), in the case of Pool 1, and Section 4.01(b)(iii), in the case of Pool 2, for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Senior Certificates, pro rata, on the basis of the related Mortgage Pool and respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Sections 4.01(a)(iii) and (b)(iii).

     (f) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to subclauses (ii),
(iv) and (v) of clauses (a) and (b) of the Junior Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to Sections 4.01(a)(iv) or (b)(iv), as applicable, and clauses (i) through (xviii) of Section 4.01(c) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

     (g) (1) On each Distribution Date prior to the Cross-Over Date but on or after the date on which the aggregate Class Certificate Principal Balances of the Senior Certificates (other than the related Class PO Certificates) of either Mortgage Pool have been reduced to zero, amounts otherwise distributable as principal on each Class of Junior Certificates pursuant to Section 4.01(c), in reverse order of priority, in respect of such Class's Allocable Share of the Junior Optimal Principal Amount for the Mortgage Pool relating to such retired Certificates, shall be distributed as principal to the Senior Certificates (other than the related Class PO Certificates or any Notional Certificates) remaining outstanding of the other Mortgage Pool, until the Class Certificate Principal Balances thereof have been reduced to zero, provided that as of such Distribution Date (a) the Aggregate Junior Percentage for such Distribution Date is less than 200% of the Aggregate Junior Percentage as of the Cut-off Date or
(b) as of the last day of the month preceding such Distribution Date, the aggregate Scheduled Principal Balance of the Mortgage Loans in either Mortgage Pool that are delinquent 60 days or more (including for such purpose, any Mortgage Loans in foreclosure and any REO Mortgage Loans) over the last six months as a percentage of the related Pool Junior Amount as of such date is greater than or equal to 50%. Any distributions of principal to Classes of Senior Certificates pursuant to this section shall be made in the same order and priority as the Senior Optimal Principal Amount for such Mortgage Pool is applied on such date, after giving effect to distributions of such Senior Optimal Principal Amount on such date.

          (2) On any Distribution Date on which the Senior Certificates in respect of either Mortgage Pool constitute a Pool Balance Shortfall Group, all amounts otherwise distributable as principal on the Junior Certificates, in reverse order of priority (other than amounts necessary to pay any related Class PO Deferred Amounts or unpaid Interest Shortfalls) (or, following the Cross-Over Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates (other than any related Class PO Certificates or Notional Certificates) of such Pool Balance Shortfall Group, until the aggregate Class Certificate Principal Balances of such Senior Certificates equals the Non-PO Percentage of the aggregate of the Scheduled Principal Balances of each Mortgage Loan in the related Mortgage Pool (such distribution, an "Pool Balance Shortfall Distribution"). In the event that the Senior Certificates in respect of either Mortgage Pool constitute a Pool Balance Shortfall Group on any Distribution Date following the Cross-Over Date, Pool Balance Shortfall Distributions will be made from the excess of the Available Funds of the other Mortgage Pool remaining after all required amounts have been distributed to the Senior Certificates (other than the related Class PO Certificates) of such other Mortgage Pool. In addition, the amount of any shortfalls in funds available to pay Accrued Certificate Interest or undistributed Accrued Certificate Interest with respect to a Pool Balance Shortfall Group pursuant to Sections 4.01(a)(i) and (a)(ii) (in the case of Pool 1) or Sections 4.01(b)(i) and (b)(ii) (in the case of Pool 2), as applicable, on any Distribution Date (including any such shortfalls for such Distribution Date) will be distributed to the Senior Certificates (other than the related Class PO Certificates) of such Pool Balance Shortfall Group prior to the payment to such Pool Balance Shortfall Group of any Pool Balance Shortfall Distributions from amounts otherwise distributable as principal on the Junior Certificates, in reverse order of priority (or, following the Cross-Over Date, as provided in the preceding sentence). Any distributions of principal to Classes of Senior Certificates pursuant to this section shall be made in the same order and priority as the Senior Optimal Principal Amount for such Mortgage Pool is applied on such date, after giving effect to distributions of such Senior Optimal Principal Amount on such date.

     (h) (1) On each Distribution Date through the related Accretion Termination Date, amounts allocable to the Class 1-A3C Component pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall not be distributable to the Class 1-A3C Component pursuant to such clauses but shall instead be (i) added to the Component Principal Balance thereof to the extent of the Accrual Amount for such Component for such Distribution Date, and (ii) distributed to the following Classes of Certificates (or Components), in reduction of the Class Certificate Principal Balances or Component Principal Balance thereof, before any distributions are made pursuant to Section 4.01(a)(iii), in the following order of priority:

               first, to the Class 1-A4 Certificates, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

               second, to the Class 1-A8 Certificates, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

               third, to the Class 1-A3C Component, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Component Principal Balance thereof has been reduced to zero.

          On each Distribution Date occurring after the related Accretion Termination Date, amounts allocable to the Class 1-A3C Component pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall be distributable on such Distribution Date pursuant to such clauses to Holders of the Class 1-A3C Component as Accrued Certificate Interest.

          (2) On each Distribution Date through the related Accretion Termination Date, amounts allocable to the Class 1-A5 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall not be distributable to the Class 1-A5 Certificates pursuant to such clauses but shall instead be (i) added to the Class Certificate Principal Balance thereof to the extent of the Accrual Amount for such Class for such Distribution Date, and (ii) distributed to the following Classes of Certificates (or Components), in reduction of the Class Certificate Principal Balances or Component Principal Balance thereof, before any distributions are made pursuant to Section 4.01(a)(iii), in the following order of priority:

               first, to the Class 1-A4 Certificates, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

               second, to the Class 1-A8 Certificates, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

               third, to the Class 1-A3C Component, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Component Principal Balance thereof has been reduced to zero; and

               fourth, to the Class 1-A5 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero.

          On each Distribution Date occurring after the related Accretion Termination Date, amounts allocable to the Class 1-A5 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall be distributable on such Distribution Date pursuant to such clauses to Holders of the Class 1-A5 Certificates as Accrued Certificate Interest.

          (3) On each Distribution Date through the related Accretion Termination Date, amounts allocable to the Class 1-A9 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall not be distributable to the Class 1-A9 Certificates pursuant to such clauses but shall instead be (i) added to the Class Certificate Principal Balance thereof to the extent of the Accrual Amount for such Class for such Distribution Date, and (ii) distributed to the following Classes of Certificates (or Components), in reduction of the Class Certificate Principal Balances or Component Principal Balance thereof, before any distributions are made pursuant to Section 4.01(a)(iii), in the following order of priority:

               first, to the Class 1-A4 Certificates, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

               second, to the Class 1-A8 Certificates, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

               third, to the Class 1-A3C Component, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Component Principal Balance thereof has been reduced to zero;

               fourth, to the Class 1-A5 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

               fifth, to the Class 1-A9 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero.

          On each Distribution Date occurring after the related Accretion Termination Date, amounts allocable to the Class 1-A9 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall be distributable on such Distribution Date pursuant to such clauses to Holders of the Class 1-A9 Certificates as Accrued Certificate Interest.

     (i) (i) On each Distribution Date prior to the Cross-Over Date, distributions in reduction of the Class Certificate Principal Balances of any Designated Retail Certificates will be made in accordance with the provisions of
Section 4.10.

               With respect to any Class of Designated Retail Certificates, upon the earlier of the Cross-Over Date and the next Distribution Date after the Distribution Date on which the Class Certificate Principal Balance of such Class of Designated Retail Certificates has been reduced to zero, (x) to the extent the balance of funds remaining in the related Rounding Account is less than $999.99, the balance in such Rounding Account shall be restored to $999.99 (or, if less, the sum of such remaining balance and the amount so distributable) from Available Funds in respect of the related Mortgage Pool otherwise available for distribution on all related outstanding Classes of Certificates and
          (y) such Rounding Account shall be cleared and terminated, and the amounts therein shall be distributed to the Class R Certificates on such date (which distribution shall not reduce the Class Certificate Principal Balance thereof).

               (ii) As provided in Section 4.10(j), notwithstanding any provisions herein to the contrary, on the Cross-Over Date and on each subsequent Distribution Date, distributions in reduction of the Class Certificate Principal Balances of any Class of Designated Retail Certificates shall be made on a pro rata basis among the outstanding Certificates of the respective Class, based on the Percentage Interest in each such Class represented by each Certificate. The Trustee shall notify the Depository prior to the first Distribution Date on which distributions in respect of principal on any Class of Designated Retail Certificates are to be made on a pro rata basis in accordance with the preceding sentence. On the Cross-Over Date and on each subsequent Distribution Date, the Trustee shall not, and the Depository is not authorized to, make distributions or payments in respect of any Class of Designated Retail Certificates in accordance with any Principal Distribution Request or by Random Lot.

     (j) In the event that in any calendar month the Company recovers an amount (an "Unanticipated Recovery") in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Class of Certificates pursuant to Section 4.03, on the Distribution Date in the next succeeding calendar month the Trustee shall withdraw from the Certificate Account and distribute to the holders of each outstanding Class to which such Realized Loss had previously been allocated its share (determined as described in the succeeding paragraph) of such Unanticipated Recovery in an amount not to exceed the amount of such Realized Loss previously allocated to such Class. When the Class Certificate Principal Balance of a Class of Certificates has been reduced to zero, the holders of such Class shall not be entitled to any share of an Unanticipated Recovery, and such Unanticipated Recovery shall be allocated among all outstanding Classes of Certificates entitled thereto in accordance with the preceding sentence, subject to the remainder of this subsection (j). In the event that (i) any Unanticipated Recovery remains undistributed in accordance with the preceding sentence or (ii) the amount of an Unanticipated Recovery exceeds the amount of the Realized Loss previously allocated to any outstanding Classes with respect to the related Mortgage Loan, on the applicable Distribution Date the Trustee shall distribute to the holders of all outstanding Classes of the related Certificates to which Realized Losses had previously been allocated and not reimbursed their pro rata share (determined as described below) of such excess in an amount not to exceed the aggregate amount of any Realized Loss previously allocated to such Class with respect to any other Mortgage Loan that has not been recovered in accordance with this subsection
(j). Any distributions made pursuant to this subsection (j) shall not reduce the Class Certificate Principal Balance of the related Certificate.

     For purposes of the preceding paragraph, the share of an Unanticipated Recovery allocable to any Class of Certificates with respect to a Mortgage Loan shall be (i) with respect to the Class PO Certificates, based on the applicable PO Percentage of the principal portion of the Realized Loss previously allocated thereto with respect to such Mortgage Loan (or all Mortgage Loans for purposes of the next to last sentence of the preceding paragraph), and (ii) with respect to any other Class of Certificates, based on its pro rata share (in proportion to the Class Certificate Principal Balances thereof with respect to such Distribution Date) of the applicable Non-PO Percentage of the principal portion of any such Realized Loss previously allocated with respect to such Mortgage Loan (or Loans); provided, however, that (i) the share of an Unanticipated Recovery allocable to a Class PO Certificate with respect to any Mortgage Loan (or Loans) shall be reduced by the aggregate amount previously distributed to such Class on account of the applicable Class PO Deferred Amount in respect of such Mortgage Loan (or Loans) and (ii) the amount by which the distributions to the Class PO Certificates have been so reduced shall be distributed to the Classes of Certificates of the related Mortgage Pool described in clause (ii) of the preceding paragraph in the same proportion as described in such clause (ii). For purposes of the preceding sentence, any Class PO Deferred Amount distributed to a Class PO Certificate on previous Distribution Dates shall be deemed to have been allocated in respect of the Mortgage Loans as to which the applicable PO Percentage of the principal portion of Realized Losses has previously been allocated to such Class on a pro rata basis (based on the amount of Realized Losses so allocated).

     Section 4.02. Method of Distribution. (a) Except as set forth in Section
4.10 in respect of any Designated Retail Certificates, all distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. Except as otherwise provided in Section 4.10(g), the Depository shall be responsible for the allocation of the aggregate amount of distributions in reduction of the Class Certificate Principal Balances of any Class of Designated Retail Certificates among the Depository Participants in accordance with Section 4.10, and each Depository Participant (and each respective Financial Intermediary for which such Depository Participant acts as agent) shall be responsible for the allocation of the amount allocated thereto among the related Certificate Owners. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

     (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is (i) an individual other than a citizen or resident of the United States, (ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

     Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Company shall determine the amount of any Realized Loss in each Mortgage Pool in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

     (b) With respect to any Distribution Date, the principal portion of each Realized Loss in respect of any Mortgage Pool (other than any Excess Loss) shall be allocated as follows:

          (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class PO Certificates of such Mortgage Pool until the Class Certificate Principal Balance thereof has been reduced to zero; and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

               first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

               seventh, to the Classes of Senior Certificates, other than the Class PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto); and provided, further, that all such losses, other than Special Event Losses, that would otherwise be allocable to the Class 1-A3 Certificates shall be allocable, first, to the Class 1-A7 Certificates, until the Class Certificate Balance thereof has been reduced to zero, and second, to the Class 1-A3 Certificates.

     (c) With respect to any Distribution Date, the principal portion of any Excess Loss in respect of a Mortgage Pool (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the applicable PO Percentage of any such loss shall be allocated to the related Class PO Certificates, and (2) the applicable Non-PO Percentage of any such loss shall be allocated to each Class of Certificates (other than any Class PO Certificates), pro rata, based on the respective Apportioned Principal Balances of the Junior Certificates and the Class Certificate Principal Balances of such Senior Certificates thereof; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

     (d) Any Realized Losses allocated to a Class of Certificates pursuant to
Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with Section 4.03(e).

     (e) Realized Losses allocated in accordance with this Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses in either Mortgage Pool to be allocated to the related Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any related Class PO Deferred Amount for such date.

     (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

     (g) Notwithstanding the foregoing, no such allocation of the principal portion of any Realized Loss in respect of a Mortgage Pool shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any related Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

     (h) Any allocation of a Realized Loss to a Certificate (or Component), or of any Subordinate Certificate Writedown Amount to a Certificate, pursuant to this Section 4.03 shall effect a corresponding allocation thereof to the Corresponding Class of Lower Tier Interests.

     Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine (i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs. The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to transfer to the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date in next-day funds the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

     (b) In the event that the Company transfers or expects to transfer less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so transferred, if any, shall be deemed to have been transferred first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

     (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by
Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

     Section 4.05. Statements to Certificateholders. Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

          (i) The amount of such distribution to the Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution Date);

          (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest, including any Accrual Amount added to the Class Certificate Principal Balance or Component Principal Balance of any Class of Accrual Certificates or any Accrual Components;

          (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The Pool Scheduled Principal Balance for each Mortgage Pool and the aggregate number of the Mortgage Loans in each Mortgage Pool on the preceding Due Date after giving effect to all distributions allocable to principal made on such Distribution Date;

          (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class, the Component Principal Balance of each Component and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates or Accrual Component) made on such Distribution Date and (ii) the allocation of any Realized Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

          (vi) The Pay-out Rate applicable to each Class of Certificates;

          (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans, separately identified as to each Mortgage Pool;

          (viii)The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) delinquent as to a total of (x) 30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure, separately identified as to each Mortgage Pool;

          (ix) The Scheduled Principal Balance of any Mortgage Loan replaced pursuant to Section 2.03(b);

          (x) The Certificate Interest Rates of any LIBOR Certificates, any COFI Certificates and the Class S Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

          (xi) The Senior Percentage, the Pool 1 Group II Senior Percentage, the Pool 2 Group II Senior Percentage, the Pool 1 Group II Senior Distribution Percentage, the Pool 2 Group II Senior Distribution Percentage and the Junior Percentage for such Distribution Date;

          (xii) The Senior Prepayment Percentage and the Junior Prepayment Percentage for such Distribution Date; and

          (xiii)The amount of such distribution to the Certificateholders of each Class allocable to Unanticipated Recoveries.

     In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

     In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders of the related Mortgage Pool pursuant to this Section 4.05(a) on previous Distribution Dates, (ii) all certificates furnished to the Trustee pursuant to Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company), and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

     Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Company shall deliver to the Trustee a completed Servicer's Certificate.

     Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Company on behalf of the Trustee) shall, in each year beginning after 1999, make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

     Section 4.08. Reduction of Servicing Fees by Compensating Interest Payments. The aggregate amount of the Servicing Fees subject to retention by the Company as servicer in respect of any Distribution Date and either Mortgage Pool shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date and such Mortgage Pool.

     Section 4.09. Surety Bond. (a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Pledged Asset Mortgage Loan, the Company shall so notify the Trustee as soon as reasonably practicable and shall, on behalf of the Trustee for the benefit of the related Certificateholders, promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety Payment.

     (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Certificateholders, the Company shall promptly credit such amount to the Mortgage Loan Payment Record.

     Section 4.10. Distributions to Holders of Designated Retail Certificates.
(a) Except as provided in subsections (d) and (f) below, on each Distribution Date on which distributions in reduction of the Class Certificate Principal Balance of a Class of Designated Retail Certificates are made, such distributions will be made in the following order of priority:

          (i) first, in respect of any Principal Distribution Request by the personal representative of a Deceased Holder of such Class of Certificates, a surviving tenant by the entirety, a surviving joint tenant, a surviving tenant in common or such other Person empowered to act on behalf of such Deceased Holder upon his or her death, in an amount up to but not exceeding $100,000 per request; and

          (ii) second, in respect of any Principal Distribution Request by a Living Holder of such Class of Certificates, in an amount up to but not exceeding $10,000 per request.

     Thereafter, distributions in respect of such Class submitted on behalf of each Deceased Holder will be made as provided in clause (i) above up to a second $100,000 per request and distributions in respect of such Class submitted on behalf of each Living Holder will be made as provided in clause (ii) above up to a second $10,000 per request. This sequence of priorities will be repeated until all such requests have been honored to the extent of amounts available for distribution in reduction of the Class Certificate Principal Balance of such Class of Designated Retail Certificates.

     Principal Distribution Requests presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in the order of their receipt by the Depository. Principal Distribution Requests presented in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Depository after all requests presented in accordance with clause (i) have been honored. All Principal Distribution Requests with respect to any Distribution Date shall be made in accordance with
Section 4.10(c) below and must be received by the Depository no later than the close of business on the related Record Date. Principal Distribution Requests that are received by the Depository after the related Record Date and requests, in either case, for distributions timely received but not accepted with respect to any Distribution Date, will be treated as Principal Distribution Requests on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in
Section 4.10(c). Requests on behalf of Deceased Holders that are not so withdrawn shall retain their order of priority, all in accordance with the procedures of the Depository and the Trustee. Upon the transfer of beneficial ownership of any Designated Retail Certificate, any Principal Distribution Request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee of notification of such withdrawal using a form required by the Depository.

     Principal Distribution Requests for a Class of Designated Retail Certificates will be applied, in the aggregate, in an amount equal to the portion of the related Available Funds distributable to such Class of Certificates pursuant to Sections 4.01 (a) or (b), as applicable, plus any amounts available for distribution from the related Rounding Account pursuant to
Section 4.10(e), provided that the aggregate distribution in reduction of the Class Certificate Principal Balance of any Class of Designated Retail Certificates on any Distribution Date shall be made in an integral multiple of $1,000, subject to Section 4.10(f).

     (b) A "Deceased Holder" is a beneficial owner of a Designated Retail Certificate who was living at the time such interest was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other Person empowered to act on behalf of such beneficial owner upon his or her death, causes to be furnished to the Trustee a certified copy of the death certificate of such Deceased Holder, evidence of such person's status as an authorized representative of the Deceased Holder, such as surviving tenant (whether by the entirety, joint tenancy or tenancy in common), which evidence shall be satisfactory to the Trustee, and any additional evidence of death required by and satisfactory to the Trustee and any tax waivers requested by the Trustee. Designated Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and any Designated Retail Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the Class Certificate Principal Balance of such Class of Certificates, subject to the limitations contained in this Section 4.10. Designated Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of individual Designated Retail Certificates greater than the number of individual Designated Retail Certificates of which such trust is the beneficial owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Designated Retail Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, immediately prior to his or her death, was entitled to substantially all of the beneficial ownership interest in a Designated Retail Certificate will be deemed to be the death of the beneficial owner of such Certificate regardless of the registration of ownership of such Certificate, if such beneficial ownership interest can be established to the satisfaction of the Trustee. The Trustee's decision regarding whether a Deceased Holder's beneficial interest is substantial for purposes of the preceding sentence shall be conclusive and binding. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Designated Retail Certificate, and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the Certificate Principal Balance of such Certificates payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any beneficial owner. The Trustee may rely entirely upon documentation delivered to it in establishing the eligibility of any beneficial owner to receive the priority accorded Deceased Holders in Section 4.10(a). Expenses incurred by the Trustee in an effort to determine the beneficial ownership interest with respect to any Principal Distribution Request presented on behalf of a Deceased Holder, including, without limitation, attorneys fees, shall be paid by the Person presenting such Principal Distribution Request.

     (c) Requests for distributions in reduction of the Certificate Principal Balance of a Class of Designated Retail Certificate must be made by delivering a Principal Distribution Request therefor to the Depository Participant or Financial Intermediary that maintains the account evidencing the beneficial owner's interest in such Certificate. Such Depository Participant or Financial Intermediary should in turn make the request of the Depository (or, in the case of an Financial Intermediary, such Financial Intermediary should notify the related Depository Participant of such request, which Depository Participant should make the request of the Depository) on a form required by the Depository and provided to the Depository Participant. In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers must be forwarded to the Trustee under separate cover. Any such requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be resubmitted in proper form. Upon receipt of such Principal Distribution Request, the Depository will date and time stamp such request and forward such request to the Trustee. Such requests will be honored on any Distribution Date only to the extent that they are received by the Depository on or before the Record Date for such Distribution Date. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Principal Distribution Requests delivered to the Depository after the Record Date for a particular Distribution Date and requests received in a timely manner but not accepted with respect to a particular Distribution Date will be treated as Principal Distribution Requests for the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as provided below. In the case of Principal Distribution Requests on behalf of Living Holders, the Depository will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied Principal Distribution Requests and to newly submitted requests. A Principal Distribution Request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder upon satisfaction of the requirements set forth above for requests of a Deceased Holder. Such priority will be effective for each subsequent Distribution Date if the Trustee has received a certified copy of the death certificate for such Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month. Each Principal Distribution Request submitted by a beneficial owner of a Designated Retail Certificate will be held by the Depository until such request has been accepted or has been withdrawn in writing as provided herein. Neither the Trustee nor the Company shall be liable for any delay in delivery of Principal Distribution Requests or Withdrawals (as defined below) of such requests by the Depository, a Depository Participant or any Financial Intermediary.

     In the event that any Principal Distribution Requests are rejected by the Trustee for failure to comply with the requirements of this Section 4.10, the Trustee shall return such requests to the appropriate Depository Participant with a copy to the Depository with an explanation as to the reason for such rejection.

     The Trustee shall maintain a list of those Depository Participants representing the Certificate Owners of Designated Retail Certificates that have submitted Principal Distribution Requests, together with the order of receipt and the amounts of such requests. The Trustee shall notify the Depository and the appropriate Depository Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.10. The exact procedures to be followed by the Trustee and the Depository for purposes of determining such priorities and limitations shall be those established from time to time by the Trustee or the Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters shall be final and binding on all affected Persons.

     Any beneficial owner of a Designated Retail Certificate that has made a Principal Distribution Request may withdraw its request by so notifying in writing the Depository Participant or Financial Intermediary that maintains such beneficial owner's account (each such withdrawal, a "Withdrawal"). The Depository Participant should forward the Withdrawal to the Depository on a form required by the Depository. In the event that such account is maintained by a Financial Intermediary, such Financial Intermediary should notify the related Depository Participant which in turn should forward the Withdrawal of such request, on a form required by the Depository, to the Depository. If such Withdrawal has not been received by the Depository and forwarded to the Trustee on or before the Record Date for the next Distribution Date, the previously made Principal Distribution Request will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of such Designated Retail Certificate on such Distribution Date.

     (d) To the extent, if any, that amounts available for distribution in reduction of the Class Certificate Principal Balance of a Class of Designated Retail Certificates on a Distribution Date pursuant to Section 4.01 (a) or (b), as applicable, exceed the dollar amount of Principal Distribution Requests that have been received in respect of such Class by the related Record Date, as provided in Section 4.10(c) above, distributions in reduction of the Class Certificate Principal Balance of such Class of Certificates will be made by mandatory distributions on a Random Lot basis, in integral multiples equal to $1,000, in reduction thereof without regard to whether such Certificate Owners have submitted Principal Distribution Requests. The Trustee shall notify the Depository of the aggregate amount of the mandatory distribution by Random Lot in reduction of the Class Certificate Principal Balance of such Designated Retail Certificates to be made on the next Distribution Date. The Depository shall then allocate such aggregate amount among its Depository Participants on a Random Lot basis. Each Depository Participant and, in turn, each Financial Intermediary, will then select, in accordance with its own procedures, Designated Retail Certificates of such Class from among those held in its accounts to receive mandatory distributions in reduction of the Class Certificate Principal Balance of such Certificates, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Depository Participant by the Depository and to such Financial Intermediary by its related Depository Participant, as the case may be. Depository Participants and Financial Intermediaries that hold a Class of Designated Retail Certificates selected for mandatory distributions in reduction of the Class Certificate Principal Balance thereof should provide notice of such mandatory distributions to the affected Certificate Owners.

     (e) On the Closing Date, a separate Rounding Account shall be established with the Trustee for each Class of Designated Retail Certificates and the Rounding Account Depositor for such Rounding Account shall cause to be initially deposited the sum of $999.99 in each such Rounding Account. On each Distribution Date on which a distribution is to be made in reduction of the Class Certificate Principal Balance of a Class of Designated Retail Certificates pursuant to Sections 4.01 (a) or (b), as applicable, funds on deposit in the related Rounding Account shall be, to the extent needed, withdrawn by the Trustee and applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class Certificate Principal Balance to be made on such Class of Certificates. Rounding of such distribution on such Class of Designated Retail Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the related Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the Class Certificate Principal Balance of such Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the Class Certificate Principal Balance of such Class of Designated Retail Certificates are to be made pursuant to Sections 4.01 (a) or (b), as applicable, the aggregate amount of such distributions allocable to such Certificates shall be applied first to repay any funds withdrawn from the related Rounding Account and not previously repaid, and then the remainder of such allocable amount, if any, shall be similarly rounded upward to the next integral multiple of $1,000 and applied as distributions in reduction of the Class Certificate Principal Balance of the related Class of Certificates; this process shall continue on succeeding principal Distribution Dates prior to the Cross-Over Date until the Class Certificate Principal Balance of each such Class of Certificates has been reduced to zero. Each Rounding Account shall be maintained as a non-interest bearing account; the Rounding Accounts shall not be assets of the Trust Fund, but shall be an asset in each REMIC.

     (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date coinciding with or after the Cross-Over Date, all distributions in reduction of the Class Certificate Principal Balance of any Class of Designated Retail Certificates will be made among the Holders and Certificate Owners of such Class of Certificates, pro rata, based on their Certificate Principal Balances, and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by Random Lot.

     (g) In the event that Definitive Certificates representing any Class of Designated Retail Certificates are issued pursuant to Section 5.02(f), all requests for distributions or withdrawals of such requests relating to such Class must be submitted to the Trustee, and the Trustee shall perform the functions described in Section 4.10(a) through (d) using its own procedures, which procedures shall, to the extent practicable, be consistent with the procedures described in Section 4.10(a) through (d).

                                    ARTICLE V

                                THE CERTIFICATES

     Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

     (b) The Certificates relating to both Mortgage Pools shall be issued in an aggregate Initial Certificate Principal Balance of $496,862,908.89. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:

                      Initial Class
                       Certificate       Certificate
                        Principal          Interest           Minimum
                         Balance             Rate           Denominations
Designation
Class 1-A1            $98,563,000.00         6.10%           $  25,000
Class 1-A2             32,000,000.00         6.10               25,000
Class 1-A3             71,103,000.00           (1)              25,000
Class 1-A4             50,041,000.00         6.50               25,000
Class 1-A5              4,155,000.00         6.75               25,000
Class 1-A6             38,000,000.00         6.75               25,000
Class 1-A7              1,203,000.00         6.75               25,000
Class 1-A8             62,652,000.00         6.50               25,000
Class 1-A9              4,844,000.00         6.75                1,000
Class 1-PO              2,915,566.55         0.00                (2)
Class 1-S                      (3)           (3)             5,000,000
Class 2-A1             38,400,000.00         6.75               25,000
Class 2-A2              3,653,000.00         6.75                1,000
Class 2-A3             12,039,000.00         6.75               25,000
Class 2-A4              1,750,000.00         6.75                1,000
Class 2-A5             50,000,000.00         6.75               25,000
Class 2-A6              2,000,000.00         6.75                1,000
Class 2-A7              2,600,000.00         6.75                1,000
Class 2-A8              1,000,000.00         6.75                1,000
Class 2-A9              3,600,000.00         6.75                1,000
Class 2-PO                529,356.24         0.00                (2)
Class 2-S                      (4)           (4)             5,000,000
Class M                 9,271,000.00         6.75              100,000
Class B1                3,758,000.00         6.75              100,000
Class B2                2,254,000.00         6.75              100,000
Class B3                2,506,000.00         6.75              250,000
Class B4                1,003,000.00         6.75              250,000
Class B5                1,253,813.21         6.75              250,000
Class R                       100.00         6.75                  100
Class RL                      100.00         6.75                  100
-------------------

(1) Interest will accrue on each Component of the Class 1-A3 Certificates during each Interest Accrual Period at the applicable interest rate set forth in the definition of "Component" on the Component Principal Balance or Notional Component Balance, as applicable, of such Component. The amount of interest that will accrue on the Class 1-A3 Certificates during each Interest Accrual Period will equal the sum of the interest accrued during such Interest Accrual Period on each Component of the Class 1-A3 Certificates.

(2) The Class 1-PO and Class 2-PO Certificates will each be issued as a single Certificate evidencing the entire Class Certificate Principal Balance of such Class.

(3) The Class 1-S Certificates are issued with an initial Notional Principal Balance of $250,344,295.92 and shall bear interest at the Strip Rate.

(4) The Class 2-S Certificates are issued with an initial Notional Principal Balance of $92,959,531.53 and shall bear interest at the Strip Rate.

     (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificates shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in
Section 5.01(b), and integral multiples of $1,000 (or $1,000,000 in the case of the Class S Certificates) in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class). The Residual Certificates shall each be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates and the Class S Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

     (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

     (e) The Strip Rate for each Interest Accrual Period shall be determined by the Company and included in the Servicer's Certificate for the related Distribution Date.

     Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

     (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that
(i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

     The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause the related REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

     No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a (i) Class PO or Class S Certificate or (ii) Restricted Junior Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of (i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the Private Placement Memorandum) or its nominee and (ii) the Class PO or Class S Certificates to the Company or upon any subsequent transfer of any Class PO or Class S Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

     (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or
(B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

          (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

     (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

     (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

     (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (g) On or prior to the Closing Date, there shall be delivered to the Depository (or to State Street Bank and Trust Company acting as custodian for the Depository pursuant to the Depository's procedures) one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

     Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 5.06. Representation of Certain Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

     Section 5.07. Determination of COFI. (a) If the outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI". The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to Certificate Owners and Certificateholders at the following telephone number: (617) 664-5500.

     (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Company will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Company shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this
Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

     (c) If at any time after the occurrence of an Alternative Rate Event the Federal Home Loan Bank of San Francisco resumes publication of COFI, the Certificate Interest Rates for the COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.

     Section 5.08. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR for the related Interest Accrual Period as such rate equal to the Interest Settlement Rate. If such rate does not appear on the Designated Telerate Page as of 11:00 a.m., London time, on the applicable LIBOR Determination Date:

          (i) The Trustee will request the principal London office of each Reference Bank (as defined in Section 5.08(e)) to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for one-month U.S. Dollar deposits as of 11:00 a.m., London time, on the applicable LIBOR Determination Date.

          (ii) If on any LIBOR Determination Date, two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%). If on any LIBOR Determination Date only one or none of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the rate per annum the Trustee determines to be the arithmetic mean (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rate that three major banks in New York City selected by the Trustee are quoting as of approximately 11:00 a.m., New York City time, on the first day of the applicable Interest Accrual Period.

          (iii) If on any LIBOR Determination Date the Trustee is required but unable to determine LIBOR in the manner provided in subparagraph (ii) of this Section 5.08(a), LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

     (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

     (c) Within five Business Days of the Trustee's calculation of the Certificate Interest Rates of the LIBOR Certificates, the Trustee shall furnish to the Company by telecopy (or by such other means as the Trustee and the Company may agree from time to time) such Certificate Interest Rates.

     (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding Interest Accrual Period.

     (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service (the "Reuters Screen LIBO Page") on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be: Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, or if such page is no longer published, the Trustee, after consultation with the Company, shall use its best efforts to designate alternate Reference Banks.

                                   ARTICLE VI

                                   THE COMPANY

     Section 6.01. Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

     Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Section 6.03. Assignment. The Company may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

     Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the applicable Mortgage Loan Payment Record as provided by Section 3.04.

     Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with
Section 7.02.

                                   ARTICLE VII

                                     DEFAULT

     Section 7.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

          (i) Any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Company and that have been or should have been credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Company in the Certificate Account or are thereafter received by the Company with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

     Section 7.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder. Pending appointment of a successor to the Company pursuant to this
Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.

     Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Company pursuant to this Article VII, the Trustee shall give prompt written notice thereof to the related
Certificateholders at their respective addresses appearing in the Certificate Register.

                                  ARTICLE VIII

                                   THE TRUSTEE

     Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) The Trustee shall not be charged with knowledge of (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

     Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Company in accordance with the terms of this Agreement.

     Section 8.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

          (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

     Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company.

     Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

     Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit each Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any related Monthly Advances and Nonrecoverable Advances.

     Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the conditions in any of the following clauses (i), (ii) or (iii) shall occur at any time, the Company may remove the Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information included in the notice referred to below, result in the avoidance of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section 7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause (iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

     Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

     Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent each of the Upper Tier REMIC and Lower Tier REMIC from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or the related REMICs established hereunder. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund and any Reserve Fund, and shall, upon request, execute such returns.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this
Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) as of the first day of the month in which such purchase price is to be distributed to Certificateholders plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate (less any amounts constituting previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

     On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section 4.01. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

     Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the Trust Fund and the related REMICs established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of any such REMIC as defined in section 860F of the Code, or (ii) cause the Upper Tier REMIC or Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.01, the Company shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for such REMIC or REMICs within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

          (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Company for cash in accordance with Section 9.01.

     (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

     (c) On the final federal income tax return for the related REMIC established hereunder, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS


     Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to surrender any right or power herein conferred upon the Company, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of the Upper Tier REMIC or Lower Tier REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause either of the Upper Tier REMIC or Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, (c) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention:
Structured Finance Surveillance, and (d) in the case of S&P, Standard and Poor's Ratings Services, 26 Broadway, 10th Floor, New York, New York 10004, Attention:
Residential Mortgage Surveillance, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 10.06. Notices to the Rating Agencies. The Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

     Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                                 *   *   *

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                 GE CAPITAL MORTGAGE SERVICES, INC.


                                 By:____________________________________
                                    Name:
                                    Title:
[SEAL]


Attest:


By:____________________________________
   Name:
   Title:


                                 STATE STREET BANK AND
                                      TRUST COMPANY,
                                      as Trustee


                                 By:______________________________________
                                    Name:
                                    Title:
[SEAL]


Attest:


By:____________________________________
   Name:
   Title:

State of New Jersey   )
                      ) ss.:
County of Camden      )


     On the day of April, 1999 before me, a notary public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at _______________________________________________________________________________;
that he/she is a(n) _________________________ of GE Capital Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.




                                           ----------------------------------
                                                      Notary Public



[Notarial Seal]

The Commonwealth of Massachusetts   )
                                    ) ss.:
County of Suffolk                   )


     On the day of April, 1999 before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at _______________________________________________________________________________;
that he/she is a(n) __________________________________ of State Street Bank and
Trust Company, one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.




                                           ----------------------------------
                                                      Notary Public



[Notarial Seal]

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                 Initial Class 1-A1 Certificate
                                       Principal Balance:
Class 1-A1                             $98,563,000

Certificate Interest                   Initial Certificate Principal
Rate per annum: 6.10%                  Balance of this Certificate:
                                       $
Cut-off Date:
April 1, 1999

First Distribution Date:               CUSIP:36157RT21
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Mortgage Pass-Through Certificates, Series 1999-9, issued in thirty Classes (Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-A8, Class 1-A9, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 1-S, Class 2-S, Class R, Class RL, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of the Mortgage Loans is subject to the aggregate Scheduled Principal Balance both Pool 1 and Pool 2 at the time of repurchase being less than 10 percent of the aggregate Scheduled Principal Balance of both Pool 1 and Pool 2 as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                           STATE STREET BANK AND TRUST
                           COMPANY, not in its individual
                           capacity but solely as Trustee



(SEAL)
                           By:
                           Name:
                           Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




                   (Please print or typewrite name and address
                     including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:





Dated:




Signature by or on behalf of assignor





*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                 Initial Class 1-A2 Certificate
                                       Principal Balance:
Class 1-A2                             $32,000,000

Certificate Interest                   Initial Certificate Principal
Rate per annum: 6.10%                  Balance of this Certificate:
                                       $
Cut-off Date:
April 1, 1999

First Distribution Date:               CUSIP:36157RS89
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                   Initial Class 1-A3 Certificate
                                         Principal Balance:
Class 1-A3                               $71,103,000

Certificate Interest                     Initial Certificate Principal
Rate per annum: variable                 Balance of this Certificate:
                                         $
Cut-off Date:
April 1, 1999

First Distribution Date:                 CUSIP:36157RS97
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                  Initial Class 1-A4 Certificate
                                        Principal Balance:
Class 1-A4                              $50,041,000

Certificate Interest                    Initial Certificate Principal
Rate per annum: 6.50%                   Balance of this Certificate:
                                        $
Cut-off Date:
April 1, 1999

First Distribution Date:                CUSIP:36157RT39
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 1-A5 Certificate
                                    Principal Balance:
Class 1-A5                          $4,155,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                    $
Cut-off Date:
April 1, 1999

First Distribution Date:            CUSIP:36157RT47
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                 Initial Class 1-A6 Certificate
                                       Principal Balance:
Class 1-A6                             $38,000,000

Certificate Interest                   Initial Certificate Principal
Rate per annum: 6.75%                  Balance of this Certificate:
                                       $
Cut-off Date:
April 1, 1999

First Distribution Date:               CUSIP:36157RT54
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                Initial Class 1-A7 Certificate
                                      Principal Balance:
Class 1-A7                            $1,203,000

Certificate Interest                  Initial Certificate Principal
Rate per annum: 6.75%                 Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1999

First Distribution Date:              CUSIP:36157RT62
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A7 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                Initial Class 1-A8 Certificate
                                      Principal Balance:
Class 1-A8                            $62,652,000

Certificate Interest                  Initial Certificate Principal
Rate per annum: 6.50%                 Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1999

First Distribution Date:              CUSIP:36157RT70
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A8 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                 Initial Class 1-A9 Certificate
                                       Principal Balance:
Class 1-A9                             $4,884,000

Certificate Interest                   Initial Certificate Principal
Rate per annum: 6.75%                  Balance of this Certificate:
                                       $
Cut-off Date:
April 1, 1999

First Distribution Date:               CUSIP:36157RT88
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-A9 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                  Initial Class 2-A1 Certificate
                                        Principal Balance:
Class 2-A1                              $38,400,000

Certificate Interest                    Initial Certificate Principal
Rate per annum: 6.75%                   Balance of this Certificate:
                                        $
Cut-off Date:
April 1, 1999

First Distribution Date:                CUSIP:36157RU37
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Mortgage Pass-Through Certificates, Series 1999-9, issued in thirty Classes (Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-A8, Class 1-A9, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 1-S, Class 2-S, Class R, Class RL, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of the Mortgage Loans is subject to the aggregate Scheduled Principal Balance both Pool 1 and Pool 2 at the time of repurchase being less than 10 percent of the aggregate Scheduled Principal Balance of both Pool 1 and Pool 2 as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                           STATE STREET BANK AND TRUST
                           COMPANY, not in its individual
                           capacity but solely as Trustee



(SEAL)
                           By:
                           Name:
                           Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




                   (Please print or typewrite name and address
                     including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:





Dated:




Signature by or on behalf of assignor





*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                 Initial Class 2-A2 Certificate
                                       Principal Balance:
Class 2-A2                             $3,653,000

Certificate Interest                   Initial Certificate Principal
Rate per annum: 6.75%                  Balance of this Certificate:
                                       $
Cut-off Date:
April 1, 1999

First Distribution Date:               CUSIP:36157RU45
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                   Initial Class 2-A3 Certificate
                                         Principal Balance:
Class 2-A3                               $12,039,000

Certificate Interest                     Initial Certificate Principal
Rate per annum: 6.75%                    Balance of this Certificate:
                                         $
Cut-off Date:
April 1, 1999

First Distribution Date:                 CUSIP:36157RU52
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 2-A4 Certificate
                                    Principal Balance:
Class 2-A4                          $1,750,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                    $
Cut-off Date:
April 1, 1999

First Distribution Date:            CUSIP:36157RU60
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                               Initial Class 2-A5 Certificate
                                     Principal Balance:
Class 2-A5                           $50,000,000

Certificate Interest                 Initial Certificate Principal
Rate per annum: 6.75%                Balance of this Certificate:
                                     $
Cut-off Date:
April 1, 1999

First Distribution Date:             CUSIP:36157RU78
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                               Initial Class 2-A6 Certificate
                                     Principal Balance:
Class 2-A6                           $2,000,000

Certificate Interest                 Initial Certificate Principal
Rate per annum: 6.75%                Balance of this Certificate:
                                     $
Cut-off Date:
April 1, 1999

First Distribution Date:             CUSIP:36157RU86
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                   Initial Class 2-A7 Certificate
                                         Principal Balance:
Class 2-A7                               $2,600,000

Certificate Interest                     Initial Certificate Principal
Rate per annum: 6.75%                    Balance of this Certificate:
                                         $
Cut-off Date:
April 1, 1999

First Distribution Date:                 CUSIP:36157RU94
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A7 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                  Initial Class 2-A8 Certificate
                                        Principal Balance:
Class 2-A8                              $1,000,000

Certificate Interest                    Initial Certificate Principal
Rate per annum: 6.75%                   Balance of this Certificate:
                                        $
Cut-off Date:
April 1, 1999

First Distribution Date:                CUSIP:36157RV28
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A8 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                 Initial Class 2-A9 Certificate
                                       Principal Balance:
Class 2-A9                             $3,600,000

Certificate Interest                   Initial Certificate Principal
Rate per annum: 6.75%                  Balance of this Certificate:
                                       $
Cut-off Date:
April 1, 1999

First Distribution Date:               CUSIP:36157RV36
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-A9 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY (AS DEFINED HEREIN) AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                   Initial Class R Certificate
                                         Principal Balance:
Class R                                  $100

Certificate Interest                     Initial Certificate Principal
Rate per annum: 6.75%                    Balance of this Certificate:
                                         $
Cut-off Date:
April 1, 1999

First Distribution Date:                 CUSIP:36157RT96
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Mortgage Pass-Through Certificates, Series 1999-9, issued in thirty Classes (Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-A8, Class 1-A9, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 1-S, Class 2-S, Class R, Class RL, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of the Mortgage Loans is subject to the aggregate Scheduled Principal Balance both Pool 1 and Pool 2 at the time of repurchase being less than 10 percent of the aggregate Scheduled Principal Balance of both Pool 1 and Pool 2 as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                         STATE STREET BANK AND TRUST
                         COMPANY, not in its individual
                         capacity but solely as Trustee



(SEAL)
                         By:
                         Name:
                         Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




                   (Please print or typewrite name and address
                     including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:





Dated:




Signature by or on behalf of assignor





*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY (AS DEFINED HEREIN) AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                Initial Class RL Certificate
                                      Principal Balance:
Class RL                              $100

Certificate Interest                  Initial Certificate Principal
Rate per annum: 6.75%                 Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1999

First Distribution Date:              CUSIP:36157RU29
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class RL Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE CLASS S NOTIONAL PRINCIPAL BALANCE, WHICH, AS OF ANY DISTRIBUTION DATE, IS EQUAL TO THE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE OUTSTANDING NON-DISCOUNT MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). CONSEQUENTLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE SECURITIES ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                  Initial Class 1-S Notional
                                        Certificate Principal Balance:
Class 1-S                               $247,334,295.92

Certificate Interest                    Initial Notional Certificate
Rate per annum: variable                Principal Balance of this Certificate:
                                        $
Cut-off Date:
April 1, 1999

First Distribution Date:
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-S Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Mortgage Pass-Through Certificates, Series 1999-9, issued in thirty Classes (Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-A8, Class 1-A9, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 1-S, Class 2-S, Class R, Class RL, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of the Mortgage Loans is subject to the aggregate Scheduled Principal Balance both Pool 1 and Pool 2 at the time of repurchase being less than 10 percent of the aggregate Scheduled Principal Balance of both Pool 1 and Pool 2 as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                         STATE STREET BANK AND TRUST
                         COMPANY, not in its individual
                         capacity but solely as Trustee



(SEAL)
                         By:
                         Name:
                         Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




                   (Please print or typewrite name and address
                     including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:





Dated:




Signature by or on behalf of assignor





*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE CLASS S NOTIONAL PRINCIPAL BALANCE, WHICH, AS OF ANY DISTRIBUTION DATE, IS EQUAL TO THE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE OUTSTANDING NON-DISCOUNT MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). CONSEQUENTLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE SECURITIES ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                  Initial Class 2-S Notional
                                        Certificate Principal Balance:
Class 2-S                               $92,959,531.53

Certificate Interest                    Initial Notional Certificate
Rate per annum: variable                Principal Balance of this Certificate:
                                        $
Cut-off Date:
April 1, 1999

First Distribution Date:
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-S Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE SECURITIES ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class 1-PO Certificate
                                    Principal Balance:
Class 1-PO                          $2,915,566.55

Certificate Interest                Initial Certificate Principal
Rate per annum:                     Balance of this Certificate:
non-interest bearing                $

Cut-off Date:
April 1, 1999

First Distribution Date:
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 1-PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Mortgage Pass-Through Certificates, Series 1999-9, issued in thirty Classes (Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-A8, Class 1-A9, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 1-S, Class 2-S, Class R, Class RL, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of the Mortgage Loans is subject to the aggregate Scheduled Principal Balance both Pool 1 and Pool 2 at the time of repurchase being less than 10 percent of the aggregate Scheduled Principal Balance of both Pool 1 and Pool 2 as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                         STATE STREET BANK AND TRUST
                         COMPANY, not in its individual
                         capacity but solely as Trustee



(SEAL)
                         By:
                         Name:
                         Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




                   (Please print or typewrite name and address
                     including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:





Dated:




Signature by or on behalf of assignor





*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE SECURITIES ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                 Initial Class 2-PO Certificate
                                       Principal Balance:
Class 2-PO                             $529,356.24

Certificate Interest                   Initial Certificate Principal
Rate per annum:                        Balance of this Certificate:
non-interest bearing                   $

Cut-off Date:
April 1, 1999

First Distribution Date:
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class 2-PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                             Initial Class M Certificate
                                   Principal Balance:
Class M                            $9,271,000

Certificate Interest               Initial Certificate Principal
Rate per annum: 6.75%              Balance of this Certificate:
                                   $
Cut-off Date:
April 1, 1999

First Distribution Date:           CUSIP: 36157RV44
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Mortgage Pass-Through Certificates, Series 1999-9, issued in thirty Classes (Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-A8, Class 1-A9, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 1-S, Class 2-S, Class R, Class RL, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of the Mortgage Loans is subject to the aggregate Scheduled Principal Balance both Pool 1 and Pool 2 at the time of repurchase being less than 10 percent of the aggregate Scheduled Principal Balance of both Pool 1 and Pool 2 as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                         STATE STREET BANK AND TRUST
                         COMPANY, not in its individual
                         capacity but solely as Trustee



(SEAL)
                         By:
                         Name:
                         Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




                   (Please print or typewrite name and address
                     including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:





Dated:




Signature by or on behalf of assignor





*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                Initial Class B1 Certificate
                                      Principal Balance:
Class B1                              $3,758,000

Certificate Interest                  Initial Certificate Principal
Rate per annum: 6.75%                 Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1999

First Distribution Date:              CUSIP: 36157RV51
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B2 Certificate
                                    Principal Balance:
Class B2                            $2,254,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                    $
Cut-off Date:
April 1, 1999

First Distribution Date:            CUSIP: 36157RV69
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                 Initial Class B3 Certificate
                                       Principal Balance:
Class B3                               $2,506,000.00

Certificate Interest                   Initial Certificate Principal
Rate per annum: 6.75%                  Balance of this Certificate:
                                       $
Cut-off Date:
April 1, 1999

First Distribution Date:               CUSIP: 36157RV77
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Mortgage Pass-Through Certificates, Series 1999-9, issued in thirty Classes (Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-A8, Class 1-A9, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 1-S, Class 2-S, Class R, Class RL, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class 1-A7, Class 1-PO, Class 2-PO, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of the Mortgage Loans is subject to the aggregate Scheduled Principal Balance both Pool 1 and Pool 2 at the time of repurchase being less than 10 percent of the aggregate Scheduled Principal Balance of both Pool 1 and Pool 2 as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                         STATE STREET BANK AND TRUST
                         COMPANY, not in its individual
                         capacity but solely as Trustee



(SEAL)
                         By:
                         Name:
                         Title:



Countersigned:


By
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee




                   (Please print or typewrite name and address
                     including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:





Dated:




Signature by or on behalf of assignor





*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

     In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

                                            |_| (a) This Certificate is being
                                    transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                            |_| (b) This Certificate is being
                                    transferred by the undersigned to an
                                    institutional "accredited investor" (as
                                    defined in Rule 501(a)(1), (2), (3) or (7)
                                    of Regulation D under the Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
                                                               (Signature)

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

     The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.

Dated
                                                                    (Signature)

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

     The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or
(y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.

Dated
                                                                    (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B4 Certificate
                                    Principal Balance:
Class B4                            $1,003,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                    $
Cut-off Date:
April 1, 1999

First Distribution Date:            CUSIP: 36157RV85
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

             REMIC MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1999-9


                 evidencing a beneficial ownership interest in a
               trust fund which consists primarily of two pools of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                  Initial Class B5 Certificate
                                        Principal Balance:
Class B5                                $1,253,813.21

Certificate Interest                    Initial Certificate Principal
Rate per annum: 6.75%                   Balance of this Certificate:
                                        $
Cut-off Date:
April 1, 1999

First Distribution Date:                CUSIP: 36157RV93
May 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of two pools ("Pool 1" and "Pool 2") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and

                                    EXHIBIT B

                           PRINCIPAL BALANCE SCHEDULES


                                                      Aggregate Pool 1
           Distribution Date                             PAC Balance
     Initial Balance............                       150,666,000.00
     May 1999...................                       150,163,776.22
     June 1999..................                       149,582,583.93
     July 1999..................                       148,922,762.48
     August 1999................                       148,184,501.93
     September 1999.............                       147,368,043.11
     October 1999...............                       146,473,677.56
     November 1999..............                       145,501,747.44
     December 1999..............                       144,452,645.41
     January 2000...............                       143,326,814.39
     February 2000..............                       142,124,772.46
     March 2000.................                       140,847,061.83
     April 2000.................                       139,494,274.07
     May 2000...................                       138,067,049.69
     June 2000..................                       136,566,121.80
     July 2000..................                       134,992,237.60
     August 2000................                       133,346,180.30
     September 2000.............                       131,628,829.24
     October 2000...............                       129,841,183.91
     November 2000..............                       127,984,316.24
     December 2000..............                       126,059,295.64
     January 2001...............                       124,067,171.11
     February 2001..............                       122,009,114.63
     March 2001.................                       119,886,328.47
     April 2001.................                       117,700,447.06
     May 2001...................                       115,453,314.72
     June 2001..................                       113,147,163.54
     July 2001..................                       110,784,524.30
     August 2001................                       108,369,312.08
     September 2001.............                       105,913,689.67
     October 2001...............                       103,442,505.28
     November 2001..............                       100,987,700.16
     December 2001..............                        98,549,169.22
     January 2002...............                        96,126,808.02
     February 2002..............                        93,720,512.83
     March 2002.................                        91,330,180.59
     April 2002.................                        88,955,708.91
     May 2002...................                        86,596,996.08
     June 2002..................                        84,253,941.05
     July 2002..................                        81,926,443.43
     August 2002................                        79,614,403.48
     September 2002.............                        77,317,722.13
     October 2002...............                        75,036,300.94
     November 2002..............                        72,770,042.14
     December 2002..............                        70,518,848.56
     January 2003...............                        68,282,623.71
     February 2003..............                        66,061,271.71
     March 2003.................                        63,854,697.30
     April 2003.................                        61,662,805.86
     May 2003...................                        59,485,503.39
     June 2003..................                        57,322,696.49
     July 2003..................                        55,174,292.39
     August 2003................                        53,040,198.92
     September 2003.............                        50,920,324.52
     October 2003...............                        48,814,578.21
     November 2003..............                        46,722,869.64
     December 2003..............                        44,645,109.03
     January 2004...............                        42,581,207.19
     February 2004..............                        40,531,075.52
     March 2004.................                        38,494,626.00
     April 2004.................                        36,471,771.19
     May 2004...................                        34,584,044.47
     June 2004..................                        32,709,510.38
     July 2004..................                        30,848,083.54
     August 2004................                        28,999,679.09
     September 2004.............                        27,164,212.75
     October 2004...............                        25,341,600.79
     November 2004..............                        23,552,968.09
     December 2004..............                        21,830,312.84
     January 2005...............                        20,171,584.18
     February 2005..............                        18,574,794.09
     March 2005.................                        17,038,015.47
     April 2005.................                        15,559,380.40
     May 2005...................                        14,287,594.92
     June 2005..................                        13,066,716.94
     July 2005..................                        11,895,090.11
     August 2005................                        10,771,109.55
     September 2005.............                         9,693,220.34
     October 2005...............                         8,659,915.99
     November 2005..............                         7,669,737.00
     December 2005..............                         6,721,269.49
     January 2006...............                         5,813,143.80
     February 2006..............                         4,944,033.18
     March 2006.................                         4,112,652.54
     April 2006.................                         3,317,757.19
     May 2006...................                         2,800,110.95
     June 2006..................                         2,307,715.18
     July 2006..................                         1,839,628.09
     August 2006................                         1,394,939.42
     September 2006.............                           972,769.43
     October 2006...............                           572,267.98
     November 2006..............                           192,613.53
     December 2006 and thereafter                                0.00




                        Class 1-A3 TAC Component Balances     Class 1-A4 and Class 1-A8 Aggregate TAC Balances

                                                                  Class 1-A4 and            Class 1-A4 and
                         Class 1-A3         Class 1-A3              Class 1-A8                Class 1-A8
                        TAC Component      TAC Component           Aggregate TAC             Aggregate TAC
                           Balance            Balance                 Balance                   Balance
 Distribution Date          No. 1              No. 2                   No. 1                     No. 2
Initial Balance..      $ 51,000,000.00    $51,000,000.00         $112,693,000.00           $112,693,000.00
May 1999.........        51,270,052.78     51,270,052.78          112,164,018.21            112,164,018.21
June 1999........        51,535,559.44     51,535,559.44          111,562,274.12            111,562,274.12
July 1999........        51,796,528.39     51,796,528.39          110,887,803.56            110,887,803.56
August 1999......        52,052,983.56     52,052,983.56          110,140,775.21            110,140,775.21
September 1999...        52,304,964.55     52,304,964.55          109,321,491.20            109,321,491.20
October 1999.....        52,552,526.68     50,953,915.00          108,430,387.56            108,430,387.56
November 1999....        52,795,741.03     48,266,337.15          107,468,034.27            107,468,034.27
December 1999....        53,034,694.45     45,257,755.78          106,435,134.97            106,435,134.97
January 2000.....        53,269,489.43     41,937,954.50          105,332,526.44            105,332,526.44
February 2000....        53,500,246.21     39,449,369.22          104,161,201.89            103,030,647.02
March 2000.......        53,727,098.09     37,323,664.56          102,922,259.97            100,012,560.52
April 2000.......        53,950,193.57     35,052,019.72          101,616,928.82             96,803,814.98
May 2000.........        54,169,696.06     32,646,358.42          100,246,564.12             93,411,146.54
June 2000........        54,385,787.18     30,119,937.15           98,812,688.11             89,842,071.24
July 2000........        54,598,659.82     27,487,012.40           97,316,912.80             86,104,622.49
August 2000......        54,808,519.75     24,762,846.04           95,760,959.32             82,207,401.19
September 2000...        55,015,590.03     21,963,780.39           94,146,710.92             78,159,723.09
October 2000.....        55,220,112.16     19,107,159.98           92,476,229.71             73,971,642.01
November 2000....        55,422,341.48     16,211,048.77           90,751,707.43             69,653,766.01
December 2000....        55,622,540.66     13,293,910.77           88,975,393.45             65,217,011.72
January 2001.....        55,820,978.04     10,374,472.32           87,149,577.24             60,672,533.17
February 2001....        56,017,938.29      7,471,962.61           85,276,714.73             56,032,083.79
March 2001.......        56,213,714.34      4,605,711.20           83,359,339.05             51,307,709.48
April 2001.......        56,408,637.10      1,795,917.02           81,400,412.25             46,512,768.77
May 2001.........        56,603,056.13              0.00           79,403,110.18             41,661,211.28
June 2001........        56,797,351.38              0.00           77,370,968.20             36,767,957.53
July 2001........        56,991,924.14              0.00           75,307,785.52             31,848,542.79
August 2001......        57,187,275.89              0.00           73,218,562.67             26,921,821.67
September 2001...        57,384,510.95              0.00           71,115,459.90             22,027,329.53
October 2001.....        57,585,628.46              0.00           69,021,399.79             17,234,892.58
November 2001....        57,793,052.12              0.00           66,964,755.49             12,627,550.24
December 2001....        58,006,698.59              0.00           64,944,885.16              8,199,431.12
January 2002.....        58,226,486.30              0.00           62,961,155.78              3,944,837.50
February 2002....        58,452,335.42              0.00           61,012,943.00                      0.00
March 2002.......        58,684,167.85              0.00           59,099,631.07                      0.00
April 2002.......        58,921,907.19              0.00           57,220,612.67                      0.00
May 2002.........        59,165,478.67              0.00           55,375,288.83                      0.00
June 2002........        59,414,809.21              0.00           53,563,068.79                      0.00
July 2002........        59,669,827.30              0.00           51,783,369.94                      0.00
August 2002......        59,930,463.04              0.00           50,035,617.64                      0.00
September 2002...        60,196,648.08              0.00           48,319,245.16                      0.00
October 2002.....        60,468,315.61              0.00           46,633,693.55                      0.00
November 2002....        60,745,400.33              0.00           44,978,411.52                      0.00
December 2002....        61,027,838.42              0.00           43,352,855.41                      0.00
January 2003.....        61,315,567.55              0.00           41,756,488.97                      0.00
February 2003....        61,608,526.79              0.00           40,188,783.34                      0.00
March 2003.......        61,906,656.65              0.00           38,649,216.94                      0.00
April 2003.......        62,209,899.04              0.00           37,137,275.36                      0.00
May 2003.........        62,518,197.23              0.00           35,652,451.22                      0.00
June 2003........        62,831,495.84              0.00           34,194,244.17                      0.00
July 2003........        63,149,740.82              0.00           32,762,160.69                      0.00
August 2003......        63,472,879.44              0.00           31,355,714.06                      0.00
September 2003...        63,800,860.23              0.00           29,974,424.25                      0.00
October 2003.....        64,133,633.01              0.00           28,617,817.83                      0.00
November 2003....        64,471,148.83              0.00           27,285,427.87                      0.00
December 2003....        64,813,359.98              0.00           25,976,793.84                      0.00
January 2004.....        65,160,219.95              0.00           24,691,461.59                      0.00
February 2004....        65,511,683.41              0.00           23,428,983.14                      0.00
March 2004.......        65,867,706.20              0.00           22,188,916.73                      0.00
April 2004.......        66,228,245.31              0.00           20,970,826.63                      0.00
May 2004.........        66,600,779.19              0.00           19,882,213.56                      0.00
June 2004........        66,975,408.58              0.00           18,814,011.32                      0.00
July 2004........        67,352,145.25              0.00           17,765,804.67                      0.00
August 2004......        67,731,001.07              0.00           16,737,184.09                      0.00
September 2004...        68,111,987.95              0.00           15,727,745.73                      0.00
October 2004.....        68,495,117.88              0.00           14,737,091.29                      0.00
November 2004....        68,880,402.92              0.00           13,743,619.90                      0.00
December 2004....        69,267,855.18              0.00           12,714,863.36                      0.00
January 2005.....        69,657,486.87              0.00           11,652,408.37                      0.00
February 2005....        70,049,310.23              0.00           10,557,784.64                      0.00
March 2005.......        70,443,337.60              0.00            9,432,466.64                      0.00
April 2005.......        70,839,581.38              0.00            8,277,875.36                      0.00
May 2005.........        71,238,054.02              0.00            7,016,269.21                      0.00
June 2005........        71,638,768.08              0.00            5,731,013.22                      0.00
July 2005........        72,041,736.15              0.00            4,423,337.73                      0.00
August 2005......        72,446,970.91              0.00            3,094,426.95                      0.00
September 2005...        72,854,485.12              0.00            1,745,420.38                      0.00
October 2005.....        73,264,291.60              0.00              377,414.27                      0.00
November 2005....        73,072,047.84              0.00                    0.00                      0.00
December 2005....        72,123,468.63              0.00                    0.00                      0.00
January 2006.....        71,162,648.57              0.00                    0.00                      0.00
February 2006....        70,190,503.46              0.00                    0.00                      0.00
March 2006.......        69,207,913.09              0.00                    0.00                      0.00
April 2006.......        68,215,722.41              0.00                    0.00                      0.00
May 2006.........        67,108,605.59              0.00                    0.00                      0.00
June 2006........        66,000,235.24              0.00                    0.00                      0.00
July 2006........        64,891,190.98              0.00                    0.00                      0.00
August 2006......        63,782,025.99              0.00                    0.00                      0.00
September 2006...        62,673,267.91              0.00                    0.00                      0.00
October 2006.....        61,565,419.72              0.00                    0.00                      0.00
November 2006....        60,458,960.66              0.00                    0.00                      0.00
December 2006....        59,187,359.30              0.00                    0.00                      0.00
January 2007.....        57,744,710.24              0.00                    0.00                      0.00
February 2007....        56,323,298.90              0.00                    0.00                      0.00
March 2007.......        54,922,801.74              0.00                    0.00                      0.00
April 2007.......        53,542,899.77              0.00                    0.00                      0.00
May 2007.........        52,301,750.26              0.00                    0.00                      0.00
June 2007........        51,078,021.15              0.00                    0.00                      0.00
July 2007........        49,871,444.68              0.00                    0.00                      0.00
August 2007......        48,681,756.87              0.00                    0.00                      0.00
September 2007...        47,508,697.49              0.00                    0.00                      0.00
October 2007.....        46,352,009.99              0.00                    0.00                      0.00
November 2007....        45,211,441.43              0.00                    0.00                      0.00
December 2008....        44,086,742.48              0.00                    0.00                      0.00
January 2008.....        42,977,667.32              0.00                    0.00                      0.00
February 2008....        41,883,973.64              0.00                    0.00                      0.00
March 2008.......        40,805,422.53              0.00                    0.00                      0.00
April 2008.......        39,741,778.47              0.00                    0.00                      0.00
May 2008.........        38,792,281.89              0.00                    0.00                      0.00
June 2008........        37,854,530.82              0.00                    0.00                      0.00
July 2008........        36,928,351.54              0.00                    0.00                      0.00
August 2008......        36,013,572.69              0.00                    0.00                      0.00
September 2008...        35,110,025.15              0.00                    0.00                      0.00
October 2008.....        34,217,542.12              0.00                    0.00                      0.00
November 2008....        33,335,958.98              0.00                    0.00                      0.00
December 2008....        32,465,113.33              0.00                    0.00                      0.00
January 2009.....        31,604,844.95              0.00                    0.00                      0.00
February 2009....        30,754,995.74              0.00                    0.00                      0.00
March 2009.......        29,915,409.71              0.00                    0.00                      0.00
April 2009.......        29,085,932.97              0.00                    0.00                      0.00
May 2009.........        28,266,413.65              0.00                    0.00                      0.00
June 2009........        27,456,701.93              0.00                    0.00                      0.00
July 2009........        26,656,649.98              0.00                    0.00                      0.00
August 2009......        25,886,111.93              0.00                    0.00                      0.00
September 2009...        25,084,943.85              0.00                    0.00                      0.00
October 2009.....        24,313,003.74              0.00                    0.00                      0.00
November 2009....        23,550,151.47              0.00                    0.00                      0.00
December 2009....        22,796,248.79              0.00                    0.00                      0.00
January 2010.....        22,051,159.27              0.00                    0.00                      0.00
February 2010....        21,314,748.29              0.00                    0.00                      0.00
March 2010.......        20,586,883.03              0.00                    0.00                      0.00
April 2010.......        19,867,432.42              0.00                    0.00                      0.00
May 2010.........        19,156,267.14              0.00                    0.00                      0.00
June 2010........        18,453,259.56              0.00                    0.00                      0.00
July 2010........        17,758,283.76              0.00                    0.00                      0.00
August 2010......        17,071,215.47              0.00                    0.00                      0.00
September 2010...        16,391,932.09              0.00                    0.00                      0.00
October 2010.....        15,720,312.60              0.00                    0.00                      0.00
November 2010....        15,056,237.60              0.00                    0.00                      0.00
December 2010....        14,399,589.28              0.00                    0.00                      0.00
January 2011.....        13,750,251.35              0.00                    0.00                      0.00
February 2011....        13,108,109.08              0.00                    0.00                      0.00
March 2011.......        12,473,049.24              0.00                    0.00                      0.00
April 2011.......        11,844,960.09              0.00                    0.00                      0.00
May 2011.........        11,223,731.35              0.00                    0.00                      0.00
June 2011........        10,609,254.21              0.00                    0.00                      0.00
July 2011........        10,001,421.27              0.00                    0.00                      0.00
August 2011......         9,400,126.55              0.00                    0.00                      0.00
September 2011...         8,805,265.46              0.00                    0.00                      0.00
October 2011.....         8,216,734.76              0.00                    0.00                      0.00
November 2011....         7,634,432.58              0.00                    0.00                      0.00
December 2011....         7,058,258.38              0.00                    0.00                      0.00
January 2012.....         6,488,112.94              0.00                    0.00                      0.00
February 2012....         5,923,898.31              0.00                    0.00                      0.00
March 2012.......         5,365,517.84              0.00                    0.00                      0.00
April 2012.......         4,812,876.14              0.00                    0.00                      0.00
May 2012.........         4,265,879.04              0.00                    0.00                      0.00
June 2012........         3,724,433.63              0.00                    0.00                      0.00
July 2012........         3,188,448.16              0.00                    0.00                      0.00
August 2012......         2,657,832.11              0.00                    0.00                      0.00
September 2012...         2,132,654.14              0.00                    0.00                      0.00
October 2012.....         1,612,664.84              0.00                    0.00                      0.00
November 2012....         1,097,777.20              0.00                    0.00                      0.00
December 2012....           587,905.34              0.00                    0.00                      0.00
January 2013.....            82,964.48              0.00                    0.00                      0.00
February 2013 and
  thereafter.....                 0.00              0.00                    0.00                      0.00

                                    EXHIBIT C

                                 MORTGAGE LOANS

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:            1
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0004891677     MORTGAGORS: PHILLIPS             GAIL

    REGION CODE    ADDRESS   : 4025 ALTA MESA DRIVE
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,213.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,466.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   02/01/22
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 76.54321
    ----------------------------------------------------------------------------
0   0004950705     MORTGAGORS: BOCKMAN              DAVID
                               BOCKMAN              ELVIA
    REGION CODE    ADDRESS   : 24589 SECOND STREET
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94541
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,222.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/22
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 69.01408
    ----------------------------------------------------------------------------
0   0005439484     MORTGAGORS: YUAN                 JOSEPH
                               YUAN                 THERESA
    REGION CODE    ADDRESS   : 20027 LASSEN STREET
        02         CITY      :    CHATSWORTH
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   260,137.25  OPTION TO CONVERT :
    UNPAID BALANCE :    240,249.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,295.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.87500  MATURITY DATE     :   05/01/19
    CURRENT INT RATE:      9.87500  PRODUCT CODE      :   002
    LTV :                 78.82947
    ----------------------------------------------------------------------------
0   0005452230     MORTGAGORS: JAHNKE               EDWARD
                               JAHNKE               BARBARA
    REGION CODE    ADDRESS   : 800 ARDEN ROAD
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91106
    MORTGAGE AMOUNT :   494,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    441,306.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,714.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0005465927     MORTGAGORS: BARRAGAN             SALVADOR
                               LIMP                 LYNNE
    REGION CODE    ADDRESS   : 2011 RUHLAND AVENUE #B
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,151.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,140.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,575,537.25
                               P & I AMT:     12,544.05  UPB AMT:   1,449,143.24
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:            2
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0005508510     MORTGAGORS: SALVI                KIRITKUMAR
                               SALVI                REKHABEN
    REGION CODE    ADDRESS   : 9 FRANCISCAN PLACE
        01         CITY      :    POMONA
                   STATE/ZIP : CA  91766
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,005.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------------------
0   0005508965     MORTGAGORS: BERRY                SCOTT
                               BERRY                CHERYL
    REGION CODE    ADDRESS   : 3 DEER CREEK
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92714
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,084.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,152.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0005512330     MORTGAGORS: YEN                  THOMAS
                               YEN                  SU MEI
    REGION CODE    ADDRESS   : 5 RIMROCK
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92715
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,134.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,736.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 66.05500
    ----------------------------------------------------------------------------
0   0005514328     MORTGAGORS: LARES                ALFRED

    REGION CODE    ADDRESS   : 27581 SONCILLO
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92691
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,162.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 77.27272
    ----------------------------------------------------------------------------
0   0005514336     MORTGAGORS: LEE                  HAE YUEN
                               LEE                  HONG JA
    REGION CODE    ADDRESS   : 1116 VERA CRUZ STREET
        01         CITY      :    MONTEBELLO
                   STATE/ZIP : CA  90640
    MORTGAGE AMOUNT :   219,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    205,741.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 74.98293
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,364,700.00
                               P & I AMT:     10,503.66  UPB AMT:   1,239,129.57
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:            3
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0005515010     MORTGAGORS: CASTILLO             REYNALDO
                               CASTILLO             ELISEA
    REGION CODE    ADDRESS   : 5153 MOUNT HELENA AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90041
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,817.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,488.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 84.21000
    ----------------------------------------------------------------------------
0   0005515655     MORTGAGORS: RAMIL                ROMEO
                               RAMIL                MADELEINE
    REGION CODE    ADDRESS   : 3770 DEEDHAM DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   248,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,975.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,935.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0005517941     MORTGAGORS: MARR                 BLAKE
                               DAVIS                REBECCA
    REGION CODE    ADDRESS   : 43623 TONICA RD.
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,578.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 88.18181
    ----------------------------------------------------------------------------
0   0005521026     MORTGAGORS: STUART               KENNETH
                               STUART               BARBARA
    REGION CODE    ADDRESS   : 110 RIVER RIDGE WAY
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,164.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/22
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 84.15000
    ----------------------------------------------------------------------------
0   0005521257     MORTGAGORS: WEBB                 RALPH
                               WEBB                 YOLANDA
    REGION CODE    ADDRESS   : 9922 BACANORA AVENUE
        01         CITY      :    WHITTIER
                   STATE/ZIP : CA  90603
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,461.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.15100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,306,800.00
                               P & I AMT:     10,138.32  UPB AMT:   1,171,997.95
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:            4
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0005521315     MORTGAGORS: ARENA                FRANK
                               ARENA                SUSAN
    REGION CODE    ADDRESS   : 337 PURDY AVENUE
        01         CITY      :    PLACENTIA
                   STATE/ZIP : CA  92670
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,210.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0005521380     MORTGAGORS: REINHARDT            PAUL
                               REINHARDT            REBECCA
    REGION CODE    ADDRESS   : 9305 PENBROOK COURT
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,967.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.99641
    ----------------------------------------------------------------------------
0   0005521885     MORTGAGORS: WALSH                THOMAS

    REGION CODE    ADDRESS   : 1419-1421 AMAPOLA AVENUE
        03         CITY      :    TORRANCE
                   STATE/ZIP : CA  90501
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,986.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,450.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   08/01/22
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0005524335     MORTGAGORS: GLUM                 THEODORE
                               GLUM                 MARY
    REGION CODE    ADDRESS   : 6249 STANLEY AVENUE
        01         CITY      :    CARMICHAEL
                   STATE/ZIP : CA  95608
    MORTGAGE AMOUNT :   260,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,146.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,999.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/22
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0005528112     MORTGAGORS: RIVERA               ERNESTO
                               RIVERA               BENILDA
    REGION CODE    ADDRESS   : 21255 TRAIL RIDGE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92686
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,039.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,784.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/22
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 79.18500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,456,100.00
                               P & I AMT:     11,342.52  UPB AMT:   1,358,349.84
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:            5
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007688443     MORTGAGORS: YANG                 PAO-WEN
                               YANG                 TENN-HWA
    REGION CODE    ADDRESS   :   501-503  A & B W LINDA VISTA
        01         CITY      :    ALHAMBRA
                   STATE/ZIP : CA  91801
    MORTGAGE AMOUNT :   233,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,512.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,714.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 68.70588
    ----------------------------------------------------------------------------
0   0007702970     MORTGAGORS: DAVIS                KRIS
                               DAVIS                ELIZABETH
    REGION CODE    ADDRESS   : 22681 WHITE OAKS
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,222.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,761.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99229
    ----------------------------------------------------------------------------
0   0007734569     MORTGAGORS: MULL                 MARIE

    REGION CODE    ADDRESS   : 25371 AVENIDA RONADA, VALENCIA AREA
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91355
    MORTGAGE AMOUNT :   165,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,126.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,153.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.98000
    ----------------------------------------------------------------------------
0   0007748973     MORTGAGORS: RUTT                 LORING

    REGION CODE    ADDRESS   : 475 ORANGE GROVE CIRCLE
        03         CITY      :    PASADENA
                   STATE/ZIP : CA  91105
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,066.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,223.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 32.14200
    ----------------------------------------------------------------------------
0   0007749047     MORTGAGORS: DRAGICEVIC           RADE
                               DRAGICEVIC           MATIJA
    REGION CODE    ADDRESS   : 1154 AVONOAK TERRACE
        03         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   412,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,422.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,955.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,676,100.00
                               P & I AMT:     11,807.86  UPB AMT:   1,661,350.58
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:            6
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007749542     MORTGAGORS: ASBILLE              DANNY
                               ASBILLE              SALLY
    REGION CODE    ADDRESS   : 3626 HYACINTH DRIVE
        03         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92106
    MORTGAGE AMOUNT :   495,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    493,275.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,467.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007749773     MORTGAGORS: TAYLOR               CHRISTOPHER
                               FINNEY-TAYLOR        KYLE
    REGION CODE    ADDRESS   : 15808 VALLEY VISTA BOULEVARD
        03         CITY      :    ENCINO AREA) LOS ANGELES
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,617.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 72.00000
    ----------------------------------------------------------------------------
0   0007749880     MORTGAGORS: KESSLER              JENNIFER

    REGION CODE    ADDRESS   : 11017 WILLOWBRAE AVENUE
        03         CITY      :    CHATSWORTH
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   468,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    464,560.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,192.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007749997     MORTGAGORS: PRESCOTT             PETER

    REGION CODE    ADDRESS   : 30442 MARBELLA VISTA
        03         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   429,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    426,729.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,999.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 60.42200
    ----------------------------------------------------------------------------
0   0007750060     MORTGAGORS: MOURAD               SALIM
                               MOURAD               AMAL
    REGION CODE    ADDRESS   : 1427 MIRAMONTE AVENUE
        03         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   499,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,237.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,453.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 49.99500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,342,850.00
                               P & I AMT:     16,259.11  UPB AMT:   2,329,420.02
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:            7
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007750086     MORTGAGORS: MATHUR               DEEPAK
                               MATHUR               NUTAN
    REGION CODE    ADDRESS   : 8860 EAST CRESTVIEW LANE
        03         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   269,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,371.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,025.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007752553     MORTGAGORS: ZADEH                REUBEN

    REGION CODE    ADDRESS   : 2410 SOUTH HALM AVENUE
        03         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90034
    MORTGAGE AMOUNT :   221,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,107.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,472.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 79.98500
    ----------------------------------------------------------------------------
0   0007799984     MORTGAGORS: TINGLER              GRAHAM
                               TINGLER              MICHELLE
    REGION CODE    ADDRESS   : 1421 PRISCILLA LANE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,561.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007800030     MORTGAGORS: MULL                 CRAIG
                               MULL                 MARY
    REGION CODE    ADDRESS   : 108 SOMBRERO WAY
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,522.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.44400
    ----------------------------------------------------------------------------
0   0007800196     MORTGAGORS: ZOSCAK               DAVID
                               ZOSCAK               LISA
    REGION CODE    ADDRESS   : 25121 MAMMOTH CIRCLE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   313,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,199.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.97100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,406,100.00
                               P & I AMT:      9,927.37  UPB AMT:   1,393,762.88
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:            8
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007800394     MORTGAGORS: LEON                 MARK
                               LEON                 JULIE
    REGION CODE    ADDRESS   : 10159 HERMOSA WAY
        01         CITY      :    LA MESA
                   STATE/ZIP : CA  91941
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,480.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007800402     MORTGAGORS: MOLINA               JOHN
                               MOLINA               MICHELLE
    REGION CODE    ADDRESS   : 2625-2627 EAST OCEAN BOULEVARD
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    647,030.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,434.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.50200
    ----------------------------------------------------------------------------
0   0007800410     MORTGAGORS: NANCHY               THOMAS
                               NANCHY               TINA
    REGION CODE    ADDRESS   : 2616 BON VIEW AVENUE
        01         CITY      :    ONTARIO
                   STATE/ZIP : CA  91761
    MORTGAGE AMOUNT :   149,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,500.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,048.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------------------
0   0007800428     MORTGAGORS: HERBERTS             CURT
                               HERBERTS             MELISSA
    REGION CODE    ADDRESS   : 465 SAN BERNARDINO AVENUE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    598,479.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,941.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------------------
0   0007801160     MORTGAGORS: BACA                 JAMES
                               BACA                 CINDY
    REGION CODE    ADDRESS   : 6210 EAST BLAIRWOOD LANE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    549,073.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,613.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.96700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,203,950.00
                               P & I AMT:     14,705.92  UPB AMT:   2,196,563.57
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:            9
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007801178     MORTGAGORS: SALAZAR              PAUL
                               SALAZAR              JOYCE
    REGION CODE    ADDRESS   : 2670 WEST KEARNY LANE
        01         CITY      :    LA HABRA
                   STATE/ZIP : CA  90631
    MORTGAGE AMOUNT :   265,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,204.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,857.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007801186     MORTGAGORS: MILLETT              GREGG
                               MILLETT              KATHLEEN
    REGION CODE    ADDRESS   : 16809 MULBERRY CIRCLE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,651.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98000
    ----------------------------------------------------------------------------
0   0007801244     MORTGAGORS: ACIERNO              THOMAS

    REGION CODE    ADDRESS   : 1247 BANGOR STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92106\
    MORTGAGE AMOUNT :   435,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,319.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,967.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007801251     MORTGAGORS: LISTUG               STEVEN
                               LISTUG               HEIDI
    REGION CODE    ADDRESS   : 629 WAKEROBIN LANE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,482.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,969.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007801269     MORTGAGORS: SAMMON               G
                               SAMMON               DEBRA
    REGION CODE    ADDRESS   : 537 ALMANOR STREET
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94954
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,521.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,865.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,526,600.00
                               P & I AMT:     10,421.95  UPB AMT:   1,524,179.34
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           10
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007801509     MORTGAGORS: CRAIN                MICHAEL
                               CRAIN                THERESA
    REGION CODE    ADDRESS   : 2360 ALSACE COURT
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,440.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,262.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007801582     MORTGAGORS: JEFFERS              WILLIAM

    REGION CODE    ADDRESS   : 6240 EAGLES RUN ROAD
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   545,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    544,188.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,810.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 67.28300
    ----------------------------------------------------------------------------
0   0007801590     MORTGAGORS: WEBB                 MELVIN
                               WEBB                 JOAN
    REGION CODE    ADDRESS   : 25205 BARONET ROAD
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93908
    MORTGAGE AMOUNT :   299,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,754.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,092.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007801608     MORTGAGORS: BROWN                PHILIP
                               BROWN                CHRISTINA
    REGION CODE    ADDRESS   : 137-B SOUTHAMPTON LANE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   285,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,302.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007801616     MORTGAGORS: HAMMEL               SCOTT
                               HAMMEL               LYNDA
    REGION CODE    ADDRESS   : 1686 SORREL DRIVE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   649,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,835.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,378.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.70100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,119,850.00
                               P & I AMT:     14,492.62  UPB AMT:   2,116,522.70
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           11
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007801624     MORTGAGORS: PFEIFFER             KARL
                               CAVALLARO            GRACE
    REGION CODE    ADDRESS   : 1552 ST. HELENA DRIVE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,517.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,265.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007801657     MORTGAGORS: WALORINTA            WAYNE
                               WALORINTA            GAYLE
    REGION CODE    ADDRESS   : 8177 PESCADERO CREEK ROAD
        01         CITY      :    PESCADERO
                   STATE/ZIP : CA  94021
    MORTGAGE AMOUNT :   334,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,490.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,306.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.78100
    ----------------------------------------------------------------------------
0   0007801665     MORTGAGORS: REFUERZO             DAVE
                               KNIGHT               JUDY
    REGION CODE    ADDRESS   : 1034 FARRAGUT DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,449.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,587.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.00000
    ----------------------------------------------------------------------------
0   0007801681     MORTGAGORS: TULLY                RYAN
                               DUFFEY               KENTA
    REGION CODE    ADDRESS   : 14345 SADDLE MOUNTAIN DRIVE
        01         CITY      :    LOS ALTOS HILLS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    549,117.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,705.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 31.70000
    ----------------------------------------------------------------------------
0   0007801699     MORTGAGORS: BURRISS              MARK
                               BURRISS              TRACY
    REGION CODE    ADDRESS   : 1313 LOS ARBOLES AVENUE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,408.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,395.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,938,000.00
                               P & I AMT:     13,259.97  UPB AMT:   1,934,982.68
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           12
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007801707     MORTGAGORS: GUTIERREZ            LORI
                               GUTIERREZ            DAVID
    REGION CODE    ADDRESS   : 5047 BEL CANTO DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,539.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0019815174     MORTGAGORS: O'DONNELL            JOSEPH
                               O'DONNELL            CARMELITA
    REGION CODE    ADDRESS   : 2644 JALNA LANE
        00         CITY      :    FALLBROOK
                   STATE/ZIP : CA  81117
    MORTGAGE AMOUNT :   700,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    646,319.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,258.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0031689680     MORTGAGORS: KANE                 STEPHEN
                               KANE                 REBECCA
    REGION CODE    ADDRESS   : 25282 STAGELINE DRIVE
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    456,849.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,216.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031737414     MORTGAGORS: FLYNN                STEPHEN
                               FLYNN                SUZAN
    REGION CODE    ADDRESS   : 3541 CORTE ESPERANZA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   606,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    603,963.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,714.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   250
    LTV :                 73.92073
    ----------------------------------------------------------------------------
0   0031775174     MORTGAGORS: MITSINGAS            ANTHONY

    REGION CODE    ADDRESS   : 1738 SOMERLANE STREET
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92021
    MORTGAGE AMOUNT :   153,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    151,947.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,056.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 68.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,199,150.00
                               P & I AMT:     16,109.43  UPB AMT:   2,138,619.91
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           13
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031843782     MORTGAGORS: SARDESAI             AMEET
                               SARDESAI             MONICA
    REGION CODE    ADDRESS   : 34465 WILLOW LANE
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   392,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,303.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 89.99900
    ----------------------------------------------------------------------------
0   0031892607     MORTGAGORS: FISHER               DONALD
                               FISHER               CATHERINE
    REGION CODE    ADDRESS   : 710 EAST DALTON AVENUE
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91741
    MORTGAGE AMOUNT :   258,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,345.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.00000
    ----------------------------------------------------------------------------
0   0031914047     MORTGAGORS: CHAPMAN              EDDIE
                               CHAPMAN              MICHELE
    REGION CODE    ADDRESS   : 14025 SADDLEWOOD DRIVE
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,756.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031917636     MORTGAGORS: RAHIMZADEH           HOSSEIN
                               RAHIMZADEH           FAHIMEH
    REGION CODE    ADDRESS   : 22121 BURBANK BOULEVARD
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91367
    MORTGAGE AMOUNT :   120,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    119,899.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       788.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031933864     MORTGAGORS: HAZELL               CURTIS
                               DOYLE                PATRICIA
    REGION CODE    ADDRESS   : 548 N MISSION DRIVE
        01         CITY      :    SAN GABRIEL
                   STATE/ZIP : CA  91775
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,564.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,375,750.00
                               P & I AMT:      9,307.91  UPB AMT:   1,373,869.82
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           14
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031939267     MORTGAGORS: WEED                 KENT
                               PENDERGAST           KIM
    REGION CODE    ADDRESS   : 132 NORTH ALMONT DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90048
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,293.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------------------
0   0031939283     MORTGAGORS: TOMA                 JAMES
                               TOMA                 LENA
    REGION CODE    ADDRESS   : 18805 TOMAHAWK STREET
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,551.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,747.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 72.87600
    ----------------------------------------------------------------------------
0   0031939986     MORTGAGORS: JESPERSON            RICHARD
                               JESPERSON            SANDRA
    REGION CODE    ADDRESS   : 32122 RANCHO CIELO
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,112.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,425.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031940190     MORTGAGORS: FULLERTON            KATRINE
                               FULLERTON            IAN
    REGION CODE    ADDRESS   : 3324 AXFORD ROAD,
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   315,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,481.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,125.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------------------
0   0031940257     MORTGAGORS: MENEZES              ALLEN
                               MENEZES              LINDA
    REGION CODE    ADDRESS   : 3308 AXFORD ROAD
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   329,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,049.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,081.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 79.99018
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,570,750.00
                               P & I AMT:     10,426.03  UPB AMT:   1,564,489.61
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           15
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031940729     MORTGAGORS: BROCK                DOUGLAS
                               BROCK                RENEE
    REGION CODE    ADDRESS   : 25242 OVERLAND DRIVE
        01         CITY      :    VOLCANO
                   STATE/ZIP : CA  95689
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,831.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,313.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031940794     MORTGAGORS: HORKAN               CHARLES
                               HORKAN               MARY
    REGION CODE    ADDRESS   : 10732 ROCHESTER AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90024
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,241.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,196.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.75400
    ----------------------------------------------------------------------------
0   0031941263     MORTGAGORS: DICKSON              ROBERT
                               DICKSON              JANET
    REGION CODE    ADDRESS   : 28058 LIANA LANE
        01         CITY      :    VALENCIA AREA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,196.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031941644     MORTGAGORS: PUENTES              MANUEL
                               PUENTES              JULIE
    REGION CODE    ADDRESS   : 301 CALLE DESCANSO
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,384.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,656.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.47900
    ----------------------------------------------------------------------------
0   0031942006     MORTGAGORS: ORR                  CHARLES
                               ORR                  VICTORIA
    REGION CODE    ADDRESS   : 348 CANYON FALLS DRIVE
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,853.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.50000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,353,000.00
                               P & I AMT:      9,137.30  UPB AMT:   1,349,507.27
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           16
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031942220     MORTGAGORS: LANE                 ARTHUR
                               LANE                 LORRAINE
    REGION CODE    ADDRESS   : 16340 SAN RAMON DRIVE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   352,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,961.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,434.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031942550     MORTGAGORS: CANNAVA              ANDREW

    REGION CODE    ADDRESS   : 7536 LOLINA LANE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   556,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    555,172.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,887.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.76200
    ----------------------------------------------------------------------------
0   0031942790     MORTGAGORS: GUNNING              KEVIN

    REGION CODE    ADDRESS   : 3323 ALEGRE LANE
        01         CITY      :    ALTADENA
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,446.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,324.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.40800
    ----------------------------------------------------------------------------
0   0031943343     MORTGAGORS: QUAKENBUSH           MICHAL ANNE
                               QUAKENBUSH           ERIC
    REGION CODE    ADDRESS   : 3 DUTCH VALLEY LANE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   556,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    554,754.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,887.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031943475     MORTGAGORS: ETEMAD               SAID
                               ETEMAD               SHIDEH
    REGION CODE    ADDRESS   : 11740 ANGELIQUE STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,458.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,545.14  OUTSIDE CONV DATE :\
    LIFETIME RATE   :      7.50000  MATURITY DATE     : 02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,173,500.00
                               P & I AMT:     15,079.37  UPB AMT:   2,169,793.02
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           17
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031947237     MORTGAGORS: YAHYAI               MOHAMMAD
                               YAHYAI               CRISTINA
    REGION CODE    ADDRESS   : 14311 RANCHO SANTA FE LAKES DRIVE
        01         CITY      :    RANCHO SANTA FE
                   STATE/ZIP : CA  92067
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,453.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,270.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.65200
    ----------------------------------------------------------------------------
0   0031947849     MORTGAGORS: RENTZER              GAIL
                               RENTZER              ROBERT
    REGION CODE    ADDRESS   : 5011 CASA DRIVE
        01         CITY      :    TARZANA AREA LOS ANGELES
                   STATE/ZIP : CA  91356
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,775.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,037.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 47.58000
    ----------------------------------------------------------------------------
0   0031948284     MORTGAGORS: GOMEZ                ORLANDO
                               GOMEZ                EVELIA
    REGION CODE    ADDRESS   : 1138 KEY AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94124
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,567.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031953045     MORTGAGORS: JOHE                 LESTER
                               JOHE                 JILL
    REGION CODE    ADDRESS   : 3023 KITTERY AVENUE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,523.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031954340     MORTGAGORS: LIEBLING             JEROME
                               ALLEN-LIEBLING       GLENDA
    REGION CODE    ADDRESS   : 10460 FAIRWAY LANE
        01         CITY      :    CARMEL
                   STATE/ZIP : CA  93923
    MORTGAGE AMOUNT :   279,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,259.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 50.81800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,752,250.00
                               P & I AMT:     11,692.36  UPB AMT:   1,750,580.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           18
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031954597     MORTGAGORS: LOHNEISS             WILLIAM
                               LOHNEISS             AMY
    REGION CODE    ADDRESS   : 8950 MT.ISRAEL ROAD,
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,697.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------------------
0   0031954621     MORTGAGORS: TEXEIRA              TERRI
                               BLOOM                MELISSA
    REGION CODE    ADDRESS   : 6433 WESTOVER
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,761.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,087.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.63400
    ----------------------------------------------------------------------------
0   0031954647     MORTGAGORS: SUCHARCZUK           GUY

    REGION CODE    ADDRESS   : 765 MAHOGANY LANE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,725.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,401.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.89300
    ----------------------------------------------------------------------------
0   0031955438     MORTGAGORS: VALERIO              ARIOSTO
                               VALERIO              ELENITA
    REGION CODE    ADDRESS   : 2813 COUNTRYWOOD LANE
        01         CITY      :    WEST COVINA
                   STATE/ZIP : CA  91791
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    539,557.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,592.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.67742
    ----------------------------------------------------------------------------
0   0031956170     MORTGAGORS: CANAAN               CHRISTOPHER
                               CANAAN               REVA
    REGION CODE    ADDRESS   : 949 JEANETTE AVENUE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,690.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.69200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,936,000.00
                               P & I AMT:     12,961.14  UPB AMT:   1,934,431.78
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           19
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031958465     MORTGAGORS: VERGARA              GREG
                               VERGARA              ELENA
    REGION CODE    ADDRESS   : 2553 JASMINE COURT
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,860.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,294.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/19
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 85.79700
    ----------------------------------------------------------------------------
0   0031958473     MORTGAGORS: JOHNSON              TIMOTHY
                               JOHNSON              JANETTE
    REGION CODE    ADDRESS   : 3876 EAST LUCAS COURT
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   251,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,535.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.99821
    ----------------------------------------------------------------------------
0   0031958978     MORTGAGORS: ONEILL               THOMAS
                               ONEILL               PATRICIA
    REGION CODE    ADDRESS   : 270 FAIRVIEW COURT
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94952
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,301.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.00000
    ----------------------------------------------------------------------------
0   0031959778     MORTGAGORS: CORONADO             GILBERTO
                               CAVERO               JANETH
    REGION CODE    ADDRESS   : 603 CHERRY AVENUE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,274.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031961196     MORTGAGORS: BOWLES               CRAIG
                               BOWLES               JILL
    REGION CODE    ADDRESS   : 4272 CORTE FAMOSA
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,567.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.71000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,415,450.00
                               P & I AMT:      9,848.44  UPB AMT:   1,409,539.88
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           20
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031961659     MORTGAGORS: NEAL                 CHRISTOPHER
                               ISAAC                STEPHANIE
    REGION CODE    ADDRESS   : 8865 WONDERLAND AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,309.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.21100
    ----------------------------------------------------------------------------
0   0031962764     MORTGAGORS: BAILEY               SCOTT
                               BAILEY               BEVERLY
    REGION CODE    ADDRESS   : 106 BEAVER TRAIL
        01         CITY      :    MAMMOTH LAKES
                   STATE/ZIP : CA  93546
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,745.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.89600
    ----------------------------------------------------------------------------
0   0031963036     MORTGAGORS: CMELAK               JOHN
                               CMELAK               MICHELLE
    REGION CODE    ADDRESS   : 5335 FAIRWEATHER COURT
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   340,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,921.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031963697     MORTGAGORS: MCMORROW             THOMAS
                               MCMORROW             KATRINA
    REGION CODE    ADDRESS   : 434 ROOS STREET
        01         CITY      :    DAVIS
                   STATE/ZIP : CA  95616
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.73100
    ----------------------------------------------------------------------------
0   0031963895     MORTGAGORS: RAMIREZ              ARNOLD
                               ORTIZ                BELINDA
    REGION CODE    ADDRESS   : 1322 RANGETON DR.
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   248,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,088.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,801.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.97100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,698,600.00
                               P & I AMT:     11,449.98  UPB AMT:   1,695,064.37
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           21
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031963911     MORTGAGORS: ZHAO                 YI
                               XU                   ZHE
    REGION CODE    ADDRESS   : 38 OHIO
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   257,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,328.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------------------
0   0031964182     MORTGAGORS: MARTIN               RANDY
                               MARTIN               MARY
    REGION CODE    ADDRESS   : 20825 PASEO DE LA RAMBLA
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,672.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 77.66900
    ----------------------------------------------------------------------------
0   0031965379     MORTGAGORS: YANNUZZI             DANIEL
                               YANNUZZI             JUNE
    REGION CODE    ADDRESS   : 2448 AVENIDA CANORA
        01         CITY      :    ALPINE
                   STATE/ZIP : CA  91901
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,710.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,259.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031965809     MORTGAGORS: SCROGGINS            STUART
                               SCROGGINS            TAMRA
    REGION CODE    ADDRESS   : 11991 ASHLEY PLACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   252,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,707.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.03100
    ----------------------------------------------------------------------------
0   0031966062     MORTGAGORS: HAUGEN               SANDRA

    REGION CODE    ADDRESS   : 117 STONEYCREEK ROAD
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,653.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,455.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,470,450.00
                               P & I AMT:      9,793.47  UPB AMT:   1,469,072.44
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           22
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031966112     MORTGAGORS: PIZZUTO              MICHAEL
                               PIZZUTO              SOLLA
    REGION CODE    ADDRESS   : 11937 PACIFIC AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,633.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,114.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 61.50900
    ----------------------------------------------------------------------------
0   0031966211     MORTGAGORS: MOTAMEDI             MASOUD
                               SALEHI               FERESHTEH
    REGION CODE    ADDRESS   : 6123 COUNTY OAK ROAD
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91367
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    460,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,177.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031966799     MORTGAGORS: MILLIKEN             RALPH
                               MILLIKEN             DOROTHY
    REGION CODE    ADDRESS   : 23556 NEARGATE DRIVE,
        01         CITY      :    SANTA CLARITA,
                   STATE/ZIP : CA  91321
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,785.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.56626
    ----------------------------------------------------------------------------
0   0031967292     MORTGAGORS: BEST                 THOMAS
                               BEST                 STEPHANIE
    REGION CODE    ADDRESS   : 2021 HARMONY WAY
        01         CITY      :    VISTA
                   STATE/ZIP : CA  92083
    MORTGAGE AMOUNT :   191,799.00  OPTION TO CONVERT :
    UNPAID BALANCE :    191,629.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,228.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------------------
0   0031967524     MORTGAGORS: MITCHELL             RONALD
                               AMORE                CHRISTOPHER
    REGION CODE    ADDRESS   : 648 TERESITA BOULEVARD
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94127
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,806.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.12800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,528,799.00
                               P & I AMT:     10,376.11  UPB AMT:   1,527,854.82
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           23
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031967847     MORTGAGORS: SMITH                DARRIS
                               SMITH                NANCY
    REGION CODE    ADDRESS   : 6515 HASTINGS PLACE
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   269,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,289.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,838.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 86.37800
    ----------------------------------------------------------------------------
0   0031969082     MORTGAGORS: BENSON               STEVEN
                               GOLDSTEIN            LYNN
    REGION CODE    ADDRESS   : 3345 STEWART AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   319,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,987.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,152.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.97400
    ----------------------------------------------------------------------------
0   0031969728     MORTGAGORS: FULLER               DAVID

    REGION CODE    ADDRESS   : 59 BATES BLVD
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   356,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,804.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,490.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 74.98900
    ----------------------------------------------------------------------------
0   0031970486     MORTGAGORS: HALEY                LAWRENCE
                               HALEY                DELPHINE
    REGION CODE    ADDRESS   : 19512 SIERRA SANTO ROAD
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   327,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,731.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.02141
    ----------------------------------------------------------------------------
0   0031970619     MORTGAGORS: BERMAN               ROBERT

    REGION CODE    ADDRESS   : 7415 OAKMONT DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95409
    MORTGAGE AMOUNT :    89,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,182.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       616.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,361,450.00
                               P & I AMT:      9,273.58  UPB AMT:   1,359,995.35
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           24
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031970684     MORTGAGORS: MCPHEETERS           TONY
                               MCPHEETERS           LAURA
    REGION CODE    ADDRESS   : 14222 SAN ANTONIO DRIVE
        01         CITY      :    RANCHO COCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   261,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,891.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,759.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.95100
    ----------------------------------------------------------------------------
0   0031970742     MORTGAGORS: THOMAS               DAVY
                               THOMAS               LEE
    REGION CODE    ADDRESS   : 427 PLEASANT VALLEY ROAD
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,802.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.33300
    ----------------------------------------------------------------------------
0   0031972839     MORTGAGORS: WHELAN               JOHN

    REGION CODE    ADDRESS   : 228 HAZEL DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   675,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    674,473.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,604.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 45.00000
    ----------------------------------------------------------------------------
0   0031973340     MORTGAGORS: TOLENTINO            ALARICO
                               TOLENTINO            FELICISIMA
    REGION CODE    ADDRESS   : 1022 VIA CORDOVA
        01         CITY      :    SAN PEDRO
                   STATE/ZIP : CA  90732
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,724.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031973753     MORTGAGORS: SHARIFPANAH          ALIREZA

    REGION CODE    ADDRESS   : 1650 COLBY AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90025
    MORTGAGE AMOUNT :   280,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,596.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,987.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,796,900.00
                               P & I AMT:     12,222.52  UPB AMT:   1,795,488.06
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           25
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031974306     MORTGAGORS: LANSDALE             WILLIAM
                               LANSDALE             MARIANTHI
    REGION CODE    ADDRESS   : 350 OCEAN AVENUE
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    999,239.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,906.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 49.26100
    ----------------------------------------------------------------------------
0   0031975212     MORTGAGORS: HUNT                 PERRY
                               HUNT                 SANDRA
    REGION CODE    ADDRESS   : 2839 TOYON DRIVE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,596.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,153.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031975469     MORTGAGORS: MITCHEM              DENNIS
                               MITCHEM              HOLLY
    REGION CODE    ADDRESS   : 4488 THACHER ROAD
        01         CITY      :    OJAI
                   STATE/ZIP : CA  93023
    MORTGAGE AMOUNT :   413,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,661.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,747.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.88394
    ----------------------------------------------------------------------------
0   0031975600     MORTGAGORS: ANGELL               TERI

    REGION CODE    ADDRESS   : 5517 VIA ONTIVEROS
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,807.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 74.28500
    ----------------------------------------------------------------------------
0   0031975741     MORTGAGORS: VALOVICK             R
                               HINOJOSA             M
    REGION CODE    ADDRESS   : 11 GEORGIA
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   255,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,595.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,723.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,408,800.00
                               P & I AMT:     16,349.06  UPB AMT:   2,406,899.75
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           26
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031975766     MORTGAGORS: HARDIN               RANDALL
                               BARKLEY-HARDIN       MARION
    REGION CODE    ADDRESS   : 9834 PINE ACRE COURT
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95624
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,452.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.65100
    ----------------------------------------------------------------------------
0   0031975923     MORTGAGORS: NUNCIATO             DAVID
                               NUNCIATO             ZAHRA
    REGION CODE    ADDRESS   : 17 TRIESTE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   452,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    451,629.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,007.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031976269     MORTGAGORS: MANES                VICTOR
                               MANES                NORMA
    REGION CODE    ADDRESS   : 10735 CRANKS ROAD
        01         CITY      :    CULVER CITY
                   STATE/ZIP : CA  90230
    MORTGAGE AMOUNT :   468,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    467,267.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,192.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031976442     MORTGAGORS: DUNN                 RICHARD
                               DUNN                 DIANE
    REGION CODE    ADDRESS   : 726 ELVIRA AVE #A
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,394.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,448.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.60000
    ----------------------------------------------------------------------------
0   0031976632     MORTGAGORS: JAMES                JOHN

    REGION CODE    ADDRESS   : 28881 SIERRA PEAK LANE
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,306.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.72970
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,933,000.00
                               P & I AMT:     12,998.34  UPB AMT:   1,930,050.74
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           27
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031977473     MORTGAGORS: ANDERSON             SAM
                               HANCOCK-ANDERSON     BARBARA
    REGION CODE    ADDRESS   : 4958 ARCOLA AVENUE
        01         CITY      :    TOLUCA LAKE AREA
                   STATE/ZIP : CA  91601
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,575.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.16400
    ----------------------------------------------------------------------------
0   0031978208     MORTGAGORS: DOMBRO               JEFFERY
                               LAMERS               LESLIE
    REGION CODE    ADDRESS   : 4806 PLACIDIA AVENUE
        01         CITY      :    TOLUCA LAKE AREA
                   STATE/ZIP : CA  91601
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,499.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031978406     MORTGAGORS: ERTL                 JANIKA
                               ERTL                 JULIE
    REGION CODE    ADDRESS   : 4824 OAK VISTA DRIVE
        01         CITY      :    CARMICHAEL
                   STATE/ZIP : CA  95608
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,691.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.52830
    ----------------------------------------------------------------------------
0   0031979032     MORTGAGORS: BARCUS               BETH

    REGION CODE    ADDRESS   : 59 RIVO ALTO CANAL
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,257.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 34.36400
    ----------------------------------------------------------------------------
0   0031979636     MORTGAGORS: WARING               TODD
                               GORDON               EVE
    REGION CODE    ADDRESS   : 2243 22TH STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   447,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,642.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,011.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.41000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,732,000.00
                               P & I AMT:     11,724.12  UPB AMT:   1,729,667.48
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           28
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031979719     MORTGAGORS: DEROSE               JOHN

    REGION CODE    ADDRESS   : 4594 PESCADERO AVE.& 1515&1517 FROU
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92107
    MORTGAGE AMOUNT :   371,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,953.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,501.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031980204     MORTGAGORS: PATRIZIO             MARK
                               PATRIZIO             SHERRY
    REGION CODE    ADDRESS   : 40 CYPRESS HOLLOW DRIVE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94920
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,426.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,162.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 67.70800
    ----------------------------------------------------------------------------
0   0031981004     MORTGAGORS: KRONGAARD            DANIEL
                               KRONGAARD            DIANA
    REGION CODE    ADDRESS   : 2701 CORTE AMATISTA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,691.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.14800
    ----------------------------------------------------------------------------
0   0031981103     MORTGAGORS: NESBIT               DOUGLAS
                               NESBIT               LISA
    REGION CODE    ADDRESS   : 25 GELDING COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,796.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.00000
    ----------------------------------------------------------------------------
0   0031981145     MORTGAGORS: RATHJENS             DIETRICH
                               HALSEMA-RATHJENS     LISA
    REGION CODE    ADDRESS   : 19011 RALEIGH PLACE,
        01         CITY      :    SARATOGA,
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   495,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,073.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,213.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 65.19700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,179,750.00
                               P & I AMT:     14,422.61  UPB AMT:   2,177,940.96
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           29
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031981384     MORTGAGORS: ROBINSON             JOHN
                               LOUDEN               LAURA
    REGION CODE    ADDRESS   : 1614 VIRGINIA ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90019
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,756.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031982465     MORTGAGORS: HARRIS               LAURENCE
                               HARRIS               MARLENE
    REGION CODE    ADDRESS   : 28314 EASTON LANE (SAUGUS AREA)
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,783.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031982770     MORTGAGORS: BELL                 JAMES
                               COMSTOCK             ANGELA
    REGION CODE    ADDRESS   : 2206 HACIENDA STREET
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,668.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.64000
    ----------------------------------------------------------------------------
0   0031983521     MORTGAGORS: WEISER               ROBERT
                               WEISER               TAMARA
    REGION CODE    ADDRESS   : 351 SOUTHRIDGE DRIVE
        01         CITY      :    AGOURA
                   STATE/ZIP : CA  91377
    MORTGAGE AMOUNT :   299,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,748.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 66.15000
    ----------------------------------------------------------------------------
0   0031984172     MORTGAGORS: DREUSIKE             DONALD
                               DREUSIKE             DAGMAR
    REGION CODE    ADDRESS   : 11351 GLADWIN STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   387,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,141.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,417.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 66.81000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,703,500.00
                               P & I AMT:     11,328.08  UPB AMT:   1,702,097.70
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           30
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031984768     MORTGAGORS: CARAEFF              EDMOND

    REGION CODE    ADDRESS   : 2433 28TH STREET NO. Q
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   287,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,881.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,982.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031984834     MORTGAGORS: CHO                  SONYA
                               HONG                 DAVID
    REGION CODE    ADDRESS   : 3124-3126 TURK STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    454,645.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,103.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.42300
    ----------------------------------------------------------------------------
0   0031984925     MORTGAGORS: O'BRIEN              FREDA

    REGION CODE    ADDRESS   : 611 WARWICK COURT
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,731.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031984958     MORTGAGORS: WRIGHT               JOHN
                               WRIGHT               CAROLINE
    REGION CODE    ADDRESS   : 6521 SANDYPOINT COURT
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   477,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    477,145.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,338.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.46100
    ----------------------------------------------------------------------------
0   0031984974     MORTGAGORS: HOKOM                JOHN

    REGION CODE    ADDRESS   : 254 20TH STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90402
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 32.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,955,600.00
                               P & I AMT:     13,350.48  UPB AMT:   1,954,403.54
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           31
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031985468     MORTGAGORS: BALZHISER            GARY
                               BALZHISER            PEGGY
    REGION CODE    ADDRESS   : 27192 HIDDEN TRAIL ROAD
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   547,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    547,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,594.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 60.80000
    ----------------------------------------------------------------------------
0   0031985500     MORTGAGORS: BOOKHAMER            BRET
                               BOOKHAMER            LEAH
    REGION CODE    ADDRESS   : 20834 ELFIN FOREST ROAD
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,772.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.50000
    ----------------------------------------------------------------------------
0   0031986888     MORTGAGORS: MEADOWS              VIRGINIA

    REGION CODE    ADDRESS   : 925 RAILROAD AVENUE
        01         CITY      :    HALF MOON BAY
                   STATE/ZIP : CA  94019
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,790.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,635.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 54.13000
    ----------------------------------------------------------------------------
0   0031987084     MORTGAGORS: MARYMAN              BRADLEY
                               MARYMAN              HELEN
    REGION CODE    ADDRESS   : 3268 RUNNING TRAILS AVENUE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   343,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,832.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,340.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------------------
0   0031987555     MORTGAGORS: PIEROPAN             EMELIO

    REGION CODE    ADDRESS   : 25 SAINT JOHN
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   276,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,344.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,694,100.00
                               P & I AMT:     11,262.11  UPB AMT:   1,692,940.18
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           32
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031987647     MORTGAGORS: AMSLER               JANE

    REGION CODE    ADDRESS   : 200 HARBOR DRIVE #2801
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92101
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,684.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,971.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.27200
    ----------------------------------------------------------------------------
0   0031988124     MORTGAGORS: NICHOLS              PAUL
                               NICHOLS              MARGARET
    REGION CODE    ADDRESS   : 26129 FORESTER WAY
        01         CITY      :    STEVENSON RANCH AREA
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   266,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,236.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------------------
0   0031988934     MORTGAGORS: BRUNO                PETER
                               BRUNO                CAROL
    REGION CODE    ADDRESS   : 52 CASTRO ROAD
        01         CITY      :    MONTEREY
                   STATE/ZIP : CA  93940
    MORTGAGE AMOUNT :   393,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,669.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,581.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 64.42600
    ----------------------------------------------------------------------------
0   0031989320     MORTGAGORS: SCHNABEL             CHRISTOPHER
                               CLARK                TAMMY
    REGION CODE    ADDRESS   : 3460 OAK LANE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   380,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,746.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,560.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.99500
    ----------------------------------------------------------------------------
0   0031989486     MORTGAGORS: ROUNDS               STEPHEN

    REGION CODE    ADDRESS   : 35 OHIO
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   286,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,359.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 84.99700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,751,100.00
                               P & I AMT:     11,791.76  UPB AMT:   1,749,696.63
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           33
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031989882     MORTGAGORS: HUANG                CASPER
                               HUANG                JENNIFER
    REGION CODE    ADDRESS   : 715 SOUTH 5TH AVENUE
        01         CITY      :    ARCADIA
                   STATE/ZIP : CA  91007
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,740.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.93600
    ----------------------------------------------------------------------------
0   0031991201     MORTGAGORS: SWEET                DANIEL

    REGION CODE    ADDRESS   : 2595 WEST LAKE VAN NESS CIRCLE
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93711
    MORTGAGE AMOUNT :   417,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    416,682.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,880.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 75.81800
    ----------------------------------------------------------------------------
0   0031991466     MORTGAGORS: FRESHMAN             ALLYCE

    REGION CODE    ADDRESS   : 10616 BLYTHE AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   241,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,797.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,583.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 52.96703
    ----------------------------------------------------------------------------
0   0031991839     MORTGAGORS: BOESVERT             TERI

    REGION CODE    ADDRESS   : 2843 CAMINITO CAPE SEBASTIAN
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92007
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,834.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,446.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031991896     MORTGAGORS: CARON                TIMOTHY
                               CARON                SHEA
    REGION CODE    ADDRESS   : 13451 CHARLOMA DRIVE
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92780
    MORTGAGE AMOUNT :   242,725.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,181.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,759.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,436,725.00
                               P & I AMT:      9,852.30  UPB AMT:   1,434,237.34
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           34
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031992902     MORTGAGORS: SAUL                 RONALD
                               SAUL                 NANCY
    REGION CODE    ADDRESS   : 2340 CONISTON PLACE
        01         CITY      :    SAN MARINO
                   STATE/ZIP : CA  91108
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,600.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,120.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 67.85700
    ----------------------------------------------------------------------------
0   0031992977     MORTGAGORS: WATSON               DARREN
                               WATSON               ELAINE
    REGION CODE    ADDRESS   : 18458 FOXTAIL COURT
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93908
    MORTGAGE AMOUNT :   316,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,419.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.89600
    ----------------------------------------------------------------------------
0   0031992993     MORTGAGORS: MARTINOVSKI          LJUPCE
                               MARTINOVSKI          VERA
    REGION CODE    ADDRESS   : 500 LOMITA STREET
        01         CITY      :    EL SEGUNDO
                   STATE/ZIP : CA  90245
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,733.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,417.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.30600
    ----------------------------------------------------------------------------
0   0031993009     MORTGAGORS: EKSTEEN              LOUIS
                               EKSTEEN              HANNAH-LEE
    REGION CODE    ADDRESS   : 4943 VARNA AVENUE
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91423
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,289.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031994411     MORTGAGORS: MAURER               ANDREW
                               YAKIMOVICH-MAURER    OLGA
    REGION CODE    ADDRESS   : 1371 5TH AVENUE,
        01         CITY      :    SAN FRANCISCO,
                   STATE/ZIP : CA  94122
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,628.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,370.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,886,200.00
                               P & I AMT:     12,642.64  UPB AMT:   1,884,672.52
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           35
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031994486     MORTGAGORS: WILLIAMS             MARK
                               WILLIAMS             CECELIA
    REGION CODE    ADDRESS   : 3332 STAGE COACH DRIVE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   540,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    540,078.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,687.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.04000
    ----------------------------------------------------------------------------
0   0031994577     MORTGAGORS: ELPERIN              ILYA
                               ELPERIN              NATALYA
    REGION CODE    ADDRESS   : 9 WINDCREST LANE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   346,320.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,036.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,304.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031994957     MORTGAGORS: DOMINICK             MARK
                               DOMINICK             ANITA
    REGION CODE    ADDRESS   : 2285 RUDOLPH DRIVE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,381.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,843.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------------------
0   0031995038     MORTGAGORS: ANDERSON             KYLE
                               FIELD                NANCY
    REGION CODE    ADDRESS   : 149 JORDAN AVENUE,
        01         CITY      :    SAN FRANCISCO,
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   620,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    619,528.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,282.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 40.52200
    ----------------------------------------------------------------------------
0   0031995079     MORTGAGORS: NIPPES               WILLIAM
                               NIPPES               TERESA
    REGION CODE    ADDRESS   : 918 MARILYN DRIVE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,750.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,349.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,116,420.00
                               P & I AMT:     14,466.10  UPB AMT:   2,114,774.54
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           36
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031995103     MORTGAGORS: JOHNS                JOHN
                               HAMILTON             SALLY
    REGION CODE    ADDRESS   : 929 MARILYN DRIVE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,658.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,216.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.96600
    ----------------------------------------------------------------------------
0   0031995368     MORTGAGORS: LARSEN               BRUCE
                               LARSEN               HOLLY
    REGION CODE    ADDRESS   : 30791 VIA CONQUISTA
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   719,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    719,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,904.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 65.36300
    ----------------------------------------------------------------------------
0   0031995392     MORTGAGORS: STEINFELD            JOEL
                               STEINFELD            TRICIA
    REGION CODE    ADDRESS   : 782 QUAIL STREET
        01         CITY      :    AREA OF OJAI
                   STATE/ZIP : CA  93023
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,729.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,195.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.74400
    ----------------------------------------------------------------------------
0   0031995426     MORTGAGORS: STIMMLER             JAMES
                               STIMMLER             PATRICIA
    REGION CODE    ADDRESS   : 24490 PASEO DE TORONTO
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,754.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,918.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 61.47300
    ----------------------------------------------------------------------------
0   0031995624     MORTGAGORS: CHANDLER             ROBERT
                               CHANDLER             PATRICIA
    REGION CODE    ADDRESS   : 11607 LUGAR PLAYA CATALINA
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92124
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,744.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.04800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,121,000.00
                               P & I AMT:     14,390.87  UPB AMT:   2,119,886.90
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           37
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031995814     MORTGAGORS: HALE                 SHELLY

    REGION CODE    ADDRESS   : 2143 JACKSON STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94115
    MORTGAGE AMOUNT :   648,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    647,494.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,420.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 51.63300
    ----------------------------------------------------------------------------
0   0031996531     MORTGAGORS: ANDERSON             GREGORY

    REGION CODE    ADDRESS   : 2903 MILLAR AVENUE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,758.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031996986     MORTGAGORS: LEE                  JAMES

    REGION CODE    ADDRESS   : 643 N. LAUREL AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90048
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,297.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,177.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.03305
    ----------------------------------------------------------------------------
0   0031997216     MORTGAGORS: HOOVER               TONYA
                               HOOVER               DAVID
    REGION CODE    ADDRESS   : 5272 CLEARBROOK DIRVE
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94521
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,429.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,747.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 82.41042
    ----------------------------------------------------------------------------
0   0031998016     MORTGAGORS: RATNER               ROSALYN

    REGION CODE    ADDRESS   : 8623 EDWIN DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,313.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,108.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.06800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,091,000.00
                               P & I AMT:     14,269.14  UPB AMT:   2,087,294.26
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           38
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031998230     MORTGAGORS: KERBY                LYNN
                               KERBY                CAMILLE
    REGION CODE    ADDRESS   : 11005 LOWER CIRCLE DRIVE
        01         CITY      :    GRASS VALLEY
                   STATE/ZIP : CA  95949
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,736.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98000
    ----------------------------------------------------------------------------
0   0031998610     MORTGAGORS: SMITH                J
                               SMITH                CYNTHIA
    REGION CODE    ADDRESS   : 432 WOODLAND  PLACE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92627
    MORTGAGE AMOUNT :   325,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,909.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,057.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 73.97700
    ----------------------------------------------------------------------------
0   0031998768     MORTGAGORS: ROPER                DAVID
                               ROPER                KELLY
    REGION CODE    ADDRESS   : 1089 LOS CABALLITOS
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   438,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    437,658.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,987.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.85600
    ----------------------------------------------------------------------------
0   0031998800     MORTGAGORS: BAKER                STEFANI

    REGION CODE    ADDRESS   : 1705 SOUTH WESTGATE AVENUE #3
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90025
    MORTGAGE AMOUNT :   250,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,337.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------------------
0   0031998875     MORTGAGORS: MOHAMED              FARHANA

    REGION CODE    ADDRESS   : 289 SAINT ALBANS AVENUE
        01         CITY      :    SOUTH PASADENA
                   STATE/ZIP : CA  91030
    MORTGAGE AMOUNT :   317,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,177.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.42500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,661,950.00
                               P & I AMT:     11,050.51  UPB AMT:   1,659,819.67
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           39
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031999543     MORTGAGORS: LOTFIPOUR            KHOSROW
                               LOTFIPOUR            SHAHNAZ
    REGION CODE    ADDRESS   : 11925 LAMBERT STREET
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,424.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.90800
    ----------------------------------------------------------------------------
0   0031999790     MORTGAGORS: WITT                 CHARLES
                               WITT                 DEBRA
    REGION CODE    ADDRESS   : 14162 SAN ANTONIO DRIVE
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   251,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,654.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 94.98300
    ----------------------------------------------------------------------------
0   0032000481     MORTGAGORS: MACE                 KELLY
                               MACE                 TODD
    REGION CODE    ADDRESS   : 43 FELDSPAR WAY
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   282,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,112.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,832.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 89.98800
    ----------------------------------------------------------------------------
0   0032000531     MORTGAGORS: FALKENSTEIN          JILL
                               RUYLE                PAUL
    REGION CODE    ADDRESS   : 47 MIDDLEBURY LANE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,807.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032000564     MORTGAGORS: VAUGHN               MERRITT

    REGION CODE    ADDRESS   : 2682 WOODSTOCK ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,762.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,456,500.00
                               P & I AMT:      9,789.17  UPB AMT:   1,455,006.18
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           40
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032000671     MORTGAGORS: ERRICO               WILLIAM
                               ERRICO               LORETTA
    REGION CODE    ADDRESS   : 236 UNIVERSITY AVENUE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,617.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,334.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 55.00000
    ----------------------------------------------------------------------------
0   0032001208     MORTGAGORS: RUCKER               RONALD
                               KATOW                JEAN
    REGION CODE    ADDRESS   : 2608 VIA CARRILLO
        01         CITY      :    PALOS VERDES ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,616.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,233.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.75300
    ----------------------------------------------------------------------------
0   0032001323     MORTGAGORS: PRICE                JOEL
                               PRICE                JEANINE
    REGION CODE    ADDRESS   : 872 CAPITAN ST
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,782.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.10400
    ----------------------------------------------------------------------------
0   0032001430     MORTGAGORS: CHHIBA               DILIP
                               CHHIBA               USHA
    REGION CODE    ADDRESS   : 8192 RINCONADA COURT
        01         CITY      :    NEWARK
                   STATE/ZIP : CA  94560
    MORTGAGE AMOUNT :   455,717.00  OPTION TO CONVERT :
    UNPAID BALANCE :    455,352.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,070.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------------------
0   0032001513     MORTGAGORS: RYAN                 DOUGLAS
                               RYAN                 KATHERINE
    REGION CODE    ADDRESS   : 2760 COMSTOCK CIRCLE,
        01         CITY      :    BELMONT,
                   STATE/ZIP : CA  94002
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,673.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 36.85700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,953,717.00
                               P & I AMT:     13,075.44  UPB AMT:   1,949,369.48
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           41
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032001521     MORTGAGORS: NICHOLSON            CHRISTOPHER
                               NICHOLSON            CYNTHIA
    REGION CODE    ADDRESS   : 4976 SEVERN PLACE
        01         CITY      :    NEWARK
                   STATE/ZIP : CA  94560
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,781.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.23500
    ----------------------------------------------------------------------------
0   0032001711     MORTGAGORS: AMCHISLAVSKY         GENNADY
                               AMCHISLAVSKY         SOFIA
    REGION CODE    ADDRESS   : 709 FOERSTER STREET
        01         CITY      :    SAN FRANCISCO,
                   STATE/ZIP : CA  94127
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,621.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,853.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.71000
    ----------------------------------------------------------------------------
0   0032002057     MORTGAGORS: HAFFLEY              MELISSA

    REGION CODE    ADDRESS   : 5710 NORWICH AVENUE
        01         CITY      :    VAN NUYS
                   STATE/ZIP : CA  91411
    MORTGAGE AMOUNT :   253,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,352.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------------------
0   0032002362     MORTGAGORS: SOH                  SUSAN
                               SOH                  MARK
    REGION CODE    ADDRESS   : 2518 DORSET DRIVE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,506.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 61.85500
    ----------------------------------------------------------------------------
0   0032002529     MORTGAGORS: SANDOVAL             VICTOR
                               SANDOVAL             MARITZA
    REGION CODE    ADDRESS   : 2110 LION AVENUE
        01         CITY      :    BELMONT
                   STATE/ZIP : CA  94002
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,523.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 55.23800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,549,550.00
                               P & I AMT:     10,278.48  UPB AMT:   1,547,785.28
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           42
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032002594     MORTGAGORS: MEEHAN               MIKE
                               MEEHAN               DONNA
    REGION CODE    ADDRESS   : 965 PICKWICK COURT
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   292,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,547.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032002883     MORTGAGORS: DOWE                 ROBERT
                               DOWE                 MARY
    REGION CODE    ADDRESS   : 565 WEST SANTA ROSA DRIVE
        01         CITY      :    PALM SPRINGS
                   STATE/ZIP : CA  92262
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,481.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,945.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 68.18100
    ----------------------------------------------------------------------------
0   0032002958     MORTGAGORS: DILLER               ERIC
                               DILLER               HEIDI
    REGION CODE    ADDRESS   : 18971 DEEP WELL ROAD
        01         CITY      :    SANTA ANA AREA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,726.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.91600
    ----------------------------------------------------------------------------
0   0032002966     MORTGAGORS: GLENN                BRADLEY
                               GLENN                STACY
    REGION CODE    ADDRESS   : 6380 TWIN SPRINGS AVENUE
        01         CITY      :    AGOURA AREA
                   STATE/ZIP : CA  91377
    MORTGAGE AMOUNT :   282,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,090.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,973.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.76859
    ----------------------------------------------------------------------------
0   0032003287     MORTGAGORS: CHOU                 FRANK
                               LAW                  BETTY
    REGION CODE    ADDRESS   : 33781 HEARTLAND COURT
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,688.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,528.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.89400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,605,100.00
                               P & I AMT:     10,734.56  UPB AMT:   1,603,535.82
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           43
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032003303     MORTGAGORS: CARLSON              JOSEPH
                               HUGHES               DEBORAH
    REGION CODE    ADDRESS   : 5573 EAST OCEAN BOULEVARD
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   270,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,078.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 64.31100
    ----------------------------------------------------------------------------
0   0032003394     MORTGAGORS: REDDY                RAJ
                               REDDY                GAYATHRI
    REGION CODE    ADDRESS   : 128 ADA AVENUE # 3
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94043
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.21900
    ----------------------------------------------------------------------------
0   0032003451     MORTGAGORS: BENEDEK              ISAAC
                               SASLOW               SHARON
    REGION CODE    ADDRESS   : 9543 LA JOLLA SHORES DRIVE
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,798.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032003519     MORTGAGORS: WILLIAMS             JAMES
                               WILLIAMS             CHRISTINE
    REGION CODE    ADDRESS   : 5535 CAMINO CALUROSO
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,768.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.74600
    ----------------------------------------------------------------------------
0   0032003949     MORTGAGORS: MANN                 WILLIAM
                               MANN                 JUDITH
    REGION CODE    ADDRESS   : 2595 PRINCETON DRIVE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,556.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.97200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,429,300.00
                               P & I AMT:      9,795.83  UPB AMT:   1,428,201.93
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           44
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032004301     MORTGAGORS: KORBER               TIMOTHY
                               KORBER               PATRICIA
    REGION CODE    ADDRESS   : 825 EMERALD BAY
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT : 1,100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,099,183.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,691.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 63.21800
    ----------------------------------------------------------------------------
0   0032004335     MORTGAGORS: SINGH                BRUNO
                               SINGH                DENISE
    REGION CODE    ADDRESS   : 1131 S. BROMLEY COURT
        01         CITY      :    ANAHEIM,
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   426,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    425,959.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,872.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
0   0032004467     MORTGAGORS: BORTFELD             MARK
                               BORTFELD             PATRICIA
    REGION CODE    ADDRESS   : 2183 AVENIDA TORONJA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   335,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,449.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,349.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99600
    ----------------------------------------------------------------------------
0   0032004541     MORTGAGORS: GARY                 SHERRY

    REGION CODE    ADDRESS   : 1528 ALLEGRO COURT
        01         CITY      :    PASO ROBLES
                   STATE/ZIP : CA  93446
    MORTGAGE AMOUNT :   155,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    154,872.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,031.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 76.73200
    ----------------------------------------------------------------------------
0   0032004632     MORTGAGORS: CARINO               JIMMY
                               CARINO               MARIBEL
    REGION CODE    ADDRESS   : 847 CONSTITUTION DRIVE
        01         CITY      :    FOSTER CITY
                   STATE/ZIP : CA  94404
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,731.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 82.96200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,353,250.00
                               P & I AMT:     16,207.35  UPB AMT:   2,351,196.78
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           45
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032004707     MORTGAGORS: FOLLETTE             DOUG
                               RYAN                 LINDA
    REGION CODE    ADDRESS   : 1920 SWAN DRIVE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   282,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,305.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,048.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------------------
0   0032004848     MORTGAGORS: OKUI                 MATTHEW
                               OKUI                 CYNTHIA
    REGION CODE    ADDRESS   : 24765 CALLE ALTAMIRA
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   398,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,665.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,614.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.09400
    ----------------------------------------------------------------------------
0   0032005316     MORTGAGORS: COLLINS              RICHARD
                               COLLINS              RUBY
    REGION CODE    ADDRESS   : 121 HIGHCREST LANE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   250,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,089.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,644.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 62.01800
    ----------------------------------------------------------------------------
0   0032005340     MORTGAGORS: IVARSSON             ESBJORN
                               IVARSSON             KITTY
    REGION CODE    ADDRESS   : 424-428 C AVENUE
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,720.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 50.72400
    ----------------------------------------------------------------------------
0   0032005381     MORTGAGORS: ALLEN                JEFF
                               ALLEN                LISA
    REGION CODE    ADDRESS   : 10532 PUTNEY RD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   374,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,693.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,488.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.04300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,654,800.00
                               P & I AMT:     11,153.45  UPB AMT:   1,653,474.48
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           46
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032005712     MORTGAGORS: RABIN                GARY

    REGION CODE    ADDRESS   : 26941 PEMBROKE LANE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,784.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.76700
    ----------------------------------------------------------------------------
0   0032006058     MORTGAGORS: SHENK                MILDRED

    REGION CODE    ADDRESS   : 8787 SHOREHAM DRIVE NO. 404
        01         CITY      :    WEST HOLLYWOOD
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,836.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,484.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 60.56300
    ----------------------------------------------------------------------------
0   0032006132     MORTGAGORS: SANDBERG             EDMUND

    REGION CODE    ADDRESS   : 17990 ROSE COURT
        01         CITY      :    MONTE SERENO
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,292.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,321.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.16666
    ----------------------------------------------------------------------------
0   0032006371     MORTGAGORS: BERBERIAN            HERACH
                               BERBERIAN            KATHERINE
    REGION CODE    ADDRESS   : 3410 SAMUEL PLACE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   296,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,712.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.98924
    ----------------------------------------------------------------------------
0   0032006397     MORTGAGORS: SHOLL                DARRYL
                               SHOLL                BERTHA
    REGION CODE    ADDRESS   : 2019 PULLMAN LANE #1
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,423.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,520,200.00
                               P & I AMT:     10,464.49  UPB AMT:   1,518,049.34
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           47
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032006405     MORTGAGORS: SAMMIS               ROBERT
                               SAMMIS               OJENI
    REGION CODE    ADDRESS   : 1936 CRESTSHIRE DRIVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  90218
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,737.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------------------
0   0032006447     MORTGAGORS: MEREGILLANO          GARY
                               MEREGILLANO          GRACE
    REGION CODE    ADDRESS   : 949 COYOTE STREET
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,810.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0032006470     MORTGAGORS: SAUNDERS             MYLES
                               SAUNDERS             GREER
    REGION CODE    ADDRESS   : 415 EVELYN PLACE
        01         CITY      :    BEVERLY PLACE
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   656,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    655,546.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,423.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 49.36800
    ----------------------------------------------------------------------------
0   0032006827     MORTGAGORS: ROBERTSON            STUART
                               ROBERTSON            LISA
    REGION CODE    ADDRESS   : 19985 VISTA DEL OTERO
        01         CITY      :    RAMONA
                   STATE/ZIP : CA  92065
    MORTGAGE AMOUNT :   343,372.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,097.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,313.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.30400
    ----------------------------------------------------------------------------
0   0032006918     MORTGAGORS: TYSON                WAYNE

    REGION CODE    ADDRESS   : 2659 CALLE MORELIA
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,768.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,888,972.00
                               P & I AMT:     12,850.69  UPB AMT:   1,886,960.75
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           48
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032007015     MORTGAGORS: WILLIAMS             ALAN
                               WILLIAMS             JULIANNE
    REGION CODE    ADDRESS   : 23329 BARFIELD DRIVE,
        01         CITY      :    SANTA CLARITA VALENCIA AR
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,726.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032007312     MORTGAGORS: KULOW                RICHARD
                               KULOW                BEVERLY
    REGION CODE    ADDRESS   : 11979 SALEM DRIVE
        01         CITY      :    GRANADA HILLS AREA
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,782.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,832.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032007460     MORTGAGORS: FISCHER              STEVEN

    REGION CODE    ADDRESS   : 4921 LONGRIDGE AVENUE(SHERMAN OAKS
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91423
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,797.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.57100
    ----------------------------------------------------------------------------
0   0032007486     MORTGAGORS: ALEMAN               JENNIFFER

    REGION CODE    ADDRESS   : 7624 WISCASSET DRIVE WEST HILLS ARE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91304
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,408.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,395.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.22600
    ----------------------------------------------------------------------------
0   0032007668     MORTGAGORS: MOHEB                AHMAD
                               MOHEB                ROGHIEH
    REGION CODE    ADDRESS   : 290 MORAGA WAY
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   446,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,076.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,159.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 51.01700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,685,400.00
                               P & I AMT:     11,516.93  UPB AMT:   1,683,791.09
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           49
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032008013     MORTGAGORS: ASSELIN              VICTOR
                               ASSELIN              MICHELE
    REGION CODE    ADDRESS   : 4477 SHADOW HILLS CIRCLE D
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93105
    MORTGAGE AMOUNT :   413,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,277.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,821.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032008070     MORTGAGORS: BOURESTON            RICHARD
                               BOURESTON            VIRGINIA
    REGION CODE    ADDRESS   : 30862 RIVERA PLACE
        01         CITY      :    LAGUA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,393.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,546.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.61500
    ----------------------------------------------------------------------------
0   0032008385     MORTGAGORS: VANDEWYDEVEN         MATHEW
                               VANDEWYDEVEN         JENNIFER
    REGION CODE    ADDRESS   : 33 WASHINGTON
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,750.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.61100
    ----------------------------------------------------------------------------
0   0032009557     MORTGAGORS: JENKINS              GREGORY

    REGION CODE    ADDRESS   : 4700 KENISTON AVENUE
        01         CITY      :    LOS ANGELES AREA
                   STATE/ZIP : CA  90043
    MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,042.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,959.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0032009607     MORTGAGORS: TORRES               LAMBERTO
                               TORRES               CARIDAD
    REGION CODE    ADDRESS   : 658 S. CALIFORNIA AVENUE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    525,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,361.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,908,850.00
                               P & I AMT:     12,791.32  UPB AMT:   1,907,463.50
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           50
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032009706     MORTGAGORS: WEINSTOCK            DANIEL
                               WEINSTOCK            MERRILL
    REGION CODE    ADDRESS   : 6313 TIMBERLANE STREET
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,796.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,988.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 85.15151
    ----------------------------------------------------------------------------
0   0032009912     MORTGAGORS: WARNER               ROBERT
                               WARNER               MARSHA
    REGION CODE    ADDRESS   : 5097 OLIVE HILL ROAD
        01         CITY      :    FALLBROOK
                   STATE/ZIP : CA  92028
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,572.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,397.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 69.52300
    ----------------------------------------------------------------------------
0   0032009979     MORTGAGORS: MEYEROTT             ROBERT
                               MEYEROTT             JANNINE
    REGION CODE    ADDRESS   : 5457 BEAUMONT AVENUE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,657.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,108.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------------------
0   0032010183     MORTGAGORS: SHARP                CONSTANCE

    REGION CODE    ADDRESS   : 221 SOUTH VENTU PARK ROAD
        01         CITY      :    NEWBURY PARK
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,600.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 82.46100
    ----------------------------------------------------------------------------
0   0032010258     MORTGAGORS: BLOMQUIST            NEIL
                               BLOMQUIST            MONICA
    REGION CODE    ADDRESS   : 4392 BELMONT DRIVE
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   266,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,464.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 76.20000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,630,700.00
                               P & I AMT:     11,076.35  UPB AMT:   1,629,092.64
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           51
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032010308     MORTGAGORS: MCMILLAN             DAVID
                               MCMILLAN             TERESA
    REGION CODE    ADDRESS   : 2025 HERMINE AVENUE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94596
    MORTGAGE AMOUNT :   348,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,408.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------------------
0   0032010597     MORTGAGORS: CORDOVA              RICHARD
                               CORDOVA              TERESA
    REGION CODE    ADDRESS   : 270 WEST GETTYSBURG AVENUE
        01         CITY      :    CLOVIS
                   STATE/ZIP : CA  93612
    MORTGAGE AMOUNT :   104,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    103,926.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       745.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032011538     MORTGAGORS: WINTER               WANDA

    REGION CODE    ADDRESS   : 27828 HOLLY LANE
        01         CITY      :    LAKE ARROWHEAD AREA
                   STATE/ZIP : CA  92352
    MORTGAGE AMOUNT :   113,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    113,588.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       814.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 65.00000
    ----------------------------------------------------------------------------
0   0032011553     MORTGAGORS: VAN PERNIS           JAMES
                               VAN PERNIS           CATHERINE
    REGION CODE    ADDRESS   : 725 SEQUOIA DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,438.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------------------
0   0032011579     MORTGAGORS: ESCALERA             JESUS
                               PEREZ                RAMONA
    REGION CODE    ADDRESS   : 618 WEST PROVENTIAL DRIVE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92805
    MORTGAGE AMOUNT :   233,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,560.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 89.99600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,150,400.00
                               P & I AMT:      7,982.27  UPB AMT:   1,149,264.41
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           52
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032011934     MORTGAGORS: NASSIRI-BORNA        MAHMOUD
                               HAGHIGHI             FARIBA
    REGION CODE    ADDRESS   : 815 NORTH STORY PLACE
        01         CITY      :    ALHAMBRA
                   STATE/ZIP : CA  91801
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,773.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.37800
    ----------------------------------------------------------------------------
0   0032012023     MORTGAGORS: HARTIG               LINDY
                               HARTIG               PATRICK
    REGION CODE    ADDRESS   : 4911 BEAUMONT DRIVE
        01         CITY      :    LA MESA
                   STATE/ZIP : CA  91941
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032012064     MORTGAGORS: TOLENTINO            DANNY
                               EVANS                ELEANOR
    REGION CODE    ADDRESS   : 2303 BANCROFT AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90039
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,802.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------------------
0   0032012452     MORTGAGORS: GAINES               JAMES
                               GAINES               JULIE
    REGION CODE    ADDRESS   : 2 UTAH
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   257,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------------------
0   0032012585     MORTGAGORS: TUASON               JOSEPH

    REGION CODE    ADDRESS   : 16844 HALPER STREET
        01         CITY      :    ENCINO AREA
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,800.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,946.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.82700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,338,250.00
                               P & I AMT:      9,135.39  UPB AMT:   1,337,626.90
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           53
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032013138     MORTGAGORS: GONZALEZ             JULIE
                               GONZALES             RAMON
    REGION CODE    ADDRESS   : 241 HEREDIA COURT
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95747
    MORTGAGE AMOUNT :   261,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,296.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99657
    ----------------------------------------------------------------------------
0   0032013864     MORTGAGORS: HEAVILAND            THOMAS
                               HEAVILAND            JOANNE
    REGION CODE    ADDRESS   : 2215 PASEO SAUCEDAL
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,528.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0032014128     MORTGAGORS: SNIDER               JACK
                               SNIDER               ANN
    REGION CODE    ADDRESS   : 17108 CHASE ST.
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,844.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032014417     MORTGAGORS: SHAPIRO              MARK
                               SHAPIRO              ZINA
    REGION CODE    ADDRESS   : 20653 OAK CREEK LANE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,728.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,121.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.64402
    ----------------------------------------------------------------------------
0   0032014623     MORTGAGORS: LONG                 GERALD
                               LONG                 BETTY
    REGION CODE    ADDRESS   : 1725 DE ANZA COURT
        01         CITY      :    SAN LUIS OBISPO
                   STATE/ZIP : CA  93405
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,789.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,985.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,380,500.00
                               P & I AMT:      9,433.28  UPB AMT:   1,379,186.39
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           54
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032015034     MORTGAGORS: SPANGLER             GARY
                               SPANGLER             LAUREN
    REGION CODE    ADDRESS   : 9277 CEDAR TRAILS LANE
        01         CITY      :    VALLEY CENTER
                   STATE/ZIP : CA  92082
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,788.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,778.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   250
    LTV :                 63.61400
    ----------------------------------------------------------------------------
0   0032015166     MORTGAGORS: WAITS                CLIFFORD
                               WAITS                PATRICIA
    REGION CODE    ADDRESS   : 21561 TURTLE DOVE STREET
        01         CITY      :    TRABUCO CANYON AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,700.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,619.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032015455     MORTGAGORS: LUTHER               JAMES
                               ST JOHN              CYNTHIA
    REGION CODE    ADDRESS   : 1103 S STELLING ROAD
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  94014
    MORTGAGE AMOUNT :   327,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,757.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.95100
    ----------------------------------------------------------------------------
0   0032015687     MORTGAGORS: HADGES               THOMAS
                               HADGES-RASTAD        BETH
    REGION CODE    ADDRESS   : 610 7TH STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90402
    MORTGAGE AMOUNT :   386,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,675.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,535.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 51.95100
    ----------------------------------------------------------------------------
0   0032015836     MORTGAGORS: TOBAEI               BABAK

    REGION CODE    ADDRESS   : 975 BELMONT TERRACE #3
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,772.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.96700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,639,000.00
                               P & I AMT:     11,069.90  UPB AMT:   1,637,694.48
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           55
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032016289     MORTGAGORS: MILLER               ADAM

    REGION CODE    ADDRESS   : 720 6TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   534,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    533,572.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,597.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.52100
    ----------------------------------------------------------------------------
0   0032016446     MORTGAGORS: KRUEGER              CHARLES
                               KRUEGER              TRACEY
    REGION CODE    ADDRESS   : 9613 AMESTOY AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   319,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,262.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.92600
    ----------------------------------------------------------------------------
0   0032016636     MORTGAGORS: ANDROS               LUKE
                               ANDROS               TINA
    REGION CODE    ADDRESS   : 603 LAMAT ROAD,
        01         CITY      :    LA HABRA HEIGHTS,
                   STATE/ZIP : CA  90631
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,790.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,828.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032016909     MORTGAGORS: RINGWALD             KIM
                               RINGWALD             GAIL
    REGION CODE    ADDRESS   : 49 SPRUCEWOOD
        01         CITY      :    ALISO VIEJO AREA
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,672.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.07200
    ----------------------------------------------------------------------------
0   0032017337     MORTGAGORS: BARBOUR              ALAN
                               BARBOUR              ANN
    REGION CODE    ADDRESS   : 1218 BERKSHIRE LANE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   441,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    441,378.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,901.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,963,250.00
                               P & I AMT:     13,223.09  UPB AMT:   1,961,677.78
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           56
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032017592     MORTGAGORS: LO                   JOHN
                               LO                   EVELYN
    REGION CODE    ADDRESS   : 1718 EL RITO AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,709.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,355.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 62.76500
    ----------------------------------------------------------------------------
0   0032018160     MORTGAGORS: MC CLENDON           WILLIAM
                               MC CLENDON           MARY
    REGION CODE    ADDRESS   : 3220 EAST VILLA HIGHLANDS DRIVE
        01         CITY      :    PASADENA AREA
                   STATE/ZIP : CA  91107
    MORTGAGE AMOUNT :   361,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,718.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,462.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.00000
    ----------------------------------------------------------------------------
0   0032018475     MORTGAGORS: ESSER                MICHAEL

    REGION CODE    ADDRESS   : 23621 ASHWOOD PLACE
        01         CITY      :    VALENCIA AREA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   255,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,990.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,697.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032018491     MORTGAGORS: MARX                 CATHY

    REGION CODE    ADDRESS   : 2515 COLT ROAD
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,687.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,095.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 66.59700
    ----------------------------------------------------------------------------
0   0032018566     MORTGAGORS: NEMIROFF             ROBERT
                               NEMIROFF             NANCY
    REGION CODE    ADDRESS   : 6718 BLUE POINT DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   297,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,362.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.85700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,586,800.00
                               P & I AMT:     10,616.30  UPB AMT:   1,585,468.76
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           57
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032018616     MORTGAGORS: KERKECHIAN           SHAVARSH
                               KERKECHIAN           STEPHANIE
    REGION CODE    ADDRESS   : 3370 SUNVIEW DRIVE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   247,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,765.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0032018798     MORTGAGORS: FERRARI              THOMAS
                               PIERCE               SUSAN
    REGION CODE    ADDRESS   : 6505 VIA COLINITA
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,655.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,794.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.74100
    ----------------------------------------------------------------------------
0   0032018822     MORTGAGORS: MONTELL              EDWIN
                               MONTELL              ALICIA
    REGION CODE    ADDRESS   : 865 GREENWICH DRIVE
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,622.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032018830     MORTGAGORS: SHAFFER              CHRISTOPHER

    REGION CODE    ADDRESS   : 1448 CHERRY VALLEY DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   424,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,826.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032018939     MORTGAGORS: ORTIZ                LUIS
                               ORTIZ                MARIE
    REGION CODE    ADDRESS   : 3464 MEADOWLANDS LANE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   281,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 46.53700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,619,100.00
                               P & I AMT:     10,912.99  UPB AMT:   1,618,394.54
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           58
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032018954     MORTGAGORS: ALEXANDER            CARYLON

    REGION CODE    ADDRESS   : 2023 EAGLE COURT
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,956.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 76.27100
    ----------------------------------------------------------------------------
0   0032018962     MORTGAGORS: BIRCH                SAMUEL
                               HALL                 LORAINE
    REGION CODE    ADDRESS   : 744 SOUTH CEDROS AVENUE
        01         CITY      :    SOLANA BEACH
                   STATE/ZIP : CA  92075
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,792.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.22200
    ----------------------------------------------------------------------------
0   0032019119     MORTGAGORS: WILKINS              DAVID
                               WILKINS              CHRISTINE
    REGION CODE    ADDRESS   : 1418 VIA DON JOSE
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   399,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,688.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,721.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 62.83400
    ----------------------------------------------------------------------------
0   0032019523     MORTGAGORS: REHM                 DANIEL
                               REHM                 ANN
    REGION CODE    ADDRESS   : 3898 SOLAR HILLS DRIVE
        01         CITY      :    VACAVILLE
                   STATE/ZIP : CA  95688
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,726.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.36500
    ----------------------------------------------------------------------------
0   0032019812     MORTGAGORS: QUINN                JOSEPH
                               QUINN                ELISE
    REGION CODE    ADDRESS   : 2186 AVENIDA TORONJA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   275,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,311.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,765.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,734,800.00
                               P & I AMT:     11,583.33  UPB AMT:   1,733,519.78
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           59
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032020174     MORTGAGORS: ARMSTRONG            GEORGE
                               ARMSTRONG            BARBARA
    REGION CODE    ADDRESS   : 601 EAST VALERIO STREET
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93103
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,684.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,971.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 73.91300
    ----------------------------------------------------------------------------
0   0032020182     MORTGAGORS: CRAIG                GARY
                               CRAIG                CATHY
    REGION CODE    ADDRESS   : 3001 VIA DEL SOL
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,795.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032020273     MORTGAGORS: HEGEDUS              MARTIN

    REGION CODE    ADDRESS   : 1066 OLEANDER COURT
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,447.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 76.25000
    ----------------------------------------------------------------------------
0   0032020448     MORTGAGORS: WONG                 FRANCIS
                               WONG                 DEBRA
    REGION CODE    ADDRESS   : 2127 N. GRANDVIEW ROAD
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,676.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,048.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.06600
    ----------------------------------------------------------------------------
0   0032020844     MORTGAGORS: GARDNER              DANIEL
                               GARDNER              DIANNE
    REGION CODE    ADDRESS   : 13725 MAR SCENIC DRIVE
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   413,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,693.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,887.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,835,000.00
                               P & I AMT:     12,560.53  UPB AMT:   1,833,296.83
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           60
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032020877     MORTGAGORS: MARTINELLI           LINDA

    REGION CODE    ADDRESS   : 22 ARGUELLO CIRCLE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,885.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,036.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 25.00000
    ----------------------------------------------------------------------------
0   0032020984     MORTGAGORS: GRAVES               PAUL
                               GRAVES               AUGUSTA
    REGION CODE    ADDRESS   : 12730 CHAPARRAL AVENUE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,762.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032021040     MORTGAGORS: BEISEL               MARTIN
                               BEISEL               BEVERLY
    REGION CODE    ADDRESS   : 53340 AVENIDA OBREGON
        01         CITY      :    LA QUINTA
                   STATE/ZIP : CA  92253
    MORTGAGE AMOUNT :    73,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     73,450.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       539.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0032021107     MORTGAGORS: GRANOWITZ            DAVID
                               GRANOWITZ            LESLIE
    REGION CODE    ADDRESS   : 5384 CARMENTO DRIVE
        01         CITY      :    AGOURA AREA
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   338,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,305.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.70100
    ----------------------------------------------------------------------------
0   0032021263     MORTGAGORS: KAUFFMAN             RENNIS
                               KAUFFMAN             BONNA
    REGION CODE    ADDRESS   : 521 SEACLIFF DRIVE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,750.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,201,500.00
                               P & I AMT:      8,301.54  UPB AMT:   1,200,849.42
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           61
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032021339     MORTGAGORS: COLLIER              SAMUEL

    REGION CODE    ADDRESS   : 26526 SIERRA VISTA
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.61100
    ----------------------------------------------------------------------------
0   0032021529     MORTGAGORS: FONG                 ULRICK
                               FONG                 ANN
    REGION CODE    ADDRESS   : 14 FECAMP
        01         CITY      :    NEWPORT COAST
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,705.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,479.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032021859     MORTGAGORS: LUCAS                RAYMOND
                               LOERA                DOLORES
    REGION CODE    ADDRESS   : 4845 EGGERS DRIVE
        01         CITY      :    FREEMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,585.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.10800
    ----------------------------------------------------------------------------
0   0032022469     MORTGAGORS: PATIL                PRIYA
                               PATIL                MADHAV
    REGION CODE    ADDRESS   : 5600 CAPRICE COMMON
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94538
    MORTGAGE AMOUNT :   203,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    203,029.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,334.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032022659     MORTGAGORS: NEMIROVSKIY          BORIS
                               NEMIROVSKAYA         YANINA
    REGION CODE    ADDRESS   : 1 BELFORD DRIVE
        01         CITY      :    DALY CITY
                   STATE/ZIP : CA  94015
    MORTGAGE AMOUNT :   297,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,973.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,052.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.92900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,385,400.00
                               P & I AMT:      9,306.48  UPB AMT:   1,384,294.50
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           62
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032022741     MORTGAGORS: PAGE                 JOHN

    REGION CODE    ADDRESS   : 826 WINDRIDGE CIRCLE
        01         CITY      :    SAN MARCOS
                   STATE/ZIP : CA  92069
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,774.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032023426     MORTGAGORS: CARLSON              THOMAS
                               CARLSON              JULIE
    REGION CODE    ADDRESS   : 1690 LAPORTE DRIVE
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95747
    MORTGAGE AMOUNT :   381,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    381,321.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,475.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 89.99100
    ----------------------------------------------------------------------------
0   0032023590     MORTGAGORS: COOK                 DIANE
                               COOK                 TIMOTHY
    REGION CODE    ADDRESS   : 20705 VICTOR STREET
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,804.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.72200
    ----------------------------------------------------------------------------
0   0032023608     MORTGAGORS: YANG                 JUN
                               YANG                 DONG\
    REGION CODE    ADDRESS   : 750 SOUTH SPAULDING AVENUE UNIT 134
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,663.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,048.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 62.50000
    ----------------------------------------------------------------------------
0   0032023780     MORTGAGORS: BERTOLANI            VICTOR
                               BERTOLANI            CATHERINE
    REGION CODE    ADDRESS   : 2201 MORLEY WAY
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95825
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,593.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 57.77777
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,310,650.00
                               P & I AMT:      8,770.69  UPB AMT:   1,309,157.49
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           63
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032024440     MORTGAGORS: DEAN                 ELLANE

    REGION CODE    ADDRESS   : 3314 INDIAN MESA DRIVE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032024556     MORTGAGORS: BRODIE               DENNIS
                               BRODIE               TINA
    REGION CODE    ADDRESS   : 2891 OPAL COURT
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   290,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,173.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032024804     MORTGAGORS: ROBERTSON            VERONICA

    REGION CODE    ADDRESS   : 82 MIRABEL AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,680.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032024887     MORTGAGORS: MITCHELL             JAY
                               MITCHELL             MONICA
    REGION CODE    ADDRESS   : 25912 RICHVILLE DRIVE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,788.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------------------
0   0032024929     MORTGAGORS: FONTES               KENNETH
                               FONTES               SUSAN
    REGION CODE    ADDRESS   : 174 VIA BANDOLERO
        01         CITY      :    ARROYO GRANDE
                   STATE/ZIP : CA  93420
    MORTGAGE AMOUNT :   358,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,699.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,351.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 71.60000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,596,400.00
                               P & I AMT:     10,818.99  UPB AMT:   1,595,341.38
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           64
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032025157     MORTGAGORS: JOHNSON              JERRY
                               JOHNSON              MARILYN
    REGION CODE    ADDRESS   : 1930 10TH AVENUE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95818
    MORTGAGE AMOUNT :   326,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,151.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,254.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032025744     MORTGAGORS: MALONE               WILLIAM
                               MALONE               MARGARET
    REGION CODE    ADDRESS   : 12951 AVENIDA LA VALENCIA
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,370.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,057.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032025785     MORTGAGORS: SMALL                MICHAEL
                               SMALL                LINDA
    REGION CODE    ADDRESS   : 6007 ALTMARK AVE
        01         CITY      :    WHITTIER
                   STATE/ZIP : CA  90601
    MORTGAGE AMOUNT :   276,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,707.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.80500
    ----------------------------------------------------------------------------
0   0032025801     MORTGAGORS: MOOSANI              KADER

    REGION CODE    ADDRESS   : 111 SOUTH BELLEZA LANE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   588,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    587,146.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,161.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.17600
    ----------------------------------------------------------------------------
0   0032025835     MORTGAGORS: ELPARIN              RICHARD
                               ELPARIN              PAMELA
    REGION CODE    ADDRESS   : 21 RAINBOW FALLS #28
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,415.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,865.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 71.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,907,000.00
                               P & I AMT:     13,203.06  UPB AMT:   1,903,790.64
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           65
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032025850     MORTGAGORS: QUINN                KIMBERLY
                               QUINN                MICHAEL
    REGION CODE    ADDRESS   : 745 38TH AVENUE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,680.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,813.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032025892     MORTGAGORS: BABICK               DENNIS
                               BABICK               JOSEPHINE
    REGION CODE    ADDRESS   : 14759 ALAVDO PLACE
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,783.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,756.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032026064     MORTGAGORS: HOFFMAN              GRACE
                               HOFFMAN              TERESA
    REGION CODE    ADDRESS   : 1016 CIMA DRIVE
        01         CITY      :    SAN MARCOS
                   STATE/ZIP : CA  92069
    MORTGAGE AMOUNT :   248,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,014.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,528.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 94.98500
    ----------------------------------------------------------------------------
0   0032026304     MORTGAGORS: SMITH                DONALD

    REGION CODE    ADDRESS   : 18691 PLUMOSA STREET
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,832.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032026346     MORTGAGORS: COBEZ                ROBERT
                               SURRELL              LINDA
    REGION CODE    ADDRESS   : 215 CALCITA DRIVE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   339,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,722.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,255.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 57.94800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,399,250.00
                               P & I AMT:      9,185.94  UPB AMT:   1,398,200.82
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           66
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032026650     MORTGAGORS: RUSHWORTH MCKEE      RENEE
                               MCKEE                LLOYD
    REGION CODE    ADDRESS   : 920 INDEPENDENCE DRIVE
        01         CITY      :    TRACY
                   STATE/ZIP : CA  95376
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,778.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,083.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.46600
    ----------------------------------------------------------------------------
0   0032026940     MORTGAGORS: SEWALL               MARK

    REGION CODE    ADDRESS   : 6282 MYRTLE DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.78700
    ----------------------------------------------------------------------------
0   0032026973     MORTGAGORS: LADNER                TODD
                               LADNER               CARMEN
    REGION CODE    ADDRESS   : 340 CLIFTON AVENUE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,183.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,195.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.86206
    ----------------------------------------------------------------------------
0   0032027690     MORTGAGORS: VAN LOY              MICHAEL
                               MARTELLO             MICHELE
    REGION CODE    ADDRESS   : 25757 CLOVERFIELD COURT
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   325,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,195.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------------------
0   0032027906     MORTGAGORS: WHITE                ROBERT
                               WHITE                EILEEN
    REGION CODE    ADDRESS   : 121 LEXFORD ROAD
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   515,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    514,837.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,471.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.35200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,729,200.00
                               P & I AMT:     11,809.15  UPB AMT:   1,727,750.57
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           67
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032027930     MORTGAGORS: SEMERDJIAN           DICKRAN
                               SEMERDJIAN           PEGGY
    REGION CODE    ADDRESS   : 13405 MARCASEL PLACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   616,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    616,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,098.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032028151     MORTGAGORS: ROBERTS              MARK
                               ROBERTS              HEATHER
    REGION CODE    ADDRESS   : 11689 KITZBUHEL ROAD
        01         CITY      :    TRUCKEE
                   STATE/ZIP : CA  96161
    MORTGAGE AMOUNT :   277,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,913.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------------------
0   0032028342     MORTGAGORS: RONEN                SHLOMO
                               RONEN                REBECCA
    REGION CODE    ADDRESS   : 4505 TOBIAS AVENUE
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91403
    MORTGAGE AMOUNT :   383,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,429.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,678.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.32300
    ----------------------------------------------------------------------------
0   0032028490     MORTGAGORS: WAGER                GARY
                               WAGER                JANET
    REGION CODE    ADDRESS   : 12990 SPRING MEADOW DRIVE
        01         CITY      :    GALT
                   STATE/ZIP : CA  95632
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,796.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 78.73000
    ----------------------------------------------------------------------------
0   0032028599     MORTGAGORS: RAYA                 ANTHONY
                               RAYA                 LAURA
    REGION CODE    ADDRESS   : 2230 GARDENIA AVENUE
        01         CITY      :    ONTARIO
                   STATE/ZIP : CA  91762
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,804.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.96100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,769,100.00
                               P & I AMT:     11,990.68  UPB AMT:   1,768,130.52
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           68
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032028680     MORTGAGORS: JOHNSON              JEFFREY
                               LUSTIG               LAUREN
    REGION CODE    ADDRESS   : 1333 ETHEL STREET
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91207
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,733.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,162.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.75100
    ----------------------------------------------------------------------------
0   0032028722     MORTGAGORS: CASKEY               DONALD
                               CASKEY               SUSAN
    REGION CODE    ADDRESS   : 27182 HIDDEN TRAIL ROAD
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,600.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,120.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 67.85700
    ----------------------------------------------------------------------------
0   0032028821     MORTGAGORS: GRAYDON              ROBERT
                               GRAYDON              CHERIE
    REGION CODE    ADDRESS   : 1 GINGER LILY COURT
        01         CITY      :    COTO DE CAZA AREA,
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   375,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,199.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,529.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------------------
0   0032028839     MORTGAGORS: DONOFRIO             JOSEPH
                               DONOFRIO             LINDA
    REGION CODE    ADDRESS   : 412 16TH STREET
        01         CITY      :    PACIFIC GROVE
                   STATE/ZIP : CA  93950
    MORTGAGE AMOUNT :   354,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,931.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,388.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.78300
    ----------------------------------------------------------------------------
0   0032028862     MORTGAGORS: ALFORD               JEANNE

    REGION CODE    ADDRESS   : 307 BEACON SHORES DRIVE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94065
    MORTGAGE AMOUNT :   373,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,547.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.62100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,903,450.00
                               P & I AMT:     12,748.41  UPB AMT:   1,901,915.56
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           69
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032028938     MORTGAGORS: MOORE                ROBERT
                               MOORE                TRACI
    REGION CODE    ADDRESS   : 25488 VIA DALIA
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91355
    MORTGAGE AMOUNT :   213,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,433.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,457.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032029084     MORTGAGORS: YOUNG                DOUGLAS
                               YOUNG                DONNA
    REGION CODE    ADDRESS   : 16914 MARIPOSA AVENUE
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92504
    MORTGAGE AMOUNT :   326,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,138.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,199.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032029126     MORTGAGORS: JOYCE                ROBERT
                               JOYCE                CHETNA
    REGION CODE    ADDRESS   : 5814 AVIGNON COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,580.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,537.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.52500
    ----------------------------------------------------------------------------
0   0032029167     MORTGAGORS: CLAYMAN              DEAN
                               CLAYMAN              JENNIFER
    REGION CODE    ADDRESS   : 45 GOLDEN STAR
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92604
    MORTGAGE AMOUNT :   255,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,500.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,744.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.67600
    ----------------------------------------------------------------------------
0   0032029209     MORTGAGORS: REIFINGER            PHILLIP
                               REIFINGER            JEAN
    REGION CODE    ADDRESS   : 27306 BLUERIDGE DRIVE
        01         CITY      :    VALENCIA (AREA, SANTA CLA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,715.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 76.82900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,635,700.00
                               P & I AMT:     10,928.52  UPB AMT:   1,634,368.28
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           70
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032029258     MORTGAGORS: CHANG                BENJAMIN
                               CHANG                ALICE
    REGION CODE    ADDRESS   : 6365 PRINCEVILLE CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,639.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,927.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 51.46198
    ----------------------------------------------------------------------------
0   0032029365     MORTGAGORS: PASHA                ABBAS
                               SAMGHBADI            FATANEH
    REGION CODE    ADDRESS   : 25991 MIRAMONTE DRIVE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,824.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,534.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.75471
    ----------------------------------------------------------------------------
0   0032029423     MORTGAGORS: DUPONT               CATHLEEN

    REGION CODE    ADDRESS   : 20011 CROWN REEF LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,760.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.91800
    ----------------------------------------------------------------------------
0   0032029449     MORTGAGORS: MUNGOVAN             MICHAEL
                               MUNGOVAN             SANDRA
    REGION CODE    ADDRESS   : 336 VIA PASQUAL
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   307,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,228.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 62.75510
    ----------------------------------------------------------------------------
0   0032029456     MORTGAGORS: LARSEN               LYLE

    REGION CODE    ADDRESS   : 1716 MAPLE STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,578.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.87131
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,547,500.00
                               P & I AMT:     10,352.66  UPB AMT:   1,546,031.79
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           71
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032029621     MORTGAGORS: RAVIZE               PAUL
                               RAVIZE               ROBIN
    REGION CODE    ADDRESS   : 16056 CHALLIS STREET
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,297.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,646.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0032029647     MORTGAGORS: MAHBOUBI             MOHAMMAD
                               JODIERI              RAHELEH
    REGION CODE    ADDRESS   : 464 NOREN STREET
        01         CITY      :    LA CANADA FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   429,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    429,239.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,822.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.71300
    ----------------------------------------------------------------------------
0   0032029688     MORTGAGORS: JAFARPOUR            AMIR
                               PRANG                LECIA
    REGION CODE    ADDRESS   : 3951 BLACOW COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,760.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 73.07600
    ----------------------------------------------------------------------------
0   0032029886     MORTGAGORS: FRIDDLE              GREGORY
                               FRIDDLE              JUDITH
    REGION CODE    ADDRESS   : 11550 E LOUISE AVENUE
        01         CITY      :    MANTECA
                   STATE/ZIP : CA  95336
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,542.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.13300
    ----------------------------------------------------------------------------
0   0032029977     MORTGAGORS: DANIELS              ROBERT
                               DANIELS              ERIN
    REGION CODE    ADDRESS   : 46485 CAMEO PALMS DRIVE
        01         CITY      :    LA QUINTA
                   STATE/ZIP : CA  92253
    MORTGAGE AMOUNT :   545,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    544,574.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,717.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.12500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,785,100.00
                               P & I AMT:     11,908.45  UPB AMT:   1,783,414.53
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           72
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032030041     MORTGAGORS: ESSLINGER            DAVID
                               ESSLINGER            PEGGY
    REGION CODE    ADDRESS   : 5286 EVANWOOD AVENUE
        01         CITY      :    AGOURA AREA
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,738.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.18600
    ----------------------------------------------------------------------------
0   0032030132     MORTGAGORS: TOHL                 BERNARD
                               TOHL                 JANET
    REGION CODE    ADDRESS   : 2514 APOLLO DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,600.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,120.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 68.34500
    ----------------------------------------------------------------------------
0   0032030207     MORTGAGORS: SMITH                ROBERT
                               SMITH                PATRICIA
    REGION CODE    ADDRESS   : 3510 DAYBREAK COURT
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,590.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,326.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.05100
    ----------------------------------------------------------------------------
0   0032030413     MORTGAGORS: MEDINNUS             COLLEEN
                               GRANT                LAURA
    REGION CODE    ADDRESS   : 1730 PATIO DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   379,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,681.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,489.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 63.16600
    ----------------------------------------------------------------------------
0   0032030496     MORTGAGORS: VASQUEZ              GLORIA

    REGION CODE    ADDRESS   : 3431 ST. SUSAN PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90403
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,747.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,973,000.00
                               P & I AMT:     13,029.82  UPB AMT:   1,971,359.15
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           73
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032030520     MORTGAGORS: HOLLAND              SEAN

    REGION CODE    ADDRESS   : 3112 NORTH LAMER STREET
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91504
    MORTGAGE AMOUNT :   391,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,679.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,601.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.88500
    ----------------------------------------------------------------------------
0   0032030546     MORTGAGORS: MARTIN               JAY
                               MARTIN               CATHERINE
    REGION CODE    ADDRESS   : 14 CLUB VISTA
        01         CITY      :    DOVE CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,718.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,371.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032030611     MORTGAGORS: CRUSE                DAVID
                               CRUSE                EVELYN
    REGION CODE    ADDRESS   :  9 TEPOLITO
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,693.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0032030710     MORTGAGORS: ELLINGSON            ANN
                               ELLINGSON            JERRY
    REGION CODE    ADDRESS   : 12216 TIARA STREET
        01         CITY      :    VALLEY VILLAGE AREA, LOS
                   STATE/ZIP : CA  91607
    MORTGAGE AMOUNT :   308,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,453.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,079.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0032030736     MORTGAGORS: ODA                  PAUL
                               ODA                  SHARON
    REGION CODE    ADDRESS   : 4713 REESE ROAD
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   309,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,146.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,058.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.46300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,603,350.00
                               P & I AMT:     10,804.90  UPB AMT:   1,602,247.52
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           74
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032030744     MORTGAGORS: ENGLER               RALPH

    REGION CODE    ADDRESS   : 714 SOUTH BROADWAY UNIT #A
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------------------
0   0032030769     MORTGAGORS: HUNTER               RAYMOND
                               HUNTER               DIANE
    REGION CODE    ADDRESS   : 28396 VIA ALFONSE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,690.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0032030777     MORTGAGORS: EDMONDSON            WAYNE
                               EDMONDSON            PAMELA
    REGION CODE    ADDRESS   : 2650 PALMETTO
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,754.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------------------
0   0032030793     MORTGAGORS: JULIEN               RICHARD
                               JULIEN               JUDY
    REGION CODE    ADDRESS   : 24567 STONEGATE DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91304
    MORTGAGE AMOUNT :   334,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,719.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,194.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 71.21535
    ----------------------------------------------------------------------------
0   0032030827     MORTGAGORS: MURRAY               SHANE
                               MURRAY               JILL
    REGION CODE    ADDRESS   : 20881 SKIMMER LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   294,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,346.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,606,600.00
                               P & I AMT:     10,687.71  UPB AMT:   1,605,281.71
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           75
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032030843     MORTGAGORS: MOURA                JOHN

    REGION CODE    ADDRESS   : 430 SOUTH CLARK DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90211
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,645.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,874.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.54500
    ----------------------------------------------------------------------------
0   0032030926     MORTGAGORS: CROUCH               WAYNE
                               CROUCH               PATRICIA
    REGION CODE    ADDRESS   : 13365 MEADOW WOOD LANE
        01         CITY      :    GRANADA HILLS AREA
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,790.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,696.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.46100
    ----------------------------------------------------------------------------
0   0032030934     MORTGAGORS: PARKER               HAROLD
                               PARKER               SUSAN
    REGION CODE    ADDRESS   : 1405 EDGECLIFF LANE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91107
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,672.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.17500
    ----------------------------------------------------------------------------
0   0032030959     MORTGAGORS: HODGKINS             MICHAEL
                               HODGKINS             CONNIE
    REGION CODE    ADDRESS   : 100 BROOKLINE
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   373,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,709.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,544.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.52600
    ----------------------------------------------------------------------------
0   0032030967     MORTGAGORS: CATLIN               DAVID
                               CATLIN               LINDA
    REGION CODE    ADDRESS   : 1289 SOUTH WESTWIND CIRCLE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,663.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 60.60600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,860,000.00
                               P & I AMT:     12,404.09  UPB AMT:   1,858,481.95
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           76
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032030983     MORTGAGORS: MCCARTNEY            ROBERT
                               MCCARTNEY            KAREN
    REGION CODE    ADDRESS   : 34864 PALOMARES ROAD
        01         CITY      :    CASTRO VALLEY(UNINCOR. OF
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,783.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,825.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 47.13000
    ----------------------------------------------------------------------------
0   0032030991     MORTGAGORS: ESPOSITO             VINCENT
                               ESPOSITO             KATHLEEN
    REGION CODE    ADDRESS   : 35 CEDARBROOK
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   463,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    462,611.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,041.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.08000
    ----------------------------------------------------------------------------
0   0032031007     MORTGAGORS: WORTHLEY             ROBERT
                               WORTHLEY             ZAIDA
    REGION CODE    ADDRESS   : 728 OPAL AVENUE
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93004
    MORTGAGE AMOUNT :   259,875.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,561.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 81.21000
    ----------------------------------------------------------------------------
0   0032031031     MORTGAGORS: SANTANA              WILLIAM
                               HORTON               KENDALL
    REGION CODE    ADDRESS   : 2123 HOLLISTER TERRACE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,663.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,029.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 56.18100
    ----------------------------------------------------------------------------
0   0032031049     MORTGAGORS: IYER                 P
                               IYER                 M
    REGION CODE    ADDRESS   : 6 TRENTON
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,756.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,975.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.50000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,599,875.00
                               P & I AMT:     10,602.20  UPB AMT:   1,598,375.68
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           77
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032031106     MORTGAGORS: COLLINS              SCOTT
                               PERKINS              MICHI
    REGION CODE    ADDRESS   : 5355 CHIANTI COURT
        01         CITY      :    VALLEJO
                   STATE/ZIP : CA  94591
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.98400
    ----------------------------------------------------------------------------
0   0032031387     MORTGAGORS: CAMPANILE            FRANK
                               CAMPANILE            VIVIEN
    REGION CODE    ADDRESS   : 332 SPYGLASS WAY
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   364,760.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,453.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,396.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032031536     MORTGAGORS: LIN                  TA-TUNG
                               HSIANG               KAREN
    REGION CODE    ADDRESS   : 6894 GLENVIEW DRIVE\
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,768.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,026.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.56500
    ----------------------------------------------------------------------------
0   0032031619     MORTGAGORS: YEE                  BENJAMIN
                               YEE                  TRUDY
    REGION CODE    ADDRESS   : 20248 SARATOGA VISTA COURT
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,768.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 34.00000
    ----------------------------------------------------------------------------
0   0032032138     MORTGAGORS: YINGLING             WILLIAM
                               YINGLING             BARBARA
    REGION CODE    ADDRESS   : 2308 PACIFIC DRIVE
        01         CITY      :    CORONA DEL MAR
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,186.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,293.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 34.13700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,690,760.00
                               P & I AMT:     11,313.19  UPB AMT:   1,688,980.97
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           78
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032032229     MORTGAGORS: SANFORD              JEFF
                               KELLY                MONICA
    REGION CODE    ADDRESS   : 740 SANTA CLARA AVENUE
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   274,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,569.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.27000
    ----------------------------------------------------------------------------
0   0032032450     MORTGAGORS: AMBROSON             DONALD
                               AMBROSON             TAMARA
    REGION CODE    ADDRESS   : 14 CEDAR TREE LANE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   282,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,256.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,832.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 78.47200
    ----------------------------------------------------------------------------
0   0032032724     MORTGAGORS: COATES               MATTHEW

    REGION CODE    ADDRESS   : 24 BAYVIEW COURT
        01         CITY      :    MILLBRAE
                   STATE/ZIP : CA  94030
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,764.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032032732     MORTGAGORS: PALEY                MARC

    REGION CODE    ADDRESS   : 211 ROSS WAY
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,780.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,069.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.69697
    ----------------------------------------------------------------------------
0   0032032799     MORTGAGORS: MENZ                 MARTIN
                               MENZ                 TRACI
    REGION CODE    ADDRESS   : 1135 MT WHITNEY ST
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,089.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,393,300.00
                               P & I AMT:      9,298.27  UPB AMT:   1,391,460.64
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           79
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032032963     MORTGAGORS: WILKE                PETER
                               WILKE                ANNE
    REGION CODE    ADDRESS   : 5 HIGH BLUFF
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   329,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,743.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 59.81800
    ----------------------------------------------------------------------------
0   0032033110     MORTGAGORS: CHANG                LESLIE
                               CHANG                NINA
    REGION CODE    ADDRESS   : 624 FAIRWAY CIRCLE
        01         CITY      :    HILLSBOROUGH
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    519,594.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,547.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 49.52381
    ----------------------------------------------------------------------------
0   0032033243     MORTGAGORS: CERVERO              ANTHONY
                               CERVERO              JUNE
    REGION CODE    ADDRESS   : 326 CONTRA COSTA AVENUE
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93004
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,768.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.61100
    ----------------------------------------------------------------------------
0   0032034209     MORTGAGORS: LIPSCHITZ            WAYNE

    REGION CODE    ADDRESS   : 20842 BETRON STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   406,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    406,174.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,738.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.42800
    ----------------------------------------------------------------------------
0   0032034225     MORTGAGORS: GORMAN               GREGORY
                               GORMAN               JOAN
    REGION CODE    ADDRESS   : 5159 MARVALE DRIVE
        01         CITY      :    LOS ANGELES AREA
                   STATE/ZIP : CA  90043
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,814.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,782,500.00
                               P & I AMT:     12,098.41  UPB AMT:   1,781,094.96
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           80
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032034241     MORTGAGORS: DOWNS                BRYAN
                               DOWNS                BARBARA
    REGION CODE    ADDRESS   : 6614 WHITBOURNE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,746.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.66600
    ----------------------------------------------------------------------------
0   0032034258     MORTGAGORS: WANNER               KENNETH

    REGION CODE    ADDRESS   : 18743 SANTA ISADORA STREET
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   321,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,749.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.42800
    ----------------------------------------------------------------------------
0   0032034373     MORTGAGORS: HO                   JOHN
                               HO                   CYNTHIA
    REGION CODE    ADDRESS   : 8 ELDERWOOD
        01         CITY      :    ALISO VIEJO
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,757.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------------------
0   0032034399     MORTGAGORS: DE KUNFFY            CHARLES

    REGION CODE    ADDRESS   : 82 DRIFTWOOD CIRCLE
        01         CITY      :    PACIFICA
                   STATE/ZIP : CA  94044
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,754.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------------------
0   0032034407     MORTGAGORS: WENDZEL              STAN
                               WENDZEL              DENISE
    REGION CODE    ADDRESS   : 2207 VIA IRIS
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,763.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,067.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.33300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,532,000.00
                               P & I AMT:     10,313.51  UPB AMT:   1,530,771.30
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           81
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032034423     MORTGAGORS: D'HONDT              JOHANN
                               D'HONDT              HAE-SOON
    REGION CODE    ADDRESS   : 470 BERESFORD AVENUE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94061
    MORTGAGE AMOUNT :   385,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,583.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,567.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 51.45333
    ----------------------------------------------------------------------------
0   0032034449     MORTGAGORS: VI                   PETER
                               VI                   THUY
    REGION CODE    ADDRESS   : 8631 ORANGEWOOD AVENUE
        01         CITY      :    GARDEN GROVE
                   STATE/ZIP : CA  92841
    MORTGAGE AMOUNT :   310,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,001.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,090.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------------------
0   0032034464     MORTGAGORS: MCCALLA              LONNY
                               MCCALLA              PATRICIA
    REGION CODE    ADDRESS   : 18 SWALLOWS LANE
        01         CITY      :    TRABUCO CANYON  AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,692.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0032034472     MORTGAGORS: CARLSEN              MICHAEL
                               CARLSEN              DAWN
    REGION CODE    ADDRESS   : 1602 STONEHENGE WAY
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94954
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,770.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.66600
    ----------------------------------------------------------------------------
0   0032034506     MORTGAGORS: NGUYEN               DINH

    REGION CODE    ADDRESS   : 1201 SOUTHPOINT VIEW STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90035
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,783.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,636,150.00
                               P & I AMT:     10,983.80  UPB AMT:   1,634,831.78
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           82
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032034530     MORTGAGORS: ASBERRY              SHARON

    REGION CODE    ADDRESS   : 2402 FELTON LANE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,318.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,532.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0032034613     MORTGAGORS: HARRISON             ANDREW

    REGION CODE    ADDRESS   : 2795 RUBINO CIRCLE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   300,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,653.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,001.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------------------
0   0032034621     MORTGAGORS: PERAZZO              BERNICE

    REGION CODE    ADDRESS   : 1552 SAN ANSELMO AVENUE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,708.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,368.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.16600
    ----------------------------------------------------------------------------
0   0032034647     MORTGAGORS: ROGERS-NEECE         JUDY

    REGION CODE    ADDRESS   : 1436 WILLOWGREEN COURT
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,794.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.12900
    ----------------------------------------------------------------------------
0   0032034654     MORTGAGORS: DEL GRANDE           CHRIS
                               MELIN                DAN
    REGION CODE    ADDRESS   : 846 BREVINS LOOP
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,705.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.51100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,504,400.00
                               P & I AMT:     10,067.18  UPB AMT:   1,503,180.10
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           83
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032034662     MORTGAGORS: BROCKWAY             ROBERT
                               BROCKWAY             JENIFER
    REGION CODE    ADDRESS   : 30303 GANADO DRIVE
        01         CITY      :    RANCHO PALOS VERDE
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   397,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,197.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,745.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.35300
    ----------------------------------------------------------------------------
0   0032034670     MORTGAGORS: JAWAID               MUHAMMED
                               JAWAID               LUBNA
    REGION CODE    ADDRESS   : 102 GERBERA STREET
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,747.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 55.64800
    ----------------------------------------------------------------------------
0   0032034688     MORTGAGORS: O'HEHIR              JOSEPH
                               MASSERIA             VICKI
    REGION CODE    ADDRESS   : 1 WOODROSE COURT
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    519,584.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,503.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.19700
    ----------------------------------------------------------------------------
0   0032034704     MORTGAGORS: WITTY                DAVID
                               WITTY                ABBI
    REGION CODE    ADDRESS   : 10405 PINYON AVENUE
        01         CITY      :    TUJUNGA
                   STATE/ZIP : CA  91042
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,833.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,566.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.92700
    ----------------------------------------------------------------------------
0   0032034720     MORTGAGORS: GOWER                ANDREW
                               GOWER                JULIE
    REGION CODE    ADDRESS   : 2430 5TH STREET, #F
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94710
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,254.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,734,000.00
                               P & I AMT:     11,707.33  UPB AMT:   1,732,617.67
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           84
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032034787     MORTGAGORS: VERDI                JOHN
                               VERDI                REBECCA
    REGION CODE    ADDRESS   : 8404 CHARLOMA DRIVE
        01         CITY      :    DOWNEY
                   STATE/ZIP : CA  90240
    MORTGAGE AMOUNT :   307,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,722.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 78.71700
    ----------------------------------------------------------------------------
0   0032034837     MORTGAGORS: KHALEDI              DARIOUSH
                               KHALEDI              SHAPAR
    REGION CODE    ADDRESS   : 334 DEER HOLLOW DRIVE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,480.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.95600
    ----------------------------------------------------------------------------
0   0032034886     MORTGAGORS: LEE                  KWANG
                               LEE                  SO
    REGION CODE    ADDRESS   : 882 SOUTH VICTORIA AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90005
    MORTGAGE AMOUNT :   349,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,113.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,324.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.79100
    ----------------------------------------------------------------------------
0   0032034910     MORTGAGORS: GOYAL                PRABHAT
                               GOYAL                VINOD
    REGION CODE    ADDRESS   : 136 COOLSPRING COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,784.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,034.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 54.90500
    ----------------------------------------------------------------------------
0   0032034928     MORTGAGORS: BERNSTEIN            MAURI

    REGION CODE    ADDRESS   : 4267 RIVERTON AVENUE
        01         CITY      :    NORTH HOLLYWOOD
                   STATE/ZIP : CA  91602
    MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,036.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,935.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,543,650.00
                               P & I AMT:     10,337.72  UPB AMT:   1,542,137.28
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           85
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032034969     MORTGAGORS: MOJABI               VAHEED

    REGION CODE    ADDRESS   : 999 WISCONSIN STREET #1
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94107
    MORTGAGE AMOUNT :   168,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,872.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,160.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0032034993     MORTGAGORS: MULLINS              TERRENCE

    REGION CODE    ADDRESS   : 2243 OCCIDENTAL ROAD
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94545
    MORTGAGE AMOUNT :   267,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,701.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.98900
    ----------------------------------------------------------------------------
0   0032035016     MORTGAGORS: HEMINGWAY            FAREDAY

    REGION CODE    ADDRESS   : 12 HERITAGE DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   292,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,872.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.91700
    ----------------------------------------------------------------------------
0   0032035024     MORTGAGORS: FAZELI-TEHRANI       HOSSEIN
                               VAHABZADEH           FARIMAH
    REGION CODE    ADDRESS   : 247 GREENMOOR
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92614
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,737.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 53.33300
    ----------------------------------------------------------------------------
0   0032035057     MORTGAGORS: FARGOTSTEIN          PAUL
                               FARGOTSTEIN          NARDA
    REGION CODE    ADDRESS   : 23 FACULTY COURT
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   307,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,766.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.71700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,355,000.00
                               P & I AMT:      9,275.52  UPB AMT:   1,353,949.57
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           86
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032035065     MORTGAGORS: HOLLENBAUGH          THOMAS

    REGION CODE    ADDRESS   : 947-949 NORTH HARPER AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,740.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.95900
    ----------------------------------------------------------------------------
0   0032035073     MORTGAGORS: SCHERZINGER          MARK
                               SCHERZINGER          SUSAN
    REGION CODE    ADDRESS   : 26342 IVES WAY
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,761.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,936.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.64800
    ----------------------------------------------------------------------------
0   0032035081     MORTGAGORS: STEVENS              JOHN
                               STEVENS              DIANA
    REGION CODE    ADDRESS   : 835 PANORAMA ROAD
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92831
    MORTGAGE AMOUNT :   377,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,319.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,640.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032035107     MORTGAGORS: JONES                CHI

    REGION CODE    ADDRESS   : 27779 HOMESTEAD ROAD
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   421,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,646.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,765.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 71.35500
    ----------------------------------------------------------------------------
0   0032035131     MORTGAGORS: ALPAN                KENAN
                               ALPAN                ELCIM
    REGION CODE    ADDRESS   : 16841 SAYBROOK  LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92649
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,436.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,218.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/19
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 64.22200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,702,600.00
                               P & I AMT:     11,743.79  UPB AMT:   1,700,905.17
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           87
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032035164     MORTGAGORS: CHAVEZ               HECTOR
                               CHAVEZ               FERMINA
    REGION CODE    ADDRESS   : 27320 BRIGHTON DRIVE
        01         CITY      :    VALENCIA AREA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,284.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.54500
    ----------------------------------------------------------------------------
0   0032035198     MORTGAGORS: NOEBEL               BARRY
                               NOEBEL               JANE
    REGION CODE    ADDRESS   : 20 CANDLEBUSH
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   283,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,467.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,887.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 57.31300
    ----------------------------------------------------------------------------
0   0032035230     MORTGAGORS: ULMER                W.
                               ULMER                BEVERLY
    REGION CODE    ADDRESS   : 18931 SOUTH MESA DRIVE
        01         CITY      :    VILLA PARK
                   STATE/ZIP : CA  92861
    MORTGAGE AMOUNT :   470,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    470,514.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,132.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.34400
    ----------------------------------------------------------------------------
0   0032035248     MORTGAGORS: STOLO                PATRICIA

    REGION CODE    ADDRESS   : 17397 ASPENGLOW LANE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,757.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,969.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.05494
    ----------------------------------------------------------------------------
0   0032035255     MORTGAGORS: BOLAND               LAURENCE
                               BOLAND               RAULINE
    REGION CODE    ADDRESS   : 4321 HAZELBROOK AVE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90808
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,737.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 58.18100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,633,100.00
                               P & I AMT:     10,865.06  UPB AMT:   1,631,761.37
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           88
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032035388     MORTGAGORS: NESBITT              FREDERICK
                               NESBITT              VICTORIA
    REGION CODE    ADDRESS   : 1720 EARL, AVENUE
        01         CITY      :    SAN BRUNO AREA
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,760.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.92200
    ----------------------------------------------------------------------------
0   0032035396     MORTGAGORS: WHITE                BRUCE
                               WHITE                GWYN
    REGION CODE    ADDRESS   : 10152 CRAILET DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,700.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032035412     MORTGAGORS: LIM                  DAVID
                               HATAKEYAMA           CHARLENE
    REGION CODE    ADDRESS   : 20315 VIA LAS VILLAS
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,609.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,287.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032035420     MORTGAGORS: PULLIN               KEVIN
                               PULLIN               FRANCES
    REGION CODE    ADDRESS   : 1772 NORTH MODOC STREET
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   360,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,675.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,492.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.32960
    ----------------------------------------------------------------------------
0   0032035461     MORTGAGORS: RAMIREZ              JESUS
                               RAMIREZ              MARIA
    REGION CODE    ADDRESS   : 23639 CASTLEROCK
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   328,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,502.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,078.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,817,750.00
                               P & I AMT:     12,057.20  UPB AMT:   1,816,247.97
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           89
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032035735     MORTGAGORS: BOSTON               DANNY
                               BOBSIN               JANET
    REGION CODE    ADDRESS   : 19321 PISMO LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,788.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,785.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 56.38297
    ----------------------------------------------------------------------------
0   0032035776     MORTGAGORS: MOSTAMAND            FARID

    REGION CODE    ADDRESS   : 22711 FOXRIDGE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,704.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,395.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.12000
    ----------------------------------------------------------------------------
0   0032035842     MORTGAGORS: SAIDI                JACOB
                               SAIDI                RACHEL
    REGION CODE    ADDRESS   : 2320 KELTON AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,764.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.00000
    ----------------------------------------------------------------------------
0   0032035859     MORTGAGORS: WATANABE             FREDERICK
                               WATANABE             KELLY
    REGION CODE    ADDRESS   : 14290 ROBLAR PLACE
        01         CITY      :    SHERMAN OAKS AREA LOS ANG
                   STATE/ZIP : CA  91423
    MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,258.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,959.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.70100
    ----------------------------------------------------------------------------
0   0032035867     MORTGAGORS: MCNICOL              MITCH
                               MCNICOL              SHANNON
    REGION CODE    ADDRESS   : 18679 SANTA YNEZ STREET
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   321,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,123.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,084.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 73.04500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,550,900.00
                               P & I AMT:     10,365.47  UPB AMT:   1,549,638.98
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           90
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032035875     MORTGAGORS: DENHAM               BRIAN
                               DENHAM               LISA
    REGION CODE    ADDRESS   : 3085 WINDMILL CANYON DRIVE
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,721.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,262.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.06900
    ----------------------------------------------------------------------------
0   0032035883     MORTGAGORS: GUNDERSON            NANCY
                               GUNDERSON            WILLIAM
    REGION CODE    ADDRESS   : 8799 SUNBIRD AVENUE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   377,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,690.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,508.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.50000
    ----------------------------------------------------------------------------
0   0032035917     MORTGAGORS: CROCKER              DAVID
                               CROCKER              ELAINE
    REGION CODE    ADDRESS   : 5127 EAST MUIR DRIVE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,710.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032036014     MORTGAGORS: COOK                 CARL
                               COOK                 CHI-HENG
    REGION CODE    ADDRESS   : 36229 KOITE DR
        01         CITY      :    NEWARK
                   STATE/ZIP : CA  94560
    MORTGAGE AMOUNT :   331,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,434.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,234.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99266
    ----------------------------------------------------------------------------
0   0032036238     MORTGAGORS: SCHNUCKEL            BRIAN
                               SCHNUCKEL            JOANNE
    REGION CODE    ADDRESS   : 1600 NELSON AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   521,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    520,551.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,379.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.42800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,889,700.00
                               P & I AMT:     12,406.78  UPB AMT:   1,888,109.15
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           91
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032036279     MORTGAGORS: BHATIA               TARUN
                               BHATIA               NEERU
    REGION CODE    ADDRESS   : 4504 VANALDEN AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91356
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,752.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------------------
0   0032036303     MORTGAGORS: BEACH                DANIEL
                               BEACH                MELINDA
    REGION CODE    ADDRESS   : 418 TICO ROAD
        01         CITY      :    OJAI
                   STATE/ZIP : CA  93023
    MORTGAGE AMOUNT :   496,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,551.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,135.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032036329     MORTGAGORS: EDWARDS              KARL
                               EDWARDS              SHERI
    REGION CODE    ADDRESS   : 2623 VETERAN AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   257,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,488.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,714.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.72000
    ----------------------------------------------------------------------------
0   0032036352     MORTGAGORS: RICHARDS             JERRY
                               RICHARDS             BARBARA
    REGION CODE    ADDRESS   : 284 CLAREMONT AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   459,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    458,659.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,209.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.44000
    ----------------------------------------------------------------------------
0   0032036386     MORTGAGORS: BLACK                RICHARD
                               BLACK                NANCY
    REGION CODE    ADDRESS   : 2715 NORTH PALOS VERDES DRIVE
        01         CITY      :    ROLLING HILL ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   606,025.00  OPTION TO CONVERT :
    UNPAID BALANCE :    605,528.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,031.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 47.34500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,143,725.00
                               P & I AMT:     14,335.55  UPB AMT:   2,141,980.65
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           92
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032036436     MORTGAGORS: MATTEONI             SCOTT
                               MATTEONI             LESLIE
    REGION CODE    ADDRESS   : 1482 RAMITA COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   273,426.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,207.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,842.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.18600
    ----------------------------------------------------------------------------
0   0032036469     MORTGAGORS: EGUCHI               FUMIO
                               EGUCHI               CAROLYN
    REGION CODE    ADDRESS   : 17331 CORONADO LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   254,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,041.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.62500
    ----------------------------------------------------------------------------
0   0032036485     MORTGAGORS: CHIU                 AUDREY
                               CHIU                 MARTIN
    REGION CODE    ADDRESS   : 7911 EAST BERNER STREET
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90808
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,746.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,055.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.94800
    ----------------------------------------------------------------------------
0   0032036493     MORTGAGORS: MC KENDALL           VICTORIA
                               MC KENDALL           FRANK
    REGION CODE    ADDRESS   : 25318 BOWIE COURT
        01         CITY      :    STEVENSON RANCH AREA, LOS
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,786.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032036501     MORTGAGORS: KIM                  JOHNNY
                               KIM                  JACKIE
    REGION CODE    ADDRESS   : 1665 KNOLLWOOD  DRIVE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91101
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,606.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,193.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,576,676.00
                               P & I AMT:     10,512.71  UPB AMT:   1,575,389.05
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           93
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032036543     MORTGAGORS: GRUNDER              FRANCES
                               HAMMERMAN            BARBARA
    REGION CODE    ADDRESS   : 2858 CAROLINA AVENUE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94064
    MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,257.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,965.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.96200
    ----------------------------------------------------------------------------
0   0032036550     MORTGAGORS: CHOU                 CHOA
                               WONG                 SIEW
    REGION CODE    ADDRESS   : 1567 EAST STARPASS DRIVE
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93720
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,758.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,107.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.23000
    ----------------------------------------------------------------------------
0   0032036584     MORTGAGORS: VANSHEESWARAN        PRADEEP
                               PRADEEP              SUDHA
    REGION CODE    ADDRESS   : 16966 JEANINE PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,762.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.37800
    ----------------------------------------------------------------------------
0   0032036592     MORTGAGORS: SERNIAK              GEORGE

    REGION CODE    ADDRESS   : 23282 PALAWAN CIRCLE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,665.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.66600
    ----------------------------------------------------------------------------
0   0032036634     MORTGAGORS: MACALDO              ALFREDO
                               MACALDO              JANE
    REGION CODE    ADDRESS   : 1824 MIRABELLA DRIVE
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   265,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,082.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,765.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,599,800.00
                               P & I AMT:     10,807.31  UPB AMT:   1,598,526.74
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           94
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032036691     MORTGAGORS: BOOKOFF              CHARLES
                               BISHOP               JUDITH
    REGION CODE    ADDRESS   : 1154 COLE STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94117
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,776.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 46.66600
    ----------------------------------------------------------------------------
0   0032036709     MORTGAGORS: GIBBS                PATRICK
                               GIBBS                KIM
    REGION CODE    ADDRESS   : 6802 VIA CARONA DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,791.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,758.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.92300
    ----------------------------------------------------------------------------
0   0032036717     MORTGAGORS: SIMPSON              THOMAS
                               SIMPSON              LOUISE
    REGION CODE    ADDRESS   : 1124 RANLEIGH WAY
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94610
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,762.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032036790     MORTGAGORS: RINES                SCOTT

    REGION CODE    ADDRESS   : 310 LOMA AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90814
    MORTGAGE AMOUNT :   266,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,481.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,774.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.18400
    ----------------------------------------------------------------------------
0   0032036808     MORTGAGORS: NORRIS               ROBERT
                               NORRIS               PAMELA
    REGION CODE    ADDRESS   : 1122 PRESIDIO BOULEVARD
        01         CITY      :    PACIFIC GROVE
                   STATE/ZIP : CA  93950
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,741.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,459,700.00
                               P & I AMT:      9,921.51  UPB AMT:   1,458,552.26
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           95
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032036832     MORTGAGORS: BREEZE               DAVID
                               BREEZE               HILLARY
    REGION CODE    ADDRESS   : 434 & 436 WEST FIFTH STREET
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   275,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,057.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 88.52000
    ----------------------------------------------------------------------------
0   0032036873     MORTGAGORS: THOMPSON             THOMAS
                               THOMPSON             KATHLEEN
    REGION CODE    ADDRESS   : 2146 VIA TECA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92674
    MORTGAGE AMOUNT :   290,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,561.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.45300
    ----------------------------------------------------------------------------
0   0032036931     MORTGAGORS: MARTINEZ             ALFRED
                               MARTINEZ             MARGARET
    REGION CODE    ADDRESS   : 5300 HECKER PASS HWY
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,796.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.42300
    ----------------------------------------------------------------------------
0   0032036956     MORTGAGORS: SISCO                MARK

    REGION CODE    ADDRESS   : 519 15TH STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,795.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.36800
    ----------------------------------------------------------------------------
0   0032037004     MORTGAGORS: LAMBERTH             WILLIAM
                               LAMBERTH             ELIZABETH
    REGION CODE    ADDRESS   : 2032 SANTA ANITA AVENUE
        01         CITY      :    PLACENTIA
                   STATE/ZIP : CA  92870
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,808.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.57100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,349,100.00
                               P & I AMT:      9,088.26  UPB AMT:   1,348,018.78
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           96
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032037061     MORTGAGORS: JAFFE                CRAIG
                               JAFFE                JASMINE
    REGION CODE    ADDRESS   : 3412 KEESHEN DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   285,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,271.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 57.10000
    ----------------------------------------------------------------------------
0   0032037079     MORTGAGORS: ROVZAR               ROBERT
                               ROVZAR               ELIZABETH
    REGION CODE    ADDRESS   : 1936 PORT CHELSEA PLACE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   339,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,735.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,312.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.96200
    ----------------------------------------------------------------------------
0   0032037129     MORTGAGORS: KYLE                 DOUGLAS
                               KYLE                 SHARON
    REGION CODE    ADDRESS   : 29 LAUREL AVENUE
        01         CITY      :    WOODACRE
                   STATE/ZIP : CA  94973
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,712.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,425.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032037251     MORTGAGORS: MORRISON             FRED
                               MORRISON             SOPHIE
    REGION CODE    ADDRESS   : 380 SOUTH ORANGE GROVE BOULEVARD #4
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91105
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,698.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,270.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------------------
0   0032037335     MORTGAGORS: FRY                  THOMAS
                               RYAN-FRY             LOUISE
    REGION CODE    ADDRESS   : 18385 CASTLE RIDGE DRIVE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,733.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,333.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 48.16900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,676,500.00
                               P & I AMT:     11,264.57  UPB AMT:   1,675,151.22
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           97
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032037400     MORTGAGORS: MCDONALD             JOHN
                               MCDONALD             TAWNA
    REGION CODE    ADDRESS   : 314 SOUTH ARDMORE AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,724.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032037434     MORTGAGORS: CERCONE              FRANK
                               CERCONE              JAN
    REGION CODE    ADDRESS   : 4187 PINE RIDGE DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95409
    MORTGAGE AMOUNT :   615,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    614,995.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,094.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.60600
    ----------------------------------------------------------------------------
0   0032037483     MORTGAGORS: WRIGHT               GARY
                               WRIGHT               LORI
    REGION CODE    ADDRESS   : 15 SEA TERRACE
        01         CITY      :    NEWPORT COAST
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   590,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    589,516.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,925.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.55500
    ----------------------------------------------------------------------------
0   0032037509     MORTGAGORS: DUMKE                RICHARD
                               DUMKE                EDWARD
    REGION CODE    ADDRESS   : 805 BARNESON AVENUE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 59.25900
    ----------------------------------------------------------------------------
0   0032037533     MORTGAGORS: BORRONE              ROY
                               BORRONE              ROSE
    REGION CODE    ADDRESS   : 88 ALAMEDA DE LAS PULGAS
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   498,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,611.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,397.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.88721
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,503,500.00
                               P & I AMT:     17,046.45  UPB AMT:   2,501,536.04
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           98
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032037541     MORTGAGORS: GORMAN               RICHARD
                               GORMAN               DONNA
    REGION CODE    ADDRESS   : 3022 SAINT ALBANS DRIVE
        01         CITY      :    LOS ALAMITOS
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,779.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 54.10400
    ----------------------------------------------------------------------------
0   0032037590     MORTGAGORS: FELDMAN              ALEX
                               FELDMAN              OLGA
    REGION CODE    ADDRESS   : 447 11TH AVE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   397,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,690.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,708.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 59.25300
    ----------------------------------------------------------------------------
0   0032037616     MORTGAGORS: KUHNEY               MICHAEL
                               KUHNEY               CHERI
    REGION CODE    ADDRESS   : 3870 ARBOLADO DRIVE,
        01         CITY      :    WALNUT CREEK,
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   391,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,952.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,702.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.05300
    ----------------------------------------------------------------------------
0   0032037657     MORTGAGORS: HAWKINS              JEFFREY
                               HAWKINS              REBECCA
    REGION CODE    ADDRESS   : 22529 CANYON RIDGE PLACE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   295,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,569.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.73333
    ----------------------------------------------------------------------------
0   0032037715     MORTGAGORS: WINTHER              BRADLEY
                               WINTHER              CYNTHIA
    REGION CODE    ADDRESS   : 27265 ESGOS
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,768.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,806.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,649,050.00
                               P & I AMT:     11,237.90  UPB AMT:   1,647,760.14
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:           99
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032037749     MORTGAGORS: YAMOUT               KHALED
                               MARTINEZ-YAMOUT      MARIA
    REGION CODE    ADDRESS   : 7916 CORTE CARDO
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,731.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,346.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.44400
    ----------------------------------------------------------------------------
0   0032037772     MORTGAGORS: COBURN               DENNIS
                               COBURN               JOYCE
    REGION CODE    ADDRESS   : 1065 WEST DUNNE AVENUE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,726.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.86900
    ----------------------------------------------------------------------------
0   0032037889     MORTGAGORS: DUGGAN               JOSEPH
                               REJHON               ANNALEE
    REGION CODE    ADDRESS   : 1056 CRAGMONT AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   373,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,723.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,608.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 79.36100
    ----------------------------------------------------------------------------
0   0032038531     MORTGAGORS: O'BRIEN              JAMES
                               O'BRIEN              LILY
    REGION CODE    ADDRESS   : 206 CATALINA BOULEVARD
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   338,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,115.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032038556     MORTGAGORS: STANKE               JOHN
                               STANKE               SARA
    REGION CODE    ADDRESS   : 1160 RIVER ROCK LANE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,248.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,897.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,697,900.00
                               P & I AMT:     11,462.58  UPB AMT:   1,696,545.64
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          100
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032038598     MORTGAGORS: COYLE                JAMES
                               COYLE                PATRICE
    REGION CODE    ADDRESS   : 420 LARCH LANE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95864
    MORTGAGE AMOUNT :   491,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,436.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,231.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.69600
    ----------------------------------------------------------------------------
0   0032038622     MORTGAGORS: IRIBARREN            CARLOS

    REGION CODE    ADDRESS   : 1499 POSEN AVENUE
        01         CITY      :    ALBANY
                   STATE/ZIP : CA  94706
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,586.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,735.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032038648     MORTGAGORS: THOMSON              HOWARD
                               HECKERT              ALANA
    REGION CODE    ADDRESS   : 305 LOWELL AVENUE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   412,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,153.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,709.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0032038689     MORTGAGORS: PARSONS              JOHN
                               PARSONS              KARA
    REGION CODE    ADDRESS   : 1850 POWELL STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94133
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,759.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 38.64800
    ----------------------------------------------------------------------------
0   0032038721     MORTGAGORS: DUGDALE              RICHARD
                               DUGDALE              FRANCES
    REGION CODE    ADDRESS   : 153 GRANADA DRIVE
        01         CITY      :    CORTE MADERA
                   STATE/ZIP : CA  94925
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,729.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,115.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.50600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,773,150.00
                               P & I AMT:     11,670.18  UPB AMT:   1,771,665.65
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          101
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032038770     MORTGAGORS: PALFFY               ANDREW
                               PALFFY               CYNTHIA
    REGION CODE    ADDRESS   : 27 BROOKDALE COURT
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,634.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,756.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 64.39300
    ----------------------------------------------------------------------------
0   0032038796     MORTGAGORS: SUMMERS              HEATHER
                               SUMMERS              DON
    REGION CODE    ADDRESS   : 6950 LUCAS VALLEY ROAD
        01         CITY      :    NICASIO
                   STATE/ZIP : CA  94946
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,668.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 56.42800
    ----------------------------------------------------------------------------
0   0032038812     MORTGAGORS: CARMACK              LEE
                               ROSENTHAL            RUTH
    REGION CODE    ADDRESS   : 5510 GOLD CREEK DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,732.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,256.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.30900
    ----------------------------------------------------------------------------
0   0032038820     MORTGAGORS: RAMSAY               BEATTY
                               RAMSAY               VINETTE
    REGION CODE    ADDRESS   : 1755 CROCKETT LANE
        01         CITY      :    HILLSBOROUGH
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,676.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 26.33333
    ----------------------------------------------------------------------------
0   0032038838     MORTGAGORS: PORCELLA             GEORGE
                               VIEW                 DIANE
    REGION CODE    ADDRESS   : 2239 GRENADIER DRIVE
        01         CITY      :    SAN PEDRO
                   STATE/ZIP : CA  90732
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,698.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,448.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,918,000.00
                               P & I AMT:     12,684.62  UPB AMT:   1,916,408.93
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          102
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032038853     MORTGAGORS: CAMPBELL             LEONARD
                               CHEONG               KENNETH
    REGION CODE    ADDRESS   : 2011 OMEGA DRIVE,
        01         CITY      :    SANTA ANA,
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   374,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,900.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,521.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.53400
    ----------------------------------------------------------------------------
0   0032038879     MORTGAGORS: FORMAN               PETER
                               FORMAN               JO
    REGION CODE    ADDRESS   : 1581 CLEAR VIEW DRIVE
        01         CITY      :    BEVERLY HILLS (AREA)
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   616,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    615,531.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,254.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032039174     MORTGAGORS: AHN                  CHANG
                               AHN                  EUNYOUNG
    REGION CODE    ADDRESS   : 2799 RUBINO CIRCLE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,745.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,844.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032039240     MORTGAGORS: FRY                  LARRY
                               FRY                  SUSAN
    REGION CODE    ADDRESS   : 3049 CAYENTE WAY
        01         CITY      :    SHINGLE SPRINGS
                   STATE/ZIP : CA  95682
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,558.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,996.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.75400
    ----------------------------------------------------------------------------
0   0032039257     MORTGAGORS: WILSON               EDWARD
                               WILSON               JACQUELINE
    REGION CODE    ADDRESS   : 9299 YORKSHIP COURT
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :   370,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,118.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,558.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,937,600.00
                               P & I AMT:     13,174.02  UPB AMT:   1,935,854.93
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          103
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032039265     MORTGAGORS: BONANNO              RONALD
                               BONANNO              NANCY
    REGION CODE    ADDRESS   : 152 CARMODY CIRCLE
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,700.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,619.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032039273     MORTGAGORS: HALL                 RICHARD
                               BULLER               AMY
    REGION CODE    ADDRESS   : 828 ROMANI COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   347,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,908.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,280.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032039281     MORTGAGORS: TUCKER               SCOTT
                               OLIVA                ROSE
    REGION CODE    ADDRESS   : 838 BREVINS LOOP
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   369,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,661.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,523.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------------------
0   0032039323     MORTGAGORS: PRENTICE             JON
                               PRENTICE             JENNIFER
    REGION CODE    ADDRESS   : 4345 AVENIDA DE LAS FLORES
        01         CITY      :    YORBA LINDA,
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   175,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,066.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,210.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032039356     MORTGAGORS: FRANCIS              PENNY

    REGION CODE    ADDRESS   : 1109 ANTELOPE PLACE
        01         CITY      :    NEWBURY  PARK
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,719.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.28712
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,636,350.00
                               P & I AMT:     11,090.04  UPB AMT:   1,635,056.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          104
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032039364     MORTGAGORS: THOMPSON             JOHN
                               THOMPSON             SOLANGE
    REGION CODE    ADDRESS   : 825 SANTA ROSITA
        01         CITY      :    SOLANA BEACH
                   STATE/ZIP : CA  92075
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,756.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.98700
    ----------------------------------------------------------------------------
0   0032039372     MORTGAGORS: BOYER                TIMOTHY
                               BOYER                JANICE
    REGION CODE    ADDRESS   : 11227 CROCKER GROVE LANE
        01         CITY      :    GOLD RIVER
                   STATE/ZIP : CA  95670
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.52000
    ----------------------------------------------------------------------------
0   0032039380     MORTGAGORS: BOJORQUEZ            DANIEL
                               BOJORQUEZ            CAROLYN
    REGION CODE    ADDRESS   : 11 MUSTANG ROAD
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,665.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032039398     MORTGAGORS: TAWNEY               JOHN
                               WRIGHT TAWNEY        DEBRA
    REGION CODE    ADDRESS   : 860 MAPLE AVENUE
        01         CITY      :    SAN MARTIN
                   STATE/ZIP : CA  95046
    MORTGAGE AMOUNT :   351,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,982.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,426.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.19780
    ----------------------------------------------------------------------------
0   0032039414     MORTGAGORS: WEBER                WOLF
                               GILLARD              VERONIQUE
    REGION CODE    ADDRESS   : 5851 MEANDER DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   340,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,506.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,744,050.00
                               P & I AMT:     11,927.16  UPB AMT:   1,742,693.98
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          105
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032039448     MORTGAGORS: TSUDAMA              BILL
                               TSUDAMA              KATHY
    REGION CODE    ADDRESS   : 60 PRENDERGAST LANE
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   302,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,252.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,012.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------------------
0   0032039489     MORTGAGORS: SHANNON              DOUGLAS

    REGION CODE    ADDRESS   : 509 WOODHAVEN COURT
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,732.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,517.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0032039513     MORTGAGORS: SURBRIDGE            JOHN
                               SURBRIDGE            GAIL
    REGION CODE    ADDRESS   : 761 LAS OLAS DRIVE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   628,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    627,958.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,076.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 58.19400
    ----------------------------------------------------------------------------
0   0032039521     MORTGAGORS: LENICH               VICTORIA

    REGION CODE    ADDRESS   : 20117 BELMA COURT
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93907
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,791.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,758.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 84.19300
    ----------------------------------------------------------------------------
0   0032039547     MORTGAGORS: KAUL                 UPENDER
                               KAUL                 NUTAN
    REGION CODE    ADDRESS   : 904 BOAR CIRCLE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   507,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    507,094.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,419.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   250
    LTV :                 79.29600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,059,500.00
                               P & I AMT:     13,783.69  UPB AMT:   2,057,829.17
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          106
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032039661     MORTGAGORS: MARRINAN             PATRICK
                               MARRINAN             NANCY
    REGION CODE    ADDRESS   : 41 DELAPORT WAY
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,792.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.36231
    ----------------------------------------------------------------------------
0   0032039844     MORTGAGORS: NELSON               MICHAEL

    REGION CODE    ADDRESS   : 20 PARREMO DRIVE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   302,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.60500
    ----------------------------------------------------------------------------
0   0032039869     MORTGAGORS: YANG                 KATHLEEN
                               FAUCRET              BERTRAND
    REGION CODE    ADDRESS   : 7367 SEAFARER PLACE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   280,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,469.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,867.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.90400
    ----------------------------------------------------------------------------
0   0032040032     MORTGAGORS: BELEN                FELIX
                               BELEN                ERLINDA
    REGION CODE    ADDRESS   : 357 SOUTH VAN NESS AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90020
    MORTGAGE AMOUNT :   276,520.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,298.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 57.01400
    ----------------------------------------------------------------------------
0   0032040073     MORTGAGORS: MUCCINO              ALFREDO
                               MUCCINO              STACY
    REGION CODE    ADDRESS   : 932 PINE AVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   555,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    554,567.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,786.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.07700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,674,720.00
                               P & I AMT:     11,306.22  UPB AMT:   1,673,627.92
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          107
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032040081     MORTGAGORS: VANCE                ROBERT
                               VANCE                LOUISE
    REGION CODE    ADDRESS   : 18781 ASPESI DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   438,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    437,658.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,987.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.00000
    ----------------------------------------------------------------------------
0   0032040131     MORTGAGORS: PANGELINAN           STEVEN
                               PANGELINAN           DENISE
    REGION CODE    ADDRESS   : 232 SUN RIDGE DR
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   337,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,485.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,327.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.59000
    ----------------------------------------------------------------------------
0   0032040172     MORTGAGORS: HILL                 STEVEN

    REGION CODE    ADDRESS   : 1985 KIRBY WY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,781.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.80100
    ----------------------------------------------------------------------------
0   0032040784     MORTGAGORS: GONZALEZ             SUSANA

    REGION CODE    ADDRESS   : 11945 MARIPOSA BAY LANE, NORTHRIDGE
        01         CITY      :    LOS ANGELES,
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   292,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,577.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 79.99300
    ----------------------------------------------------------------------------
0   0032040891     MORTGAGORS: VALDEZ               LUZVIMINDA

    REGION CODE    ADDRESS   : 2415 CANYON TERRACE DRIVE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,763.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,616,800.00
                               P & I AMT:     10,968.56  UPB AMT:   1,615,265.74
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          108
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032040909     MORTGAGORS: PIERSON              SCOTT
                               PIERSON              ADRIANE
    REGION CODE    ADDRESS   : 39480 AVENIDA DE LA BANDOLERO
        01         CITY      :    TEMECULA
                   STATE/ZIP : CA  92592
    MORTGAGE AMOUNT :   329,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,784.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,192.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032041014     MORTGAGORS: BEERS                DANIEL
                               BEERS                KATHERINE
    REGION CODE    ADDRESS   : 160 WORTHAM COURT
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,695.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,866.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.12100
    ----------------------------------------------------------------------------
0   0032041071     MORTGAGORS: RAUTIO               DANIEL
                               RAUTIO               ADRIENNE
    REGION CODE    ADDRESS   : 4107 TESSA PLACE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   283,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,950.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,813.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032041204     MORTGAGORS: THEAKSTON            JOHN
                               EVANS                CHRISTOPHER
    REGION CODE    ADDRESS   : 13434 MORNING GLORY DRIVE
        01         CITY      :    LAKESIDE
                   STATE/ZIP : CA  92040
    MORTGAGE AMOUNT :   256,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,639.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.99996
    ----------------------------------------------------------------------------
0   0032041220     MORTGAGORS: COAR                 GREGORY
                               WILLIAMS             AMANDA
    REGION CODE    ADDRESS   : 13466 MORNING GLORY DRIVE
        01         CITY      :    LAKESIDE
                   STATE/ZIP : CA  92040
    MORTGAGE AMOUNT :   289,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,975.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,780.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 94.34100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,568,900.00
                               P & I AMT:     10,362.79  UPB AMT:   1,567,045.60
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          109
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032041394     MORTGAGORS: LEVY                 YONA

    REGION CODE    ADDRESS   : 4725 CEDROS AVENUE
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91403
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,605.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0032041410     MORTGAGORS: FENERTY              WILLIAM
                               FENERTY              KATHLEEN
    REGION CODE    ADDRESS   : 1721 ASPENWOOD LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   342,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,837.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,278.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032041444     MORTGAGORS: DEAN                 JOHN
                               DEAN                 SHANI
    REGION CODE    ADDRESS   : 16235 AVENIDA SUAVIDAD
        01         CITY      :    SAN DEIGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,782.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 60.22700
    ----------------------------------------------------------------------------
0   0032041501     MORTGAGORS: PRINCE               SUSAN

    REGION CODE    ADDRESS   : 1160 GREENWICH STREET #301
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94109
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,793.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.61111
    ----------------------------------------------------------------------------
0   0032041980     MORTGAGORS: THOMPSON             GARY
                               THOMPSON             HOPE
    REGION CODE    ADDRESS   : 264 DRAEGER DRIVE
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   476,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    476,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,287.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.96000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,600,400.00
                               P & I AMT:     10,855.54  UPB AMT:   1,599,018.69
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          110
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032041998     MORTGAGORS: LINDER               THOMAS
                               LINDER               PATRICIA
    REGION CODE    ADDRESS   : 922 THE ALAMEDA
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94707
    MORTGAGE AMOUNT :   296,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,963.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.13500
    ----------------------------------------------------------------------------
0   0032042160     MORTGAGORS: ZHOU                 BIN
                               WANG                 ZHIYAN
    REGION CODE    ADDRESS   : 41086 DAVILA COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,763.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,994.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032042210     MORTGAGORS: KSHETRAPAL           ROHIT
                               KSHETRAPAL           PRIYA
    REGION CODE    ADDRESS   : 495 CRAGMONT AVENUE,
        01         CITY      :    BERKELEY,
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,748.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,196.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.98400
    ----------------------------------------------------------------------------
0   0032042244     MORTGAGORS: KASSEBAUM            ROSS
                               KASSEBAUM            ANNE
    REGION CODE    ADDRESS   : 431 EVERGREEN COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   358,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------------------
0   0032042350     MORTGAGORS: TORRES               CONRADO
                               TORRES               LOURDES
    REGION CODE    ADDRESS   : 470 ACERO PLACE
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91910
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,747.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.80000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,597,000.00
                               P & I AMT:     10,844.28  UPB AMT:   1,596,022.48
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          111
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032042426     MORTGAGORS: ROTEN                ROBERT
                               ROTEN                MARGO
    REGION CODE    ADDRESS   : 2860 SOMBRERO CIRCLE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,802.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.95700
    ----------------------------------------------------------------------------
0   0032042574     MORTGAGORS: SIMPKINS             LEONARD
                               SIMPKINS             OLGA
    REGION CODE    ADDRESS   : 2832 CEDARDALE COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,714.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032042699     MORTGAGORS: CLARK                JACK
                               CLARK                JACQUEHNE
    REGION CODE    ADDRESS   : 4 CARNOUSTIE
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,680.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.90900
    ----------------------------------------------------------------------------
0   0032042723     MORTGAGORS: SARDARIAN            HELEN
                               SARDARIAN            ARAM
    REGION CODE    ADDRESS   : 22329 PLUMMER STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   423,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    422,977.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,923.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.61700
    ----------------------------------------------------------------------------
0   0032042749     MORTGAGORS: GROVES               WILLIAM
                               GROVES               ELLEN
    REGION CODE    ADDRESS   : 4451 RAINBOW LANE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,762.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.04700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,694,300.00
                               P & I AMT:     11,389.89  UPB AMT:   1,692,937.58
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          112
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032042798     MORTGAGORS: LEONARD              JOHN
                               ABELEDA              CAROLINE
    REGION CODE    ADDRESS   : 28 PARREMO DRIVE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,781.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.26300
    ----------------------------------------------------------------------------
0   0032042822     MORTGAGORS: DURSLAG              WILLIAM

    REGION CODE    ADDRESS   : 2400 WALNUT AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   442,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    441,637.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,940.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 47.68000
    ----------------------------------------------------------------------------
0   0032042848     MORTGAGORS: TORRES               HECTOR
                               TORRES               ROSYCELA
    REGION CODE    ADDRESS   : 10415 CREWE STREET
        01         CITY      :    NORWALK
                   STATE/ZIP : CA  90650
    MORTGAGE AMOUNT :   142,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    142,377.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       924.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 77.02700
    ----------------------------------------------------------------------------
0   0032042863     MORTGAGORS: DOWNING              CHARLES
                               DOWNING              CARMELA
    REGION CODE    ADDRESS   : 7052 SUNLIGHT DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,759.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.18900
    ----------------------------------------------------------------------------
0   0032042889     MORTGAGORS: BURR                 CURTIS

    REGION CODE    ADDRESS   : 7046 BUCKINGHAM BLVD
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94705
    MORTGAGE AMOUNT :   474,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,170.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,999.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 69.79400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,619,100.00
                               P & I AMT:     10,590.40  UPB AMT:   1,617,726.91
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          113
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032042905     MORTGAGORS: CALUBAYAN            LUCIANO
                               CALUBAYAN            MARIA
    REGION CODE    ADDRESS   : 3259 MONTE CARLO DRIVE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,721.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,262.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.27500
    ----------------------------------------------------------------------------
0   0032042921     MORTGAGORS: ROBATIAN             MOJTABA
                               ROBATIAN             MANDANA
    REGION CODE    ADDRESS   : 13632 FAIRMOUNT WAY
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92780
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,767.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,889.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.88800
    ----------------------------------------------------------------------------
0   0032042962     MORTGAGORS: CLAXTON              SCOTT
                               CLAXTON              TIARA
    REGION CODE    ADDRESS   : 502 GRANITE HILLS ST.
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,737.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.56300
    ----------------------------------------------------------------------------
0   0032042996     MORTGAGORS: MATOSSIAN            LEVON
                               MATOSSIAN            BEATA
    REGION CODE    ADDRESS   : 1726-1728-1730 NORTH ALLEN AVENUE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91104
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,256.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,296.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0032043002     MORTGAGORS: DUNN                 KEVIN
                               DUNN                 CHERYL
    REGION CODE    ADDRESS   : 20360 VIA ALMERIA
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,593.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,844.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 66.17647
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,722,500.00
                               P & I AMT:     11,421.69  UPB AMT:   1,721,075.58
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          114
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032043127     MORTGAGORS: KESHISHYAN           ELMIRA

    REGION CODE    ADDRESS   : 1248 EAST ELMWOOD AVENUE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91501
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,756.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.98600
    ----------------------------------------------------------------------------
0   0032043150     MORTGAGORS: BUTLER               MICHAEL
                               BUTLER               THERESE
    REGION CODE    ADDRESS   : 18092 IVORYCREST LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,698.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,270.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------------------
0   0032043176     MORTGAGORS: SELL                 BRADLEY
                               VALENTINE-SELL       MARY
    REGION CODE    ADDRESS   : 2902 WALKER LEE DRIVE
        01         CITY      :    LOS ALAMITOS AREA ORANGE
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   360,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,104.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,397.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.30927
    ----------------------------------------------------------------------------
0   0032043309     MORTGAGORS: KAPLAN               JAMES
                               KAPLAN               JUDITH
    REGION CODE    ADDRESS   : 3112 GILMERTON AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,713.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 50.14300
    ----------------------------------------------------------------------------
0   0032043341     MORTGAGORS: BARSTAD              THOMAS
                               BARSTAD              SANDRA
    REGION CODE    ADDRESS   : 2524 RALEIGH WAY
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   392,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,822.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,545.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 78.50000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,780,900.00
                               P & I AMT:     11,835.59  UPB AMT:   1,779,095.13
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          115
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032043374     MORTGAGORS: MANESH               MARSHALL

    REGION CODE    ADDRESS   : 5717 VALERIE AVENUE
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91367
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,788.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0032043408     MORTGAGORS: HAYES                DANIEL

    REGION CODE    ADDRESS   : 41851 VARDON DRIVE
        01         CITY      :    TEMECULA
                   STATE/ZIP : CA  92591
    MORTGAGE AMOUNT :   156,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    155,884.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,025.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   250
    LTV :                 79.98100
    ----------------------------------------------------------------------------
0   0032043549     MORTGAGORS: SHEPHERD             JOHN
                               SHEPHERD             KATIE
    REGION CODE    ADDRESS   : 15360 WOODARD ROAD
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,512.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,048.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032043564     MORTGAGORS: BAYSTON              RICHARD
                               BAYSTON              MARGARET
    REGION CODE    ADDRESS   : 35251 VISTA DE TODO
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92624
    MORTGAGE AMOUNT :   377,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,698.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,539.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.89200
    ----------------------------------------------------------------------------
0   0032043572     MORTGAGORS: MCGAHA               RONALD
                               MCGAHA               BONNIE
    REGION CODE    ADDRESS   : 535 DEL ORO STREET
        01         CITY      :    OJAI
                   STATE/ZIP : CA  93023
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,728.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,751.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 56.88800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,506,050.00
                               P & I AMT:     10,356.96  UPB AMT:   1,504,612.61
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          116
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032043598     MORTGAGORS: KAST                 FRED
                               KAST                 NITA
    REGION CODE    ADDRESS   : 1446 BULLION CIR
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,754.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 56.60300
    ----------------------------------------------------------------------------
0   0032043606     MORTGAGORS: RAHE                 JO ANN

    REGION CODE    ADDRESS   : 29 FOXTAIL LANE
        01         CITY      :    DOVE CANYON (AREA)
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,731.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032043614     MORTGAGORS: STOUT                BRIAN
                               STOUT                JUDY
    REGION CODE    ADDRESS   : 13395 FOOTHILL AVE
        01         CITY      :    SAN MARTIN
                   STATE/ZIP : CA  95046
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,698.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,270.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 61.94600
    ----------------------------------------------------------------------------
0   0032043630     MORTGAGORS: SULLIVAN             MONICA
                               SULLIVAN             TIMOTHY
    REGION CODE    ADDRESS   : 282 EAST LAUREL AVENUE
        01         CITY      :    SIERRA MADRE
                   STATE/ZIP : CA  91024
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,790.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,696.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 54.25500
    ----------------------------------------------------------------------------
0   0032043648     MORTGAGORS: JIMENEZ-ENGLISH      MARIA

    REGION CODE    ADDRESS   : 21380 VIA DEL PARQUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   386,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,482.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,573.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,619,800.00
                               P & I AMT:     10,718.12  UPB AMT:   1,618,457.79
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          117
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032043739     MORTGAGORS: DODSON               WAYNE
                               DODSON               TAMMY
    REGION CODE    ADDRESS   : 1877 DOLPHIN PLACE
        01         CITY      :    DISCOVERY BAY
                   STATE/ZIP : CA  94514
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,746.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,217.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.71200
    ----------------------------------------------------------------------------
0   0032043796     MORTGAGORS: MINTON               KARI
                               MINTON               RICHARD
    REGION CODE    ADDRESS   : 1218 MAYBERRY LANE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95131
    MORTGAGE AMOUNT :   389,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,723.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,555.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
0   0032043929     MORTGAGORS: GOFFMAN              ELI

    REGION CODE    ADDRESS   : 18360 BERRY ROAD
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92508
    MORTGAGE AMOUNT :   379,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,954.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,587.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99800
    ----------------------------------------------------------------------------
0   0032044489     MORTGAGORS: EVANS                JEFFERY
                               EVANS                JOAN
    REGION CODE    ADDRESS   : 2216 VIA ACALONES
        01         CITY      :    PALOS VERDES ESTATE
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,777.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,809.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 49.45400
    ----------------------------------------------------------------------------
0   0032044505     MORTGAGORS: HERGENRETER          NICHOLAS
                               HERGENRETER          SHEILA
    REGION CODE    ADDRESS   : 9971 SOUTH CENTER DRIVE
        01         CITY      :    VILLA PARK
                   STATE/ZIP : CA  92667
    MORTGAGE AMOUNT :   267,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,201.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 46.50400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,632,700.00
                               P & I AMT:     11,039.34  UPB AMT:   1,631,402.35
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          118
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032044554     MORTGAGORS: KOHLHEPP             WALTER
                               KOHLHEPP             ANNETTE
    REGION CODE    ADDRESS   : 230 AVENUE D
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,796.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 33.06600
    ----------------------------------------------------------------------------
0   0032044695     MORTGAGORS: DORAN                MARK
                               DORAN                SHARON
    REGION CODE    ADDRESS   : 9912 STAR DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   259,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,302.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,792.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.19800
    ----------------------------------------------------------------------------
0   0032044711     MORTGAGORS: GASPARIAN            ARAM
                               GASPARIAN            SILVA
    REGION CODE    ADDRESS   : 2336 PASEO DE CIMA
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   412,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,161.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,744.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0032045098     MORTGAGORS: JAYASENAN            SIVA
                               SIVASUBRAMANIAN      RAGINI
    REGION CODE    ADDRESS   : 7626 KIRWIN LANE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,650.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,056.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032045189     MORTGAGORS: GERSHTEYN            YEVGENY
                               GERSHTEYN            LEV
    REGION CODE    ADDRESS   : 211 SERRAVISTA AVENUE
        01         CITY      :    DALY CITY
                   STATE/ZIP : CA  94015
    MORTGAGE AMOUNT :   178,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    177,867.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,244.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.92500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,546,000.00
                               P & I AMT:     10,487.40  UPB AMT:   1,544,779.53
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          119
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032045239     MORTGAGORS: KIM                  TONY
                               KIM                  ELSA
    REGION CODE    ADDRESS   : 816 ROMANI COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   358,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,713.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,411.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.97500
    ----------------------------------------------------------------------------
0   0032045254     MORTGAGORS: SMITH                PETER
                               SMITH                SUSAN
    REGION CODE    ADDRESS   : 810 ROMANI COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   376,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,191.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,504.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------------------
0   0032045296     MORTGAGORS: WICKS                CARTER

    REGION CODE    ADDRESS   : 2809 RUBINO CIRCLE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   296,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,150.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.98200
    ----------------------------------------------------------------------------
0   0032045429     MORTGAGORS: BARTHOLOMEW          DAVID
                               BARTHOLOMEW          ANN
    REGION CODE    ADDRESS   : 83 VIA SONRISA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   359,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,297.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,362.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
0   0032045460     MORTGAGORS: GOLDSTEIN            CHARLES
                               MOLIN                LESLIE
    REGION CODE    ADDRESS   : 348 CALLE MARSEILLE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90814
    MORTGAGE AMOUNT :   363,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,444.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,389.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,754,250.00
                               P & I AMT:     11,615.83  UPB AMT:   1,752,798.38
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          120
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032045932     MORTGAGORS: TIEDGE               SCOTT
                               TIEDGE               MARY ELLEN
    REGION CODE    ADDRESS   : 26152 DEVONSHIRE COURT,
        01         CITY      :    LAKE FOREST,
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,750.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032046252     MORTGAGORS: MULLEN               DONALD
                               MULLEN               LINDA
    REGION CODE    ADDRESS   : 17264 KIT LANE
        01         CITY      :    JACKSON
                   STATE/ZIP : CA  95642
    MORTGAGE AMOUNT :   292,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,525.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,121.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0032046815     MORTGAGORS: GRILEY               GLENN
                               GRILEY               REBECCA
    REGION CODE    ADDRESS   : 6308 ORION AVENUE
        01         CITY      :    VAN NUYS AREA
                   STATE/ZIP : CA  91411
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,751.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,738.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 68.75000
    ----------------------------------------------------------------------------
0   0032046823     MORTGAGORS: VAN LUND             ALBERT
                               VAN LUND             BEVERLY
    REGION CODE    ADDRESS   : 751 SOUTH RANCHO SIMI DRIVE
        01         CITY      :    COVINA
                   STATE/ZIP : CA  91724
    MORTGAGE AMOUNT :   325,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,226.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.24500
    ----------------------------------------------------------------------------
0   0032046906     MORTGAGORS: DOOCY                PATRICK
                               EKIERT               SANDRA
    REGION CODE    ADDRESS   : 898 ORANGE AVENUE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   322,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,242.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,172.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,527,600.00
                               P & I AMT:     10,272.80  UPB AMT:   1,524,496.38
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          121
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032046922     MORTGAGORS: LOVELL               MARK
                               ROSS                 LAURA
    REGION CODE    ADDRESS   : 141 EMARON DRIVE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,791.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,758.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.09090
    ----------------------------------------------------------------------------
0   0032046930     MORTGAGORS: BLOOM                ERIC
                               BLOOM                DENISE
    REGION CODE    ADDRESS   : 533 AVILA ROAD
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,721.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,344.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032046955     MORTGAGORS: BIELAK               JONATHAN
                               BIELAK               A
    REGION CODE    ADDRESS   : 660 PERALTA AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94707
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,788.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,785.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.64700
    ----------------------------------------------------------------------------
0   0032046971     MORTGAGORS: TU                   HONG
                               NGUYEN               WILLIAM
    REGION CODE    ADDRESS   : 6967 ROCKTON AVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95119
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,282.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,045.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0032046989     MORTGAGORS: RADOV                ANTHONY
                               RADOV                DENYCE
    REGION CODE    ADDRESS   : 834 WEST 21ST STREET (SAN PEDRO ARE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90731
    MORTGAGE AMOUNT :   287,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,038.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,936.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.71700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,454,000.00
                               P & I AMT:      9,870.45  UPB AMT:   1,452,622.82
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          122
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032046997     MORTGAGORS: BEST                 WILLIS
                               BEST                 CAROL
    REGION CODE    ADDRESS   : 12665 HAGER CT.
        01         CITY      :    SAN MARTIN
                   STATE/ZIP : CA  95046
    MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,725.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 69.11100
    ----------------------------------------------------------------------------
0   0032047011     MORTGAGORS: BENSON               CRAIG
                               HITCHCOCK            JOSEPHINE
    REGION CODE    ADDRESS   : 4301 NORRIS ROAD
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,444.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,421.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.00000
    ----------------------------------------------------------------------------
0   0032047060     MORTGAGORS: TOOMEY               STEVEN
                               TOOMEY               KAREN
    REGION CODE    ADDRESS   : 8825 SKYLINE BOULEVARD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   383,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,893.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,581.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032047078     MORTGAGORS: NARITA               ARTHUR
                               RYUNG NARITA         HELEN
    REGION CODE    ADDRESS   : 5686 BROOKHURST COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,197.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,368.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.75750
    ----------------------------------------------------------------------------
0   0032047110     MORTGAGORS: BALANDRA             RICARDO
                               BALANDRA             THERESA
    REGION CODE    ADDRESS   : 1580 SIERRA AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95126
    MORTGAGE AMOUNT :   254,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,588.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,714.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.76810
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,803,700.00
                               P & I AMT:     12,077.99  UPB AMT:   1,800,850.36
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          123
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032047128     MORTGAGORS: NGUYEN               PAUL

    REGION CODE    ADDRESS   : 399 CAPELLA WAY
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,753.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,931.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.00800
    ----------------------------------------------------------------------------
0   0032047136     MORTGAGORS: HENDRICKS            KATHLEEN

    REGION CODE    ADDRESS   : 51 FLIGHT ROAD
        01         CITY      :    CARMEL VALLEY
                   STATE/ZIP : CA  93924
    MORTGAGE AMOUNT :   404,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,684.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,756.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032047193     MORTGAGORS: PATHAK               SANJIV
                               PATHAK               NEHA
    REGION CODE    ADDRESS   : 301 KIMBER COURT,
        01         CITY      :    FREMONT,
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,600.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,368.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.28000
    ----------------------------------------------------------------------------
0   0032047227     MORTGAGORS: YOUNG                RICHARD
                               BURBANK              SHANA
    REGION CODE    ADDRESS   : 301 CANYON FALLS DRIVE
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   280,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0032047235     MORTGAGORS: YU                   YONG
                               PHAN                 VANESSA
    REGION CODE    ADDRESS   : 661 CHARDONNAY DR
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,784.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.30200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,754,800.00
                               P & I AMT:     11,806.94  UPB AMT:   1,753,622.69
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          124
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032047268     MORTGAGORS: PARSONS              KEVIN
                               PARSONS              SUZANNE
    REGION CODE    ADDRESS   : 2623-2627 MAHNATTAN AVENUE
        01         CITY      :    HERMOSA BEACH
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   319,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,338.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,126.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032047284     MORTGAGORS: STAFFORD             PATRICK
                               STAFFORD             HELEN
    REGION CODE    ADDRESS   : 49 WOODRANCH CIRCLE,
        01         CITY      :    DANVILLE,
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   401,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    401,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,701.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.83333
    ----------------------------------------------------------------------------
0   0032047318     MORTGAGORS: MUNDRA               VARSHA

    REGION CODE    ADDRESS   : 272 BARTLETT AVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.78700
    ----------------------------------------------------------------------------
0   0032047326     MORTGAGORS: TORPEY               MICHAEL
                               TORPEY               MARGARET
    REGION CODE    ADDRESS   : 33 FAIRWAYS DRIVE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 84.50700
    ----------------------------------------------------------------------------
0   0032047383     MORTGAGORS: JOW                  DENNIS
                               JOW                  JENNIFER
    REGION CODE    ADDRESS   : 2687 KLAMATH COURT
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,760.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,576,600.00
                               P & I AMT:     10,714.19  UPB AMT:   1,575,902.74
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          125
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032047391     MORTGAGORS: JOHNSON              BRUCE
                               JOHNSON              PILAR
    REGION CODE    ADDRESS   : 23832 KENSINGTON COURT
        01         CITY      :    WEST HILLS
                   STATE/ZIP : CA  91307
    MORTGAGE AMOUNT :   377,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,290.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,512.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032047417     MORTGAGORS: JOHNSON              ROBERT
                               JOHNSON              CYNTHIA
    REGION CODE    ADDRESS   : 112 LEAFIELD ROAD
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,634.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,756.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 51.39100
    ----------------------------------------------------------------------------
0   0032047425     MORTGAGORS: ARRUDA               VLADIMIRO
                               ARRUDA               MARIA
    REGION CODE    ADDRESS   : 3127 MALTON COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   289,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,506.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,903.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0032047433     MORTGAGORS: SCHMIDT              JEFFREY
                               SCHMIDT              KATHLEEN
    REGION CODE    ADDRESS   : 50 DEVONSHIRE COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,056.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032047458     MORTGAGORS: ROO                  PEIN-YUAN
                               ROO                  PIA
    REGION CODE    ADDRESS   : 134 INVERNESS WAY
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   307,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,065.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,917.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 74.99900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,847,700.00
                               P & I AMT:     12,145.78  UPB AMT:   1,846,496.50
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          126
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032047466     MORTGAGORS: SPEAR                LARRY
                               SPEAR                LAUREN
    REGION CODE    ADDRESS   : 26085 BIG HORN MOUNTAIN WAY
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,638.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,724.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 61.09000
    ----------------------------------------------------------------------------
0   0032047474     MORTGAGORS: HEFFERNAN            CHARLES
                               HEFFERNAN            WENDY
    REGION CODE    ADDRESS   : 28128 ANGELICA PLACE
        01         CITY      :    VALENCIA AREA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,744.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032047698     MORTGAGORS: CALLAHAN             CARY
                               CALLAHAN             ERIKA
    REGION CODE    ADDRESS   : 14705 TUSTIN STREET
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91403
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    519,623.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,680.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032049454     MORTGAGORS: KHAIMSKIY            ALEKSANDR
                               PUTROVA              NATALYA
    REGION CODE    ADDRESS   : 412 MILLWOOD DRIVE
        01         CITY      :    MILLBRAE
                   STATE/ZIP : CA  94030
    MORTGAGE AMOUNT :   348,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,380.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.85800
    ----------------------------------------------------------------------------
0   0032049645     MORTGAGORS: HWANG                STANLEY
                               PHILLIPSON           MARGARET
    REGION CODE    ADDRESS   : 2667 16TH AVENUE
        01         CITY      :    CARMEL
                   STATE/ZIP : CA  93921
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.28500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,908,950.00
                               P & I AMT:     13,013.03  UPB AMT:   1,907,727.84
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          127
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032049660     MORTGAGORS: MORTENSEN            ROBERT
                               MORTENSEN            KELLY
    REGION CODE    ADDRESS   : 22100 CORAZZA LANE
        01         CITY      :    WILDOMAR (AREA)
                   STATE/ZIP : CA  92595
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,328.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,681.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0032049801     MORTGAGORS: ROSIER               RYAN
                               ROSIER               PATRICIA
    REGION CODE    ADDRESS   : 4368 TORREY PINES DRIVE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   316,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,187.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
0   0032049850     MORTGAGORS: QUINTERO             MARIO

    REGION CODE    ADDRESS   : 502 LA PRIMAVERA WAY
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,945.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032049900     MORTGAGORS: SCHUBERT             STEVEN
                               SCHUBERT             LORI
    REGION CODE    ADDRESS   : 9672 SURFCREST DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   270,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,911.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 74.01300
    ----------------------------------------------------------------------------
0   0032049918     MORTGAGORS: PHILLIPS             BRYON
                               PHILLIPS             MICHELE
    REGION CODE    ADDRESS   : 17 VALEROSO
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   306,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,186.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,987.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,434,050.00
                               P & I AMT:      9,577.97  UPB AMT:   1,433,121.18
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          128
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032049926     MORTGAGORS: YATES                JAMES
                               YATES                KATHLEEN
    REGION CODE    ADDRESS   : 19416 RONALD AVENUE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,785.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.35200
    ----------------------------------------------------------------------------
0   0032049934     MORTGAGORS: DONG                 GATE
                               CHEUNG               CHO
    REGION CODE    ADDRESS   : 17555 PAGE COURT
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   375,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,392.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,499.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.93617
    ----------------------------------------------------------------------------
0   0032050114     MORTGAGORS: HUTTON               DANIEL
                               HUTTON               THERESA
    REGION CODE    ADDRESS   : 8774 TOYON COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,783.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,756.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 83.01880
    ----------------------------------------------------------------------------
0   0032050148     MORTGAGORS: CRUZ                 SIMEON
                               CRUZ                 MADELON
    REGION CODE    ADDRESS   : 5092 EVERGREEN AVENUE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,773.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,836.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 93.24324
    ----------------------------------------------------------------------------
0   0032050189     MORTGAGORS: STERN                DALE
                               STERN                SHEREE
    REGION CODE    ADDRESS   : 3218 DOGLEG COURT
        01         CITY      :    CAMERON PARK
                   STATE/ZIP : CA  95682
    MORTGAGE AMOUNT :   314,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,248.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,118.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,495,200.00
                               P & I AMT:      9,996.36  UPB AMT:   1,494,197.91
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          129
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032050247     MORTGAGORS: SILVER               JAMES
                               KRETSCH              CINDY
    REGION CODE    ADDRESS   : 2245 TAHITI DRIVE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,714.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032051393     MORTGAGORS: WEEKS                PHILLIP
                               WEEKS                MARY
    REGION CODE    ADDRESS   : 5001 ATHENS DRIVE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 65.38400
    ----------------------------------------------------------------------------
0   0032051500     MORTGAGORS: WEST                 LAWRENCE
                               WEST                 NANCY
    REGION CODE    ADDRESS   : 341 CABOT COURT
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,782.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.60200
    ----------------------------------------------------------------------------
0   0032051658     MORTGAGORS: QUANE                MICHAEL
                               QUANE                DANA
    REGION CODE    ADDRESS   : 852-854 SHELDON STREET
        01         CITY      :    EL SEGUNDO
                   STATE/ZIP : CA  90245
    MORTGAGE AMOUNT :   393,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,686.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0032051708     MORTGAGORS: DIXIT                ARUN
                               PANDEY               PABAN
    REGION CODE    ADDRESS   : 24 CALI COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   327,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,281.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,179.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.98600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,666,300.00
                               P & I AMT:     11,095.45  UPB AMT:   1,665,528.64
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          130
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032051732     MORTGAGORS: GUERRERO             MICHELLE
                               GUERRERO             NAPOLEON
    REGION CODE    ADDRESS   : 1812 MIRABELLA DRIVE
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   293,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,353.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,928.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032051948     MORTGAGORS: DAVIS                MAURICE
                               DAVIS                WINONA
    REGION CODE    ADDRESS   : 16250 BROOKE ACRES DRIVE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    429,672.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,969.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 31.85100
    ----------------------------------------------------------------------------
0   0032051989     MORTGAGORS: SMITH                TIMOTHY
                               SMITH                BRENDA
    REGION CODE    ADDRESS   : 1397 QUAIL LANE
        01         CITY      :    BREA
                   STATE/ZIP : CA  92821
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,754.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032052367     MORTGAGORS: FANUCCI              ROBERT
                               FANUCCI              LEILA
    REGION CODE    ADDRESS   : 1636 SCOTT STREET
        01         CITY      :    ST. HELENA
                   STATE/ZIP : CA  94574
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,590.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,326.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.42850
    ----------------------------------------------------------------------------
0   0032052458     MORTGAGORS: MAYO                 GAIL
                               KAPLAN               SHERWIN
    REGION CODE    ADDRESS   : 103 CARBONERA COURT
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   351,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,919.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,366.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,874,800.00
                               P & I AMT:     12,587.17  UPB AMT:   1,873,289.54
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          131
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032052490     MORTGAGORS: SMITH                RILEY
                               SMITH                MELISSA
    REGION CODE    ADDRESS   : 311 TOWNSEND DRIVE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,760.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,735.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 76.77000
    ----------------------------------------------------------------------------
0   0032052565     MORTGAGORS: ACOSTA               DONALD
                               ACOSTA               LINDA
    REGION CODE    ADDRESS   : 3425 CLOVER OAK DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,632.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/24
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 67.29400
    ----------------------------------------------------------------------------
0   0032052698     MORTGAGORS: BOGUE                DEREK
                               BOGUE                BETH
    REGION CODE    ADDRESS   : 9172 JOSHUA LANE
        01         CITY      :    YUCCA VALLEY
                   STATE/ZIP : CA  92284
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0032052839     MORTGAGORS: MATSUDA              TORU
                               MATSUDA              SELINA
    REGION CODE    ADDRESS   : 2074 CALABAZAS BOULEVARD
        01         CITY      :    SANTA CLARA,
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   288,353.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,122.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.19800
    ----------------------------------------------------------------------------
0   0032053001     MORTGAGORS: GRONSKI              ROBERT
                               GRONKSKI             JUDITH
    REGION CODE    ADDRESS   : 12 BROOKSIDE  COURT
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    549,560.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,705.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 59.45900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,642,853.00
                               P & I AMT:     11,047.78  UPB AMT:   1,641,576.24
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          132
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032053415     MORTGAGORS: ARMENTA              RICHARD
                               BAILEY               SUSAN
    REGION CODE    ADDRESS   : 5972 FOX FIELD LANE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,344.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032053597     MORTGAGORS: HOFFMAN              BRADLEY
                               HOFFMAN              LIESE
    REGION CODE    ADDRESS   : 116 NORTH VISTA STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,704.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,492.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.47600
    ----------------------------------------------------------------------------
0   0032054017     MORTGAGORS: POTTER               DAVID
                               POTTER               SUSAN
    REGION CODE    ADDRESS   : 3680 BOISE AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   266,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,981.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,771.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.56600
    ----------------------------------------------------------------------------
0   0032054058     MORTGAGORS: TSIKMAN              VLADIMIR
                               TSIKMAN              POLINA
    REGION CODE    ADDRESS   : 255-257 SOUTH MANSFIELD AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,604.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,334.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0032054066     MORTGAGORS: ASHBY                KIMBALL

    REGION CODE    ADDRESS   : 1035 SOUTH RIDGE DRIVE
        01         CITY      :    FALLBROOK AREA
                   STATE/ZIP : CA  92028
    MORTGAGE AMOUNT :   249,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,345.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 81.81900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,728,750.00
                               P & I AMT:     11,603.53  UPB AMT:   1,727,635.50
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          133
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032054116     MORTGAGORS: ALVAREZ              FILBERTO

    REGION CODE    ADDRESS   : 1145 HENDERSON AVENUE
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,834.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,088.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/29
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   250
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0032054488     MORTGAGORS: MANN                 MICHAEL
                               MANN                 KARRIE
    REGION CODE    ADDRESS   : 1837 5TH STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,284.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.68100
    ----------------------------------------------------------------------------
0   0032054512     MORTGAGORS: PLETCHER             DALE
                               PLETCHER             LESLI
    REGION CODE    ADDRESS   : 6 LATHAM LANE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95864
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,649.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,847.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032054546     MORTGAGORS: WORTHINGTON          STEVEN
                               PAUTZ                DOROTHY
    REGION CODE    ADDRESS   : 237 GRATTAN STREET
        01         CITY      :    SAN FRANCISCO,
                   STATE/ZIP : CA  94117
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 54.05400
    ----------------------------------------------------------------------------
0   0032054645     MORTGAGORS: BOTTEGONI            LYDIA

    REGION CODE    ADDRESS   : 167 NORTH MARTEL AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,748.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,279.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,798,000.00
                               P & I AMT:     12,228.99  UPB AMT:   1,796,920.12
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          134
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032054686     MORTGAGORS: ACOSTA               DONALD
                               ACOSTA               LINDA
    REGION CODE    ADDRESS   : 17865 EAST LANE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   313,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,361.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,165.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 59.73333
    ----------------------------------------------------------------------------
0   0032054793     MORTGAGORS: CURTIS               DOUGLAS
                               CURTIS               CAROL
    REGION CODE    ADDRESS   : 28182 REY DE COPAS LANE
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,697.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032054827     MORTGAGORS: GARDNER              THOMAS
                               GARDNER              KATHLEEN
    REGION CODE    ADDRESS   : 21120 SERENE WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   632,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    632,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,257.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 57.45400
    ----------------------------------------------------------------------------
0   0032054850     MORTGAGORS: GOODSTEIN            PAUL
                               GOODSTEIN            KRISTIE
    REGION CODE    ADDRESS   : 5525 BUFFALO AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91401
    MORTGAGE AMOUNT :   211,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,425.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032055030     MORTGAGORS: SMALL                GARY

    REGION CODE    ADDRESS   : 9742 KIRKSIDE ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90035
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,734,200.00
                               P & I AMT:     11,682.25  UPB AMT:   1,733,961.37
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          135
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032055303     MORTGAGORS: SILVA                PAUL
                               DRURY-SILVA          VIOLET
    REGION CODE    ADDRESS   : 244 MOOSEHEAD DRIVE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   151,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    151,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,044.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032057317     MORTGAGORS: LEWIS                CHARLES
                               LEWIS                KAREN
    REGION CODE    ADDRESS   : 1147 CALLE AMAPOLA
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,085.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.50000
    ----------------------------------------------------------------------------
0   0032057333     MORTGAGORS: MANERI               MICHAEL

    REGION CODE    ADDRESS   : 3408 EAST 2ND STREET
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   259,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.76900
    ----------------------------------------------------------------------------
0   0032057481     MORTGAGORS: BROWN                OLIVER
                               BROWN                DEBRA
    REGION CODE    ADDRESS   : 609 HOWARD AVENUE
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   366,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.95700
    ----------------------------------------------------------------------------
0   0032057531     MORTGAGORS: MOLINARO             JEFF

    REGION CODE    ADDRESS   : 105 NANNA COURT
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    488,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,412.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,566,850.00
                               P & I AMT:     10,695.92  UPB AMT:   1,566,850.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          136
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032057606     MORTGAGORS: OLIVAREZ             SERGIO
                               OLIVAREZ             ELIZABETH
    REGION CODE    ADDRESS   : 757 MARTINELLI STREET
        01         CITY      :    WATSONVILLE,
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032057648     MORTGAGORS: MEEK                 BRIAN
                               MEEK                 RACHEL
    REGION CODE    ADDRESS   : 1285 MOUNTAIN VIEW BOULEVARD
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94596
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,909.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,724.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 73.68400
    ----------------------------------------------------------------------------
0   0032057671     MORTGAGORS: NOMURA               HARRY
                               NOMURA               ANNA
    REGION CODE    ADDRESS   : 2 MANZANITA AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   645,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    643,365.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,237.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0032058190     MORTGAGORS: WAGNER               JANET

    REGION CODE    ADDRESS   : 20239 INLAND LANE
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 47.43500
    ----------------------------------------------------------------------------
0   0032058307     MORTGAGORS: TAYLOR               ROBIN

    REGION CODE    ADDRESS   : 1423 PARKVIEW COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   260,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,777.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.78800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,947,500.00
                               P & I AMT:     12,939.01  UPB AMT:   1,944,774.10
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          137
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0032059032     MORTGAGORS: HOPPS                WILLIAM

    REGION CODE    ADDRESS   : 101 OLIVE STREET
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   412,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,816.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0032059164     MORTGAGORS: SEHR                 JAMES
                               SHER                 DENA
    REGION CODE    ADDRESS   : 9050 MOONEY ROAD
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95624
    MORTGAGE AMOUNT :   479,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    478,626.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,267.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.83300
    ----------------------------------------------------------------------------
0   0032059313     MORTGAGORS: WEISBERG             LOUIS
                               WEISBERG             OLIVIA
    REGION CODE    ADDRESS   : 10564 LINDBROOK DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90024
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,656.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.72549
    ----------------------------------------------------------------------------
0   0032060139     MORTGAGORS: SPARRE               PETER
                               SPARRE               ELISABETH
    REGION CODE    ADDRESS   : 1443 TENEIGHTH WAY
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95818
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,721.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,344.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.52100
    ----------------------------------------------------------------------------
0   0032060147     MORTGAGORS: SAUNAR               DIANE

    REGION CODE    ADDRESS   : 6374 SAINT THERESE WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92120
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,746.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.23200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,191,800.00
                               P & I AMT:     15,068.81  UPB AMT:   2,190,894.31
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          138
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070166459     MORTGAGORS: POTESTIO             BRADFORD
                               POTESTIO             DIANN
    REGION CODE    ADDRESS   : 325 LAKEVIEW PLACE
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   543,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    538,192.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,798.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070191549     MORTGAGORS: BRADLEY              DENNIS

    REGION CODE    ADDRESS   : 3089 ADAMS WAY
        01         CITY      :    Santa Clara
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   227,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,422.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 73.53000
    ----------------------------------------------------------------------------
0   0070208889     MORTGAGORS: STINE                RODNEY
                               STINE                CAROL
    REGION CODE    ADDRESS   : 2680 KADEMA DRIVE
        01         CITY      :    Sacramento
                   STATE/ZIP : CA  95864
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,925.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,552.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 78.49000
    ----------------------------------------------------------------------------
0   0070220603     MORTGAGORS: FELDMAN              RAYMOND
                               FELDMAN              JENNIFER
    REGION CODE    ADDRESS   : 2306 CHERYL PLACE
        01         CITY      :    Los Angeles
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   608,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    602,878.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,251.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070293766     MORTGAGORS: BAYLESS              THOMAS

    REGION CODE    ADDRESS   : 912 I AVENUE
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   406,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,596.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,873.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 64.96000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,149,400.00
                               P & I AMT:     15,122.48  UPB AMT:   2,132,015.32
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          139
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070300769     MORTGAGORS: SIMON                DAVID
                               BREMER SIMON         CAROL
    REGION CODE    ADDRESS   : 2 GRENADA COURT
        01         CITY      :    MANHATTAN B
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,656.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,016.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070319769     MORTGAGORS: BROWN                DUANE

    REGION CODE    ADDRESS   : 3503 SEASHORE DRIVE
        01         CITY      :    NEWPORT BEA
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    452,027.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,065.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   250
    LTV :                 50.55556
    ----------------------------------------------------------------------------
0   0070479480     MORTGAGORS: GREENE               JEROME
                               GREENE               MARIA
    REGION CODE    ADDRESS   : 13609 GROSSE POINTE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   280,123.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,123.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 73.69273
    ----------------------------------------------------------------------------
0   0070592878     MORTGAGORS: BAUTISTA             FLOR
                               BAUTISTA             DIANITA
    REGION CODE    ADDRESS   : 104 SONJA ROAD
        01         CITY      :    SOUTH SAN F
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.78261
    ----------------------------------------------------------------------------
0   0070614938     MORTGAGORS: WATKINS              RANDOLPH

    REGION CODE    ADDRESS   : 1047 SUNDANCE DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,733.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,417.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.84615
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,759,123.00
                               P & I AMT:     12,143.25  UPB AMT:   1,753,540.98
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          140
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070617360     MORTGAGORS: NESMITH              HENRY
                               NESMITH              SUSAN
    REGION CODE    ADDRESS   : 13801 TEMPLETON PLACE
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,956.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 30.00000
    ----------------------------------------------------------------------------
0   0070621115     MORTGAGORS: WINSOR               ERNEST
                               WINSOR               MARION
    REGION CODE    ADDRESS   : 15 JINGLE LANE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,530.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 41.56522
    ----------------------------------------------------------------------------
0   0070621594     MORTGAGORS: CAIRNS               PETER
                               CAIRNS               DIANE
    REGION CODE    ADDRESS   : 905 ELM STREET
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,798.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,576.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 63.15789
    ----------------------------------------------------------------------------
0   0070623400     MORTGAGORS: WELSH                WILLIAM
                               WELSH                MARY
    REGION CODE    ADDRESS   : 12432 CIRCULA PANORAMA
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   284,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.76316
    ----------------------------------------------------------------------------
0   0070636923     MORTGAGORS: BOCK                 MARK
                               BOCK                 BRANDEE
    REGION CODE    ADDRESS   : 27518 WELLINGTON COURT
        01         CITY      :    VALENCIA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   235,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,548.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 76.03226
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,448,800.00
                               P & I AMT:      9,525.56  UPB AMT:   1,448,598.37
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          141
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070651450     MORTGAGORS: SHREVE               CHARLES
                               SWARTZ               CAROLE
    REGION CODE    ADDRESS   : 56 FAIRWAY DRIVE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.58824
    ----------------------------------------------------------------------------
0   0070663745     MORTGAGORS: BAY                  RICHARD
                               BAY                  PATRICIA
    REGION CODE    ADDRESS   : 8309 MUSCAT COURT
        01         CITY      :    REDDING
                   STATE/ZIP : CA  96001
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,012.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.75000
    ----------------------------------------------------------------------------
0   0070664644     MORTGAGORS: SMITH                STUART
                               SMITH                CHRISTINE
    REGION CODE    ADDRESS   : 1109 HUNTINGTON STREET
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   275,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/24
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070665328     MORTGAGORS: LAWLOR               STEPHEN
                               LAWLOR               JOANNE
    REGION CODE    ADDRESS   : 8512 OAK CREEK COURT
        01         CITY      :    OAKDALE
                   STATE/ZIP : CA  95361
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,829.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 59.78261
    ----------------------------------------------------------------------------
0   0070667548     MORTGAGORS: SCHOENNAUER          GARY
                               SCHOENNAUER          LAURA
    REGION CODE    ADDRESS   : 522 QUAILBROOK COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95110
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,602.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,329,200.00
                               P & I AMT:      9,030.80  UPB AMT:   1,329,200.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          142
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070668801     MORTGAGORS: JOSLEN               JERRY
                               JOSLEN               ETSUKO
    REGION CODE    ADDRESS   : 1240 ACADEMY AVENUE
        01         CITY      :    BELMONT
                   STATE/ZIP : CA  94002
    MORTGAGE AMOUNT :   320,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,157.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.48837
    ----------------------------------------------------------------------------
0   0070685003     MORTGAGORS: ZIMMERMAN            DAVID

    REGION CODE    ADDRESS   : 85 BLUE LAGOON VILLA
        01         CITY      :    LAGUNA BEAC
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,558.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0070688718     MORTGAGORS: BROIDA               ERIC

    REGION CODE    ADDRESS   : 18262 COASTLINE DRIVE
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   622,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    622,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,139.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.48947
    ----------------------------------------------------------------------------
0   0070693320     MORTGAGORS: LITTLE               MARK
                               LOUIE                STACY
    REGION CODE    ADDRESS   : 721 BELL RUSSELL WAY
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95831
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,231.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.62963
    ----------------------------------------------------------------------------
0   0070704093     MORTGAGORS: MILDER               JOSEPH
                               MILDER               SUSAN
    REGION CODE    ADDRESS   : 4120 REINHARDT DRIVE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94619
    MORTGAGE AMOUNT :   197,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    197,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,344.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.81356
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,858,550.00
                               P & I AMT:     12,431.01  UPB AMT:   1,858,550.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          143
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070704754     MORTGAGORS: SPRENGER             DAVID
                               SPRENGER             GAIL
    REGION CODE    ADDRESS   : 2043 VIA SOLONA
        01         CITY      :    SAN CLEMENT
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------------------
0   0070709126     MORTGAGORS: KOLESZAR             ALEXANDER

    REGION CODE    ADDRESS   : 8960 CYNTHIA STREET
        01         CITY      :    WEST HOLLYW
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :    69,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     69,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       439.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 39.71429
    ----------------------------------------------------------------------------
0   0070712765     MORTGAGORS: GIBSON               ROBERT

    REGION CODE    ADDRESS   : 14 AMORET DRIVE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92602
    MORTGAGE AMOUNT :   279,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 89.98957
    ----------------------------------------------------------------------------
0   0070713516     MORTGAGORS: DEPASQUALE           FRANK
                               DEPASQUALE           ELAINE
    REGION CODE    ADDRESS   : 20 WASHINGTON
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   275,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,810.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 71.41192
    ----------------------------------------------------------------------------
0   0070714985     MORTGAGORS: BURG                 JEROME
                               BURG                 BARBARA
    REGION CODE    ADDRESS   : 110 HEARTLAND STREET
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   227,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,476.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 36.88817
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,112,200.00
                               P & I AMT:      7,268.62  UPB AMT:   1,112,200.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          144
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070716295     MORTGAGORS: TADJBAKHSH           GHOLAMREZA
                               TADJBAKHSH           FATEMEH
    REGION CODE    ADDRESS   : 19191 EDGEHILL DRIVE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,556.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 31.16883
    ----------------------------------------------------------------------------
0   0070721386     MORTGAGORS: HAUKSSON             EGILL
                               JONES                LUCILE
    REGION CODE    ADDRESS   : 5830 BRIARTREE DRIVE
        01         CITY      :    LA CANADA
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,993.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.17073
    ----------------------------------------------------------------------------
0   0070723408     MORTGAGORS: FRENCH               PETER
                               FRENCH               KELLYE
    REGION CODE    ADDRESS   : 19 SURREY COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,309.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070730312     MORTGAGORS: FINNEGAN             RICHARD
                               FINNEGAN             NANCY
    REGION CODE    ADDRESS   : 1460 FOXENWOOD DRIVE
        01         CITY      :    SANTA MARIA
                   STATE/ZIP : CA  93455
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,101.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070737697     MORTGAGORS: JENSEN               LAWRENCE
                               JENSEN               MARGARET
    REGION CODE    ADDRESS   : 2183 WARMOUTH STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90732
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,379.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.42857
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,004,000.00
                               P & I AMT:     13,339.78  UPB AMT:   2,004,000.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          145
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070740030     MORTGAGORS: BUCKLES              BILLY
                               BUCKLES              MARGARET
    REGION CODE    ADDRESS   : 13149 ELIZABETH LAKE RD
        01         CITY      :    LEONA VALLE
                   STATE/ZIP : CA  93551
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070741129     MORTGAGORS: OCAMPO               PETER
                               OCAMPO               JANETTE
    REGION CODE    ADDRESS   : 517 EL REDONDO AVE
        01         CITY      :    REDONDO BEA
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------------------
0   0070741269     MORTGAGORS: KLEIN                ALAN

    REGION CODE    ADDRESS   : 5703 WEST OLYMPIC BLVD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   422,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    422,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,807.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.62264
    ----------------------------------------------------------------------------
0   0070741764     MORTGAGORS: BROWN                CHRIS
                               BROWN                SHELLY
    REGION CODE    ADDRESS   : 76 RANCHERO ROAD
        01         CITY      :    BELL CANYON
                   STATE/ZIP : CA  91307
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,315.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070741905     MORTGAGORS: SHAW                 GREGORY

    REGION CODE    ADDRESS   : 1601 N FULLER AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,428.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.69925
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,727,000.00
                               P & I AMT:     11,656.76  UPB AMT:   1,727,000.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          146
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070744537     MORTGAGORS: ROBB                 THOMAS
                               ROBB                 DONNA
    REGION CODE    ADDRESS   : 3736 AVENUE SAUSALITO
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92714
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,566.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0070746078     MORTGAGORS: PENG                 WEN
                               CHANG                TINGLING
    REGION CODE    ADDRESS   : 10460 KINNARD AVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90024
    MORTGAGE AMOUNT :   462,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    462,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,035.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0070746128     MORTGAGORS: GEBER                MICHAEL

    REGION CODE    ADDRESS   : 329 CAMINO DE LAS COLINAS
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   496,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,425.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070747795     MORTGAGORS: BRUSS                JEFFREY
                               BRUSS                SANDRA
    REGION CODE    ADDRESS   : 10 RAINSTAR
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92614
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.14286
    ----------------------------------------------------------------------------
0   0070748595     MORTGAGORS: BORGES               LISA

    REGION CODE    ADDRESS   : 31 33 33 1/2 S VENICE BLVD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90291
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,431.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,953,500.00
                               P & I AMT:     13,221.53  UPB AMT:   1,953,500.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          147
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070749734     MORTGAGORS: ROBE                 LYLE
                               ROBE                 LYNETTE
    REGION CODE    ADDRESS   : 11968 LOCKRIDGE ROAD
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,000,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,906.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 68.25939
    ----------------------------------------------------------------------------
0   0070750476     MORTGAGORS: BOWEN                JOHN
                               CROWLEY              JAMIE
    REGION CODE    ADDRESS   : 4234 SADDLECREST LANE
        01         CITY      :    WESTLAKE VI
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,108.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 48.64865
    ----------------------------------------------------------------------------
0   0070751193     MORTGAGORS: SCHWARTZ             MICHAEL
                               SCHWARTZ             DENISE
    REGION CODE    ADDRESS   : 1609 VIA MACHADO
        01         CITY      :    PALOS VERDE
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    440,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,964.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 63.76812
    ----------------------------------------------------------------------------
0   0070754627     MORTGAGORS: KAUFMAN              BENNETT
                               KAUFMAN              KAREN
    REGION CODE    ADDRESS   : 5144 WOODLEY AVENUE
        01         CITY      :    ENCINO
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,176.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 55.96491
    ----------------------------------------------------------------------------
0   0070755202     MORTGAGORS: LANG                 JENNINGS

    REGION CODE    ADDRESS   : 8634 OAK PARK AVENUE
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,556.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,440,000.00
                               P & I AMT:     16,711.58  UPB AMT:   2,440,000.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          148
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070761598     MORTGAGORS: PEREZ                JOHN
                               GORHAM               JANELL
    REGION CODE    ADDRESS   : 2309 ELM AVENUE
        01         CITY      :    MANHATTAN B
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   508,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    508,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,379.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.37500
    ----------------------------------------------------------------------------
0   0070768304     MORTGAGORS: TURMAN               ALFRED
                               TURMAN               CHRISTINA
    REGION CODE    ADDRESS   : 21656 W ROSE CANYON LN
        01         CITY      :    SANTA CLARI
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   343,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,346.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 85.97500
    ----------------------------------------------------------------------------
0   0070773940     MORTGAGORS: KARAN                HASHAM
                               KARAN                KAUSAR
    REGION CODE    ADDRESS   : 13116 POINT REYES PLACE
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.34316
    ----------------------------------------------------------------------------
0   0070775069     MORTGAGORS: GORDON               JOHN
                               GORDON               JUDITH
    REGION CODE    ADDRESS   : 412 16TH STREET
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   279,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,857.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070775556     MORTGAGORS: BROWN                JEFFERY
                               BROWN                CYNTHIA
    REGION CODE    ADDRESS   : 1278 CORDELIA AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    425,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,791.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 73.27586
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,796,100.00
                               P & I AMT:     12,012.43  UPB AMT:   1,796,100.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 04/01/99
    P.O. BOX 5260              TMS AG0004990730  00 01 02 03
                                PAGE:          149
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070786389     MORTGAGORS: GALINDO              GEOFFREY
                               GALINDO              JOAN
    REGION CODE    ADDRESS   : 2155 SUNSET DRIVE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92025
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    1     LOAN AMT:     320,000.00
                               P & I AMT:      2,102.17  UPB AMT:     320,000.00
0                   TOTAL      NUM OF LOANS:  741     LOAN AMT: 253,191,652.25
                               P & I AMT:  1,715,706.32  UPB AMT: 252,364,834.85

                                    EXHIBIT D

                         FORM OF SERVICER'S CERTIFICATE
                            ----------------, ------
                            (month)           (year)

                       GE CAPITAL MORTGAGE SERVICES, INC.
                    REMIC Mortgage Pass-Through Certificates,
                                  Series 1999-9


     Pursuant to the Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

     With respect to the Agreement and as of the Determination Date for this month:


A. Mortgage Loan Information:
   (1)  Aggregate Scheduled Monthly                            Pool 1    Pool 2
        Payments:                                              ------    ------
           (a)   Principal                                      $         $
           (b)   Interest                                       $         $
           (c)   Total                                          $         $

   (2)  Aggregate Monthly Payments received and Monthly
        Advances made this month:
           (a)   Principal                                      $         $
           (b)   Interest                                       $         $
           (c)   Total                                          $         $

   (3)  Aggregate Principal Prepayments in part received
        and applied in the applicable Prepayment Period:
           (a)   Principal                                      $         $
           (b)   Interest                                       $         $
           (c)   Total                                          $         $

   (4)  Aggregate Principal Prepayments in full              Pool 1     Pool 2
                                                             ------     ------
        received in the applicable Prepayment Period:
           (a)   Principal                                      $         $
           (b)   Interest                                       $         $
           (c)   Total                                          $         $

   (5)  Aggregate Insurance Proceeds (including purchases
                                                             ------     ------
        of Mortgage Loans by primary mortgage insurers)
        for prior month:
           (a)   Principal                                      $         $
           (b)   Interest                                       $         $
           (c)   Total                                          $         $

   (6)  Aggregate Liquidation Proceeds for prior month:
           (a)   Principal                                      $         $
           (b)   Interest                                       $         $
           (c)   Total                                          $         $

   (7)  Aggregate Purchase Prices for Defaulted
        and Modified Mortgage Loans:
           (a)   Principal                                      $         $
           (b)   Interest                                       $         $
           (c)   Total                                          $         $

   (8)  Aggregate Purchase Prices (and substitution
        adjustments) for Defective Mortgage Loans:
           (a)   Principal                                      $         $
           (b)   Interest                                       $         $
           (c)   Total                                          $         $
                                                                $         $
   (9)  Pool Scheduled Principal Balance:
                                                                $         $
   (10) Available Funds:
                                                                $         $
   (11) Realized Losses for prior month:

   (12) Aggregate Realized Losses and Debt
        Service Reductions:
           (a)   Deficient Valuations                           $         $
           (b)   Special Hazard                                 $         $
           (c)   Fraud Losses                                   $         $
           (d)   Excess Bankruptcy Losses                       $         $
           (e)   Excess Special Hazard Losses                   $         $
           (f)   Excess Fraud Losses                            $         $
           (g)   Debt Service Reductions                        $         $
                                                                $         $
   (13) Compensating Interest Payment:

   (14) Accrued Certificate Interest, Unpaid Class
        Interest Shortfalls and Pay-out Rate:

         Class 1-A1      $__________     $__________       ____%
         Class 1-A2      $__________     $__________       ____%
         Class 1-A3      $__________     $__________       ____%
         Class 1-A4      $__________     $__________       ____%
         Class 1-A5      $__________     $__________       ____%
         Class 1-A6      $__________     $__________       ____%
         Class 1-A7      $__________     $__________       ____%
         Class 1-A8      $__________     $__________       ____%
         Class 1-A9      $__________     $__________       ____%
         Class 1-S       $__________     $__________       ____%
         Class 2-A1      $__________     $__________       ____%
         Class 2-A2      $__________     $__________       ____%
         Class 2-A3      $__________     $__________       ____%
         Class 2-A4      $__________     $__________       ____%
         Class 2-A5      $__________     $__________       ____%
         Class 2-A6      $__________     $__________       ____%
         Class 2-A7      $__________     $__________       ____%
         Class 2-A8      $__________     $__________       ____%
         Class 2-A9      $__________     $__________       ____%
         Class 2-S       $__________     $__________       ____%
         Class M         $__________     $__________       ____%
         Class B1        $__________     $__________       ____%
         Class B2        $__________     $__________       ____%
         Class B3        $__________     $__________       ____%
         Class B4        $__________     $__________       ____%
         Class B5        $__________     $__________       ____%
         Class R         $__________     $__________       ____%
         Class RL        $__________     $__________       ____%

    (15) Accrual amount:

         Class 1-A3C     $__________
         Class 1-A5      $__________
         Class 1-A9      $__________

    (16) Principal distributable:

         Class 1-A1      $__________
         Class 1-A2      $__________
         Class 1-A3      $__________
         Class 1-A4      $__________
         Class 1-A5      $__________
         Class 1-A6      $__________
         Class 1-A7      $__________
         Class 1-A8      $__________
         Class 1-A9      $__________
         Class 1-PO      $__________
         Class 2-A1      $__________
         Class 2-A2      $__________
         Class 2-A3      $__________
         Class 2-A4      $__________
         Class 2-A5      $__________
         Class 2-A6      $__________
         Class 2-A7      $__________
         Class 2-A8      $__________
         Class 2-A9      $__________
         Class 2-PO      $__________
         Class M         $__________
         Class B1        $__________
         Class B2        $__________
         Class B3        $__________
         Class B4        $__________
         Class B5        $__________
         Class R         $__________
         Class RL        $__________

    (17) Additional distributions to the Class RL Certificates pursuant to Sections 2.05(d) and the Class R
         Certificates pursuant to Section 4.01(b):

         Class R         $__________
         Class RL        $__________

    (18) Certificate Interest Rate of:

         Class 1-A3      __________%
         Class 1-S       __________%
         Class 2-S       __________%

    (19) Distributions Allocable to Unanticipated Recoveries:

         Class 1-A1      $__________
         Class 1-A2      $__________
         Class 1-A3      $__________
         Class 1-A4      $__________
         Class 1-A5      $__________
         Class 1-A6      $__________
         Class 1-A7      $__________
         Class 1-A8      $__________
         Class 1-A9      $__________
         Class 1-PO      $__________
         Class 2-A1      $__________
         Class 2-A2      $__________
         Class 2-A3      $__________
         Class 2-A4      $__________
         Class 2-A5      $__________
         Class 2-A6      $__________
         Class 2-A7      $__________
         Class 2-A8      $__________
         Class 2-A9      $__________
         Class 2-PO      $__________
         Class M         $__________
         Class B1        $__________
         Class B2        $__________
         Class B3        $__________
         Class B4        $__________
         Class B5        $__________
         Class R         $__________
         Class RL        $__________

B.   Other Amounts:

     1.  Senior Percentage for such  Distribution Date:          _____________%

     2.  Senior Prepayment Percentage for such
         Distribution Date:                                      _____________%

     3.  Junior Percentage for such Distribution Date:           _____________%

     4.  Junior Prepayment Percentage for such Distribution
         Date:                                                   _____________%

     5.  Pool 1 Group II Senior Percentage for such
         Distribution Date:                                      _____________%

     6.  Pool 2 Group II Senior Percentage for such
         Distribution Date:                                      _____________%

     7.  Pool 1 Group II Senior Distribution Percentage for
         such Distribution Date:                                 _____________%

     8.  Pool 2 Group II Senior Distribution Percentage for
         such Distribution Date:                                 _____________%

     9.  Subordinate Certificate Writedown Amount for such
         Distribution Date:                                      $_____________

     10. Prepayment Distribution Triggers
         satisfied:                                       Yes               No

         Class B1                                        _____            _____
         Class B2                                        _____            _____
         Class B3                                        _____            _____
         Class B4                                        _____            _____
         Class B5                                        _____            _____

     11. Servicing Fee:                                          $_____________

     Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                                    EXHIBIT E

              FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
                    DEFINITIVE ERISA-RESTRICTED CERTIFICATES



State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
Boston, Massachusetts   02110


[NAME OF OFFICER] ______________________ hereby certifies that:

     1. That he [she] is [title of officer] ________________________________
of [name of Investor] _______________________________________ (the "Investor"),
a ________________________________ [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

     2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

     3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee and GE Capital Mortgage Services, Inc., dated as of April 1, 1999, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

     [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]


IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.



                               _______________________________________
                               [name of Investor]


                               By:____________________________________
                                  Name:
                                  Title:


         The undersigned hereby
acknowledges that it is holding
and will hold the ERISA-Restricted
Certificates at the exclusive
direction of and as nominee
of the Investor named above.


_______________________________
[name of nominee]


By:____________________________
   Name:
   Title:

                                    EXHIBIT F

                FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT



STATE OF               )
                       ) ss.:
COUNTY OF              )

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

     1. That he [she] is [title of officer] ________________________ of
[name of Purchaser] _________________________________________ (the "Purchaser"),
a _____________________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [           ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R Certificate" or a "Class RL Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Mortgage Pass-Through Certificates, Series 1999-9.

     4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

     5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc., dated as of April 1, 1999, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

     6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

     7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

     8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

     9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

     10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

     11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

     12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Upper Tier REMIC or Lower Tier REMIC, pursuant to the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.



                        _________________________________
                        [name of Purchaser]


                        By:______________________________
                           Name:
                           Title:

Personally appeared before me the above-named [name of officer]
________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________, 19__.

NOTARY PUBLIC

______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                                    EXHIBIT G

                [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]

                               -------------------
                                      Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

     Re:      GE Capital Mortgage Services, Inc.
              REMIC Mortgage Pass-Through
              Certificates, Series 1999-9

Ladies and Gentlemen:

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                Very truly yours,


                                ____________________________
                                Name:
                                Title:

                                    EXHIBIT H

                        ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)


Assumption Fees                                      $550 - $800

Late Charges                                         Per Loan Documents

Appraisal/Inspection Fees                            Reasonable and Customary
                                                     Charges

Partial Release Fees                                 $300

Easements                                            $150

Insufficient Funds Charges                           $15

Document Requests (copies of loan file
documents, additional pay-off quotations,
amortization schedules, payment histories)           $0

Modification Fees                                    Reasonable and Customary
                                                     Charges

                                    EXHIBIT I

                          FORM OF INVESTMENT LETTER FOR
                       DEFINITIVE RESTRICTED CERTIFICATES



                                                         ---------------------
                                                                  Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

          Re:      GE Capital Mortgage Services, Inc.
                   REMIC Mortgage Pass Through
                   Certificates, Series 1999-9

Ladies and Gentlemen:

     1. The undersigned, a [title of officer] _______________ of [name of Investor] _________________________________________ (the "Investor"), a
______________ ___________________ [description of type of entity] duly organized and xisting under the laws of the [State of __________________] [United States], hereby certifies as follows:

     2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of April 1, 1999 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

     3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

     4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

     5. The Investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated pursuant to the Securities Act.

     6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

     7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

     8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

     [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the Investor.]

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.


                                            ___________________________
                                            [name of Investor]


                                         By:______________________________
                                            Name:
                                            Title:


     The undersigned hereby acknowledges that it is holding and will hold the Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.

_____________________________
[name of nominee]


By:__________________________
   Name:
   Title:

                                    EXHIBIT J
                       FORM OF DISTRIBUTION DATE STATEMENT

                            -----------------, ------
                             (month)           (year)

                       GE CAPITAL MORTGAGE SERVICES, INC.
                    REMIC Mortgage Pass-Through Certificates,
                                  Series 1999-9

     Pursuant to the Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

     With respect to the Agreement and as of the Determination Date for this month:

     The amounts below are for a Single Certificate of $1,000:

     (1) Amount of distribution allocable to principal:

               Class 1-A1                                  $__________
               Class 1-A2                                  $__________
               Class 1-A3                                  $__________
               Class 1-A4                                  $__________
               Class 1-A5                                  $__________
               Class 1-A6                                  $__________
               Class 1-A7                                  $__________
               Class 1-A8                                  $__________
               Class 1-A9                                  $__________
               Class 1-PO                                  $__________
               Class 2-A1                                  $__________
               Class 2-A2                                  $__________
               Class 2-A3                                  $__________
               Class 2-A4                                  $__________
               Class 2-A5                                  $__________
               Class 2-A6                                  $__________
               Class 2-A7                                  $__________
               Class 2-A8                                  $__________
               Class 2-A9                                  $__________
               Class 2-PO                                  $__________
               Class M                                     $__________
               Class B1                                    $__________
               Class B2                                    $__________
               Class B3                                    $__________
               Class B4                                    $__________
               Class B5                                    $__________
               Class R                                     $__________
               Class RL                                    $__________

     (2) Aggregate principal prepayments included in distribution:

               Class 1-A1                                  $__________
               Class 1-A2                                  $__________
               Class 1-A3                                  $__________
               Class 1-A4                                  $__________
               Class 1-A5                                  $__________
               Class 1-A6                                  $__________
               Class 1-A7                                  $__________
               Class 1-A8                                  $__________
               Class 1-A9                                  $__________
               Class 1-PO                                  $__________
               Class 2-A1                                  $__________
               Class 2-A2                                  $__________
               Class 2-A3                                  $__________
               Class 2-A4                                  $__________
               Class 2-A5                                  $__________
               Class 2-A6                                  $__________
               Class 2-A7                                  $__________
               Class 2-A8                                  $__________
               Class 2-A9                                  $__________
               Class 2-PO                                  $__________
               Class M                                     $__________
               Class B1                                    $__________
               Class B2                                    $__________
               Class B3                                    $__________
               Class B4                                    $__________
               Class B5                                    $__________
               Class R                                     $__________
               Class RL                                    $__________

     (3) Amount of distribution allocable to interest; Pay-out Rate:

               Class 1-A1      $__________                        ____%
               Class 1-A2      $__________                        ____%
               Class 1-A3      $__________                        ____%
               Class 1-A4      $__________                        ____%
               Class 1-A5      $__________                        ____%
               Class 1-A6      $__________                        ____%
               Class 1-A7      $__________                        ____%
               Class 1-A8      $__________                        ____%
               Class 1-A9      $__________                        ____%
               Class 1-S       $__________                        ____%
               Class 2-A1      $__________                        ____%
               Class 2-A2      $__________                        ____%
               Class 2-A3      $__________                        ____%
               Class 2-A4      $__________                        ____%
               Class 2-A5      $__________                        ____%
               Class 2-A6      $__________                        ____%
               Class 2-A7      $__________                        ____%
               Class 2-A8      $__________                        ____%
               Class 2-A9      $__________                        ____%
               Class 2-S       $__________                        ____%
               Class M         $__________                        ____%
               Class B1        $__________                        ____%
               Class B2        $__________                        ____%
               Class B3        $__________                        ____%
               Class B4        $__________                        ____%
               Class B5        $__________                        ____%
               Class R         $__________                        ____%
               Class RL        $__________                        ____%

     (4) Accrual Amount:

               Class 1-A3C     $__________
               Class 1-A5      $__________
               Class 1-A9      $__________

     (5) Amount of distribution allocable to Unanticipated Recoveries:

               Class 1-A1      $__________                        ____%
               Class 1-A2      $__________                        ____%
               Class 1-A3      $__________                        ____%
               Class 1-A4      $__________                        ____%
               Class 1-A5      $__________                        ____%
               Class 1-A6      $__________                        ____%
               Class 1-A7      $__________                        ____%
               Class 1-A8      $__________                        ____%
               Class 1-A9      $__________                        ____%
               Class 1-PO      $__________                        ____%
               Class 2-A1      $__________                        ____%
               Class 2-A2      $__________                        ____%
               Class 2-A3      $__________                        ____%
               Class 2-A4      $__________                        ____%
               Class 2-A5      $__________                        ____%
               Class 2-A6      $__________                        ____%
               Class 2-A7      $__________                        ____%
               Class 2-A8      $__________                        ____%
               Class 2-A9      $__________                        ____%
               Class 2-PO      $__________                        ____%
               Class M         $__________                        ____%
               Class B1        $__________                        ____%
               Class B2        $__________                        ____%
               Class B3        $__________                        ____%
               Class B4        $__________                        ____%
               Class B5        $__________                        ____%
               Class R         $__________                        ____%
               Class RL        $__________                        ____%

     (6) Servicing Compensation:                                   $__________

     The amounts below are for the aggregate of all Certificates:

     (7) Pool Scheduled Principal Balance; number
         of Mortgage Loans:                  $__________            __________

     (8) Class Certificate Principal Balance (or Notional
         Principal Balance) of each Class; Certificate
         Principal Balance (or Notional Principal Balance) of
         Single Certificate of each Class:

                                                                Single
                                                             Certificate
             Class                    Balance                  Balance

          Class 1-A1               $__________               $__________
          Class 1-A2               $__________               $__________
          Class 1-A3               $__________               $__________
          Class 1-A4               $__________               $__________
          Class 1-A5               $__________               $__________
          Class 1-A6               $__________               $__________
          Class 1-A7               $__________               $__________
          Class 1-A8               $__________               $__________
          Class 1-A9               $__________               $__________
          Class 1-PO               $__________               $__________
          Class 1-S                $__________               $__________
          Class 2-A1               $__________               $__________
          Class 2-A2               $__________               $__________
          Class 2-A3               $__________               $__________
          Class 2-A4               $__________               $__________
          Class 2-A5               $__________               $__________
          Class 2-A6               $__________               $__________
          Class 2-A7               $__________               $__________
          Class 2-A8               $__________               $__________
          Class 2-A9               $__________               $__________
          Class 2-PO               $__________               $__________
          Class 2-S                $__________               $__________
          Class M                  $__________               $__________
          Class B1                 $__________               $__________
          Class B2                 $__________               $__________
          Class B3                 $__________               $__________
          Class B4                 $__________               $__________
          Class B5                 $__________               $__________
          Class R                  $__________               $__________
          Class RL                 $__________               $__________

     (9)  Book value of real estate acquired
          on behalf of Certificate-holders;
          number of related Mortgage Loans:     $__________   __________

     (10) Aggregate Scheduled Principal
          Balance and number of delinquent
          Mortgage Loans:

              30-59 days delinquent             $__________   __________
              60-89 days delinquent             $__________   __________
              90 or more days delinquent        $__________   __________
              In foreclosure                    $__________   __________

     (11) Aggregate Scheduled Principal
          Balance and number of replaced
          Mortgage Loans:                       $__________   __________

     (12) Aggregate Scheduled Principal
          Balance and number of modified
          Mortgage Loans:                       $__________   __________

     (13) Certificate Interest Rate of:

          Class 1-A3 Certificate:                             __________%
          Class S Certificate:                                __________%

     (14) Senior Percentage for such Distribution
          Date:                                               __________%

     (15) Senior Prepayment Percentage for such
          Distribution Date:                                  __________%

     (16) Pool 1 Group II Senior Percentage for such
          Distribution Date:                                  __________%

     (17) Pool 2 Group II Senior Percentage for such
          Distribution Date:                                  __________%

     (18) Pool 1 Group II Senior Distribution
          Percentage for such Distribution Date:              __________%

     (19) Pool 2 Group II Senior Distribution
          Percentage for such Distribution Date:              __________%

     (20) Junior Percentage for such Distribution
          Date:                                               __________%

     (21) Junior Prepayment Percentage for such
          Distribution Date:                                  __________%

     Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                                    EXHIBIT K

                            FORM OF SPECIAL SERVICING
                          AND COLLATERAL FUND AGREEMENT


     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the
"Purchaser").

                              PRELIMINARY STATEMENT

     ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Mortgage Pass-Through Certificates, Series 199_-__, Class B_ (the "Class B_ Certificates"). The Class B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 199_ between the Company (in its capacity as servicer thereunder, the "Servicer") and State Street Bank and Trust Company as Trustee.

     ____________________________ or an affiliate thereof intends to resell all of the Class B_ Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Mortgage Pass-Through Certificates, Series 199_-__, Class B5 (the "Class B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class B_ Certificates.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

     Collateral Fund: The fund established and maintained pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and
Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02. Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01. Reports and Notices.

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are (A) thirty days, (B) sixty days,
     (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

     (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or (a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

     Section 2.02. Purchaser's Election to Delay Foreclosure Proceedings.

     (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or
(ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall
(i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds in respect of the related Mortgage Pool pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds in respect of the related Mortgage Pool pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     Section 2.03. Purchaser's Election to Commence Foreclosure Proceedings.

     (a) In connection with any Mortgage Loan identified in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds in respect of the related Mortgage Pool pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04. Termination.

     (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B_ Certificates, or (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B_ Certificates [or in the Class B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten
(10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

     (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section 2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

     Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Mortgage Pass-Through Certificates 199_-__ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

     The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser (i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or
(ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

     Section 3.02. Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to:
(1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

     Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01. Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

     Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

                  GE Capital Mortgage Services, Inc.
                  2000 West Loop South
                  Suite 1917
                  Houston, Texas 77027
                  Attention: Mark Pendergrass
                  Telephone: (713) 964-4207
                  Facsimile: (713) 964-4100

     with respect to all other notices pursuant to this Agreement,

                  GE Capital Mortgage Services, Inc.
                  Three Executive Campus
                  Cherry Hill, New Jersey  08002
                  Attention:  General Counsel
                  Telephone:  (609) 661-6515
                  Facsimile:  (609) 661-6875

     or such other address as may hereafter be furnished in writing by the Company, or

     (b) in the case of the Purchaser, with respect to notices pursuant to
Section 2.01,

                  ________________________________
                  ________________________________
                  Attention:______________________
                  Telephone:______________________
                  Facsimile:______________________

     with respect to all other notices pursuant to this Agreement,

                  ________________________________
                  ________________________________
                  Attention:______________________
                  Telephone:______________________
                  Facsimile:______________________

     or such other address as may hereafter be furnished in writing by the Purchaser, or

     (c) in the case of the Trustee,

                  State Street Bank and Trust Company
                  Corporate Trust Department
                  Two International Place, Fifth Floor
                  Boston, Massachusetts  02110
                  Attention:  Karen Beard
                  Telephone:  (617) 664-5465
                  Facsimile:  (617) 664-5367

     Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

     Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

     Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

     [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.]

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    GE CAPITAL MORTGAGE SERVICES, INC.



                                    By:________________________________
                                       Name:
                                       Title:


                                   [PURCHASER]



                                    By:_______________________________
                                       Name:
                                       Title:

Acknowledged and agreed to:

STATE STREET BANK AND TRUST COMPANY



By:___________________________________
   Name:
   Title:

                                    EXHIBIT L


                    FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT

     I, _________________________________________, being duly sworn, do hereby state under oath that:

     1. I am a duly elected ______________________ of GE Capital Mortgage Services, Inc. (the "Company") and am duly authorized to make this affidavit.

     2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Pooling and Servicing Agreement dated as of [date] between the Company, Seller and Servicer, and State Street Bank and Trust Company, Trustee, relating to the Company's REMIC Mortgage Pass-Through Certificates, Series [____] ("Agreement"). Such Mortgage Loan constitutes a Designated Loan.

         3. The Company is the payee under the following described Mortgage Note ("Mortgage Note") which evidences the obligation of the borrower(s) to repay the Mortgage Loan:
         Loan Number: ___________________________________
         Mortgage Note Date:_____________________________
         Borrower(s): ___________________________________
         Original Payee (if not the Company): ___________
         Original Amount:________________________________
         Mortgage Rate: _________________________________
         Address of Mortgaged Property: _________________
         ________________________________________________

     4. The Company is the lawful owner of the Mortgage Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

     5. A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

     6. Attached hereto is a true and correct copy of the Mortgage Note.

     7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Agreement.

     8. Without limiting the generality of the rights and remedies of the Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations and warranties appearing in Agreement subsections 2.03(a)(ii) (the validity and enforceability of the lien created by the Mortgage Loan) or (x) (no valid offset, defense or counterclaim to any Mortgage Note or Mortgage), the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section 2.03(b) of the Agreement. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered the Mortgage Note to the Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

     9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage Note to the Trustee.

     10. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.


Date: _______________________

                                          ______________________________
                                          (signature)

                                           ______________________________
                                          (print name)

                                          ______________________________
                                          (print title)

State of New Jersey   )
                      )ss:
                      )

     On this ____________________day of ___________________, 199__, before me appeared ____________________________, to me personally known, who acknowledged the execution of the foregoing and who, having been duly sworn states that he/she is a/the ______________________________of GE Capital Mortgage Services, Inc., that any representations therein contained are true, that this Lost Note Affidavit was signed and sealed on behalf of GE Capital Mortgage Services, Inc. and that this Lost Note Affidavit is the free act and deed of GE Capital Mortgage Services, Inc.

                                            ________________________________
                                            (Notary Public)


[Notarial Seal]

                                    EXHIBIT M


                          SCHEDULE OF DESIGNATED LOANS

                                    EXHIBIT N

                    SCHEDULE OF PLEDGED ASSET MORTGAGE LOANS

                                    EXHIBIT O

                           SENIOR PRINCIPAL PRIORITIES

                                     POOL 1

     third, to the classes of Pool 1 Senior Certificates entitled to principal distributions, in reduction of the Class Certificate Principal Balances or Component Principal Balances thereof, to the extent of remaining Available Funds in respect of Pool 1, in the following order of priority:

     (1) to the Class 1-A1 through Class 1-A9, Class R and Class RL Certificates, the Pool 1 Senior Optimal Principal Amount for such Distribution Date, concurrently, as follows:

     (a) pro rata, to the Class 1-A6 and Class 1-A7 Certificates (together, the "Pool 1 Group II Senior Certificates"), the Pool 1 Group II Senior Principal Distribution Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Balances thereof have each been reduced to zero; and

     (b) to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A8, Class 1-A9, Class R and Class RL Certificates (together, the "Pool 1 Group I Senior Certificates"), the Pool 1 Senior Optimal Principal Amount less the Pool 1 Group II Senior Principal Distribution Amount for such Distribution Date, in the following order of priority:

     (I) pro rata, to the Class R and Class RL Certificates, until the Class Certificate Principal Balances thereof have each been reduced to zero;

     (II) sequentially, to the Class 1-A1 and Class 1-A2 Certificates and the Class 1-A3A Component, in that order, up to the amount necessary to reduce the aggregate Class Certificate Principal Balances and Component Principal Balance, as applicable, thereof to the Aggregate Pool 1 PAC Balance set forth in the Pool 1 PAC Balances Table for such Distribution Date;

     (III) sequentially, to the Class 1-A4 and Class 1-A8 Certificates, in that order, up to the amount necessary to reduce the aggregate Class Certificate Principal Balances thereof to the Class 1-A4 and Class 1-A8 Aggregate TAC Balance No. 1 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

     (IV) to the Class 1-A3C Component, up to the amount necessary to reduce the Component Principal Balance thereof to the Class 1-A3 TAC Component Balance No. 1 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

     (V) to the Class 1-A5 and Class 1-A9 Certificates, in the following order of priority:

     (A) to the Class 1-A5 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

     (B) to the Class 1-A9 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

     (VI) sequentially, to the Class 1-A4 and Class 1-A8 Certificates, in that order, up to the amount necessary to reduce the aggregate Class Certificate Principal Balances thereof to the Class 1-A4 and Class 1-A8 Aggregate TAC Balance No. 2 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

     (VII) to the Class 1-A3C Component, up to the amount necessary to reduce the Component Principal Balance thereof to the Class 1-A3 TAC Component Balance No. 2 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

     (VIII) to the Class 1-A4 and Class 1-A8 Certificates and the Class 1-A3C Component, in the following order of priority:

     (A) to the Class 1-A4 Certificates, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

     (B) to the Class 1-A8 Certificates, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

     (C) to the Class 1-A3C Component, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Component Principal Balance thereof has been reduced to zero; and

     (IX) sequentially, to the Class 1-A1 and Class 1-A2 Certificates and the Class 1-A3A Component, in that order, without regard to the Pool 1 PAC Balances Table for such Distribution Date, until the Class Certificate Principal Balances and Component Principal Balance, as applicable, thereof have each been reduced to zero; and

     (2) to the Class 1-PO Certificates, the Class 1-PO Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                                    EXHIBIT O

                           SENIOR PRINCIPAL PRIORITIES

                                     POOL 2

     third, to the classes of Pool 2 Senior Certificates entitled to principal distributions, in reduction of the Class Certificate Principal Balances thereof, to the extent of remaining Available Funds in respect of Pool 2, in the following order of priority:

     (1) to the Class 2-A1 through Class 2-A9 Certificates, the Pool 2 Senior Optimal Principal Amount for such Distribution Date, concurrently as follows:

     (a) to the Class 2-A3 Certificates, the Class 2-A3 Principal Distribution Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

     (b) to the Class 2-A1, Class 2-A2, Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8 and Class 2-A9 Certificates (together, the "Pool 2 Group I Senior Certificates"), the Pool 2 Senior Optimal Principal Amount less the Class 2-A3 Principal Distribution Amount for such Distribution Date, in the following order of priority:

     (i) to the Class 2-A1, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8 and Class 2-A9 Certificates, as follows:

     (A) approximately 39.3442622951% of the amount distributable pursuant to this clause (b)(i) to the Class 2-A1 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

     (B) approximately 60.6557377049% of the amount distributable pursuant to this clause (b)(i), sequentially, to the Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8 and Class 2-A9 Certificates, in that order, until the Class Certificate Principal Balances thereof have each been reduced to zero;

     (ii) to the Class 2-A2 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

     (iii) to the Class 2-A4 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

     (2) to the Class 2-PO Certificates, the Class 2-PO Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;